    As filed with the Securities and Exchange Commission on April 24, 1998


                                                      REGISTRATION NO. 333-09141

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW YORK                                  04-2845273
 (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

                   80 BROAD STREET, NEW YORK, NEW YORK 10004
                                 (212) 943-3855

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                                          COPIES TO:
                MARGARET HANKARD,                    DAVID N. BROWN, ESQ.
            SENIOR ASSOCIATE COUNSEL                 COVINGTON & BURLING
        C/O SUN LIFE ASSURANCE COMPANY OF        1201 PENNSYLVANIA AVENUE N.W.
                   CANADA (U.S.)                         P.O. BOX 7566
        RETIREMENT PRODUCTS AND SERVICES            WASHINGTON, D.C. 20044
                 ONE COPLEY PLACE                        (202) 662-5238
          BOSTON, MASSACHUSETTS  02116
                  (617) 348-9600


(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF AGENT FOR SERVICE)

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                        Post Effective Amendment No. 2 to
                       Registration Statement on Form S-2
                        Cross Reference Sheet Pursuant To
                           Regulation S-K, Item 501(b)


       Form S-2 Item Number
         and Caption                    Location in Prospectus; Caption
       --------------------             -------------------------------

 1. Forepart of the Registration        Cover Pages
    Statement and Outside Front
    Cover Page of Prospectus

 2. Inside Front and Outside Back       Cover Pages; Table of Contents
    Cover Pages of Prospectus

 3. Summary Information, Risk           Cover Pages (Summary); Expense
    Factors and Ratio of Earnings       Summary
    to Fixed Charges

 4. Use of Proceeds                     A Word About the Company, the
                                        Fixed Account, the Variable
                                        Account and the Series Fund

 5. Determination of Offering Price     Not Applicable

 6. Dilution                            Not Applicable

 7. Selling Security Holders            Not Applicable

 8. Plan of Distribution                Distribution of the Contracts

 9. Description of Securities to be     Cover Pages; A Word About the
    Registered                          Company, the Fixed Account, the
                                        Variable Account and the Series
                                        Fund; Purchase Payments and
                                        Contract Values During
                                        Accumulation Period; Cash
                                        Withdrawals, Withdrawal Charges
                                        and Market Value Adjustment;
                                        Other Contractual Provisions

10. Interests of Named Experts and      Not Applicable
    Counsel

11. Information with Respect to the     A Word About the Company, the
    Registrant                          Fixed Account, the Variable
                                        Account and the Series Fund;
                                        Other Contractual Provisions;
                                        Additional Information About the
                                        Company; The Company's Directors
                                        and Executive Officers; Legal
                                        Proceedings; Legal Matters;
                                        Financial Statements

12.  Incorporation of Certain           Cover Pages
     Information by Reference

13.  Disclosure of Commission           Not Applicable
     Position on Indemnification
     for Securities Act
     Liabilities

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS


Attached hereto and made a part hereof is the Prospectus dated May 1, 1998.

                                                                      PROSPECTUS
                                                                     MAY 1, 1998


                               REGATTA GOLD - NY

               --------------------------------------------------


    The individual flexible payment deferred annuity contracts (the "Contracts") offered by this Prospectus are designed for use in connection with personal retirement and deferred compensation plans, some of which may qualify as retirement programs under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Contracts are issued by Sun Life Insurance and Annuity Company of New York (the "Company"), a wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)"), having its Principal Executive Offices at 80 Broad Street, New York, New York, 10004, telephone (212) 943-3855 (Toll Free (800) 447-7569). The Contracts provide for the accumulation of values on either a variable basis, a fixed basis, or a fixed and variable basis. The Contracts provide that annuity payments will begin on a selected future date, and provide for fixed and variable annuity payments as elected. In some states, individual Contracts may be available on a variable basis only.


    The initial Purchase Payment must be at least $5,000 and each additional purchase payment must be at least $1,000 unless waived by the Company. The prior approval of the Company is required before it will accept a Purchase Payment in excess of $1,000,000.


    The Owner may elect to have Contract values accumulate on a fixed basis in the Fixed Account, which pays interest at the applicable Guaranteed Interest Rate(s) for the duration of the particular Guarantee Period(s) selected by the Owner, or on a variable basis in Sun Life (N.Y.) Variable Account C (the "Variable Account"), a separate account of the Company, or divided between the Fixed Account and the Variable Account. The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account uses its assets to purchase, at their net asset value, shares of a specific series of MFS/Sun Life Series Trust (the "Series Fund"), a mutual fund registered under the Investment Company Act of 1940, and advised by Massachusetts Financial Services Company, an affiliate of Sun Life (U.S.). Twenty-five series are available for investment under the
Contracts: (1) Bond Series; (2) Capital Appreciation Series; (3) Capital Opportunities Series (before May 1, 1998, called the Value Series); (4) Conservative Growth Series; (5) Emerging Growth Series; (6) Equity Income Series; (7) Government Securities Series; (8) High Yield Series; (9) International Growth Series; (10) International Growth and Income Series; (11) Managed Sectors Series; (12) Massachusetts Investors Growth Stock Series; (13) MFS/Foreign & Colonial Emerging Markets Equity Series; (14) Money Market Series;
(15) New Discovery Series; (16) Research Series; (17) Research Growth and Income Series; (18) Research International Series; (19) Strategic Income Series (20) Total Return Series; (21) Utilities Series; (22) World Asset Allocation Series;
(23) World Growth Series; (24) World Governments Series; and (25) World Total Return Series. The Bond Series, Equity Income Series, Massachusetts Investors Growth


                                                        (CONTINUED ON NEXT PAGE)

THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THIS PROSPECTUS CONTAINS THE BASIC INFORMATION YOU SHOULD KNOW BEFORE INVESTING IN A CONTRACT AND IS VALID ONLY WHEN ACCOMPANIED BY THE CURRENT PROSPECTUS OF MFS/SUN LIFE SERIES TRUST. YOU SHOULD RETAIN THESE PROSPECTUSES FOR FUTURE REFERENCE.


*ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY THE COMPANY MEANS RECEIPT AT ITS ANNUITY SERVICE MAILING ADDRESS, 80 BROAD STREET, NEW YORK, NEW YORK 10004.

Stock Series, New Discovery Series, Research International Series and Strategic Income Series are new series available for the first time on May 1, 1998. The Series Fund pays its investment adviser certain fees charged against the assets of each series. Contract values allocated to the Variable Account and the amount of variable annuity payments will vary to reflect the investment performance of the series of the Series Fund selected by the Owner and the deduction of the contract charges described under "How the Contract Charges Are Assessed" on page
27. For more information about the Series Fund, see "The Series Fund" on page 15 and the accompanying Series Fund prospectus.


    If the Owner elects to have values accumulated on a fixed basis, Purchase Payments are allocated to one or more Guarantee Periods made available by the Company in connection with the Fixed Account with durations of from one to ten years, as selected by the Owner. The Fixed Account is the general account of the Company (See "The Fixed Account" on page 13). The Company will credit interest at a rate of not less than three percent (3%) per year, compounded annually, to amounts allocated to the Fixed Account and guarantees these amounts at various interest rates (the "Guaranteed Interest Rates") for the duration of the Guarantee Period elected by the Owner, subject to the imposition of any applicable withdrawal charge, Market Value Adjustment, or account administration fee. The Company may not change a Guaranteed Interest Rate for the duration of the Guarantee Period; however, Guaranteed Interest Rates applicable to subsequent Guarantee Periods cannot be predicted and will be determined at the sole discretion of the Company (subject to the minimum guarantee of three percent (3%)). That part of the Contract relating to the Fixed Account is registered under the Securities Act of 1933, but the Fixed Account is not subject to the restrictions of the Investment Company Act of 1940.


    The Company does not deduct a sales charge from Purchase Payments. However, if any part of a Contract's Accumulation Account is withdrawn, a withdrawal charge (contingent deferred sales charge) may be assessed by the Company. This charge is intended to reimburse the Company for expenses relating to the distribution of the Contracts. A portion of the Contract's Account Value may be withdrawn in each Contract Year without the imposition of the withdrawal charge and after a Purchase Payment has been held by the Company for seven years it may be withdrawn without charge. Also, no withdrawal charge is assessed upon annuitization, upon payment of the death benefit, or upon transfers. Other amounts withdrawn, adjusted by any applicable Market Value Adjustment with respect to the Fixed Account, will be subject to a withdrawal charge ranging from 6% to 0%. In no event will the withdrawal charges exceed 6% of Purchase Payments (See "Withdrawal Charges" on page 24).



    In addition, any cash withdrawal of amounts allocated to the Fixed Account, other than a withdrawal effective within 30 days prior to the Expiration Date of the applicable Guarantee Period or the withdrawal of interest credited to a Guarantee Amount during the current Contract Year, will be subject to a Market Value Adjustment. The Market Value Adjustment will reflect the relationship between the Current Rate (which is the Guaranteed Interest Rate currently declared by the Company for Guarantee Periods equal to the balance of the Guarantee Period applicable to the amount being withdrawn) and the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is lower than the Current Rate, then the application of the Market Value Adjustment will result in a lower payment upon withdrawal. Similarly, if the Guaranteed Interest Rate is higher than the Current Rate, the application of the Market Value Adjustment will result in a higher payment upon withdrawal (See "Market Value Adjustment" on page 26).


    The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company.


    Special restrictions on withdrawals apply to Contracts used in connection with Tax Sheltered Annuities established pursuant to Section 403(b) of the Internal Revenue Code (See "Section 403(b) Annuities" on page 25).



    In addition, under certain circumstances withdrawals may result in tax penalties (See "Federal Tax Status"). For a discussion of cash withdrawals, withdrawal charges and the Market Value Adjustment, see "Cash Withdrawals, Withdrawal Charges and Market Value Adjustment" on page 23.

    On each Contract Anniversary and upon surrender of a Contract for full value the Company will deduct an annual account administration fee ("Account Fee") of $30 from the Contract's Accumulation Account. After the Annuity Commencement Date the Account Fee will be deducted on an equal basis from each variable annuity payment made during the year. The Account Fee may be waived by the Company under certain circumstances. In addition, the Company makes a deduction from the Variable Account at the end of each Valuation Period at an effective annual rate of 0.15% of the daily net assets of the Variable Account. These charges are to reimburse the Company for administrative expenses related to the issue and maintenance of the Contracts. (See "Administrative Charges" on page
28).



    The Company also deducts a mortality and expense risk charge at the end of each Valuation Period equal to an effective annual rate of 1.25% of the daily net assets of the Variable Account for mortality and expense risks assumed by the Company (See "Mortality and Expense Risk Charge" on page 28).



    In the event of the death of the Annuitant prior to the Annuity Commencement Date, the Company will pay a death benefit to the Beneficiary. If the death of the Annuitant occurs on or after the Annuity Commencement Date, no death benefit will be payable except as may be provided under the Annuity Option elected (See "Death Benefit" on page 26).



    Annuity Payments will begin on the Annuity Commencement Date. The Owner selects the Annuity Commencement Date, frequency of payments and the Annuity Option (See "Annuity Provisions" on page 29).



    Premium taxes, if any, payable to any governmental entity will be charged against the Contracts (See "Premium Taxes" on page 28).



    Subject to certain conditions, and during the Accumulation Period, the Owner may transfer amounts among the Sub-Accounts or Guarantee Periods available under the Contract. Transfers (except of interest credited during the current Contract Year to the Guarantee Amount transferred and automatic transfers in connection with an approved dollar cost averaging program) from or within the Fixed Account will be subject to the Market Value Adjustment unless the transfer is effective within 30 days prior to the Expiration Date of the amount transferred and other restrictions may apply (See "Transfer Privilege; Telephone Transfers; Restriction on Market Timers" on page 22).



    After the Annuity Commencement Date, the Payee may, subject to certain restrictions, exchange the value of a designated number of Annuity Units of particular Sub-Accounts then credited with respect to the particular Payee for other Annuity Units, the value of which would be such that the dollar amount of an annuity payment made on the date of the exchange would be unaffected by the fact of the exchange (See "Exchange of Variable Annuity Units" on page 31).



    The Company will vote Series Fund shares held by the Sub-Accounts at meetings of shareholders of the Series Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. The Owner is the person having the right to give voting instructions prior to the Annuity Commencement Date. On or after the Annuity Commencement Date the Payee is the person having such voting rights. Any shares attributable to the Company and Series Fund shares for which no timely voting instructions are received will be voted by the Company in the same proportion as the shares for which instructions are received from persons having such right (See "Voting of Series Fund Shares" on page 33).



    The Company will furnish Owners with certain reports and statements described under "Periodic Reports" on page 34. Such reports, other than prospectuses, will not include the Company's financial statements.



    If the Owner is not satisfied with the Contract it may be returned to the Company within ten days after it was received by the Owner. When the Company receives the returned Contract it will be cancelled and the value of the Contract's Accumulation Account at the end of the Valuation Period during which the Contract was delivered or mailed to the Company at its Annuity Service Mailing Adress will be refunded to the Owner (See "Right to Return" on page 35).

                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional Offices located at 75 Park Place, New York, New York and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a WebSite that contains reports, proxy and information statements and other information about the Company, which files such documents electronically with the Commission, at the following address: http://www.sec.gov.


    The Company has filed registration statements (the "Registration Statements") with the Commission under the Securities Act of 1933 relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statements and does not contain all of the information set forth in the Registration Statements and exhibits thereto, and reference is hereby made to such Registration Statements and exhibits for further information relating to the Company and the Contracts. The Registration Statements and the exhibits thereto may be inspected and copied, and copies can be obtained at prescribed rates, in the manner set forth in the preceding paragraph.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The Annual Report on Form 10-K for the year ended December 31, 1997 heretofore filed by the Company with the Commission under the 1934 Act is incorporated by reference in this Prospectus.



    Any statement contained in a document incorporated herein by reference shall be deemed modified or superseded hereby to the extent that a statement contained in a later-filed document or herein shall modify or supersede such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



    The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to Steven I. Rosenthal, Accounting and Administrative Officer, Sun Life Insurance and Annuity Company of New York, 80 Broad Street, New York, New York, 10004, telephone (212) 943-3855 or (800) 447-7569.

                               TABLE OF CONTENTS


                                                                                                                PAGE
Definitions                                                                                                           7
Expense Summary                                                                                                       9
Condensed Financial Information--Accumulation Unit Values                                                            11
Performance Data                                                                                                     12
This Prospectus Is a Catalog of Facts                                                                                12
Uses of the Contracts                                                                                                12
A Word About the Company, the Fixed Account, the Variable Account and the Series Fund                                13
    The Company                                                                                                      13
    The Fixed Account                                                                                                13
    The Variable Account                                                                                             15
    The Series Fund                                                                                                  16
Purchase Payments and Contract Values During Accumulation Period                                                     18
    Purchase Payments                                                                                                18
    Variable Accumulation Value                                                                                      19
    Fixed Accumulation Value                                                                                         20
    Guarantee Periods                                                                                                20
    Guaranteed Interest Rates                                                                                        21
    Dollar Cost Averaging                                                                                            21
    Asset Allocation                                                                                                 22
    Transfer Privilege; Telephone Transfers; Restriction on Market Timers                                            22
    Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates                                               23
Cash Withdrawals, Withdrawal Charges and Market Value Adjustment                                                     23
    Cash Withdrawals                                                                                                 23
    Withdrawal Charges                                                                                               24
    Amount of Withdrawal Charge                                                                                      25
    Section 403(b) Annuities                                                                                         25
    Market Value Adjustment                                                                                          26
Death Benefit                                                                                                        26
    Death Benefit Provided by the Contracts                                                                          26
    Election and Effective Date of Election                                                                          26
    Payment of Death Benefit                                                                                         27
    Amount of Death Benefit                                                                                          27
How the Contract Charges Are Assessed                                                                                27
    Administrative Charges                                                                                           28
    Premium Taxes                                                                                                    28
    Mortality and Expense Risk Charge                                                                                28
    Withdrawal Charges                                                                                               29
Annuity Provisions                                                                                                   29
    Annuity Commencement Date                                                                                        29
    Election/Change of Annuity Option                                                                                29
    Annuity Options                                                                                                  30
    Determination of Annuity Payments                                                                                31
    Fixed Annuity Payments                                                                                           31
    Variable Annuity Payments                                                                                        31
    Annuity Unit Value                                                                                               31
    Exchange of Variable Annuity Units                                                                               31
    Annuity Payment Rates                                                                                            32

                                                                                                                PAGE
Other Contractual Provisions                                                                                         32
    Payment Limits                                                                                                   32
    Designation and Change of Beneficiary                                                                            32
    Exercise of Contract Rights                                                                                      32
    Change of Ownership                                                                                              32
    Death of Owner                                                                                                   33
    Voting of Series Fund Shares                                                                                     33
    Periodic Reports                                                                                                 34
    Substituted Securities                                                                                           34
    Change in Operation of Variable Account                                                                          35
    Splitting Units                                                                                                  35
    Modification                                                                                                     35
    Custodian                                                                                                        35
    Right to Return                                                                                                  35
Federal Tax Status                                                                                                   36
    Introduction                                                                                                     36
    Tax Treatment of the Company and the Variable Account                                                            36
    Taxation of Annuities in General                                                                                 36
    Qualified Retirement Plans                                                                                       38
    Pension and Profit-Sharing Plans                                                                                 38
    Tax-Sheltered Annuities                                                                                          38
    Individual Retirement Accounts                                                                                   38
    Roth IRAs                                                                                                        39
Administration of the Contracts                                                                                      39
Distribution of the Contracts                                                                                        39
Additional Information About the Company                                                                             40
    Selected Financial Data                                                                                          40
    Management's Discussion and Analysis of Financial Condition and Results of Operations                            40
    Reinsurance                                                                                                      40
    Reserves                                                                                                         40
    Investments                                                                                                      41
    Competition                                                                                                      41
    Employees                                                                                                        41
    Properties                                                                                                       41
The Company's Directors and Executive Officers                                                                       41
State Regulation                                                                                                     45
Legal Proceedings                                                                                                    45
Accountants                                                                                                          45
Registration Statements                                                                                              46
Financial Statements                                                                                                 46
Appendix A--Illustrative Examples                                                                                    73
Appendix B--Withdrawals, Withdrawal Charges and the Market Value Adjustment                                          74
Appendix C--Calculation of Performance Data; Advertising and Sales Literature                                        77

                                  DEFINITIONS

    The following terms as used in this Prospectus have the indicated meanings:

    ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of a Contract for any Valuation Period.

    ACCUMULATION ACCOUNT: An account established for the Contract to which Net Purchase Payments are credited.

    ACCUMULATION PERIOD: The period before the Annuity Commencement Date and during the lifetime of the Annuitant.


    *ANNUITANT: The person or persons named in the Application and on whose life the first annuity payment is to be made. The Owner may not designate a Co-Annuitant unless the Owner and the Annuitant are different persons. If more than one person is so named, all provisions of the Contract which are based on the death of the Annuitant will be based on the date of death of the last surviving of the persons so named. By example, the death benefit will become due only upon the death, prior to the Annuity Commencement Date, of the last survivor of the persons so named. Collectively, these persons are referred to in the Contract as "Annuitants." The Owner is not permitted to name a "Co-Annuitant" under a Qualified Contract.


    *ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment is to be made.

    *ANNUITY OPTION:  The method for making annuity payments.

    ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment.


    APPLICATION: The document signed by the Owner that evidences an Owner's application for the Contract.


    *BENEFICIARY: The person or entity having the right to receive the death benefit set forth in the Contract, and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code in the event of the Owner's death.

    COMPANY:  Sun Life Insurance and Annuity Company of New York.


    CONTRACT YEARS and CONTRACT ANNIVERSARIES: The first Contract Year shall be the period of 12 months plus a part of a month as measured from the Issue Date to the first day of the calendar month which follows the calendar month of issue. All Contract Years and Contract Anniversaries thereafter shall be 12 month periods based upon such first day of the calendar month which follows the calendar month of issue. If, for example, the Issue Date is in March, the first Contract Year will be determined from the Issue Date but will end on the last day of March in the following year; all other Contract Years and all Contract Anniversaries will be measured from April 1.


    DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

    EXPIRATION DATE:  The last day of a Guarantee Period.


    FIXED ACCOUNT: Those assets of the Company which are allocated to a non-unitized separate account established in conformance with New York law.


    FIXED ACCUMULATION UNIT VALUE: The sum of the values of all Guarantee Amounts credited to a Contract's Accumulation Account.

    FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

------------------------
*As specified in the Application, unless changed.

    GUARANTEE AMOUNT: Any portion of the Contract's Account Value allocated to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon).

    GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

    GUARANTEED INTEREST RATE: The rate of interest credited by the Company on a compound annual basis during any Guarantee Period.

    INTERNAL REVENUE CODE (CODE): The Internal Revenue Code of 1986, as amended.

    ISSUE DATE:  The date on which the Contract becomes effective.

    NET PURCHASE PAYMENT: That portion of a Purchase Payment which remains after deduction of any applicable premium or similar tax.


    NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Contract must be owned by a natural person or by a trust or other entity as agent for a natural person for the Contract to receive favorable income tax treatment as an annuity.


    *OWNER: The person, persons or entity entitled to the ownership rights stated in the Contract and in whose name or names the Contract is issued.

    PAYEE: The recipient of payments under the Contract. The term may include an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.


    PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by the Contract.



    QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which receives favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code.


    RECEIPT: Receipt by the Company at its Annuity Service Mailing Address shown on the cover of this Prospectus.

    SERIES FUND:  MFS/Sun Life Series Trust.


    SEVEN YEAR ANNIVERSARY: The seventh Contract Anniversary and each succeeding Contract Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Contract Anniversaries.


    SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific series or sub-series of the Series Fund.

    VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit and Annuity Unit values to the next subsequent determination of these values. Such determination shall be made as of the close of the New York Stock Exchange on each day the Exchange is open for trading and on such other days on which there is a sufficient degree of trading in the portfolio securities of the Variable Account so that the values of Variable Accumulation Units and Annuity Units might be materially affected.

    VARIABLE ACCOUNT: A separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

    VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of the value of the variable portion of a Contract's Accumulation Account.

    VARIABLE ACCUMULATION VALUE: The sum of the value of all Variable Accumulation Units credited to a Contract's Accumulation Account.

    VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Variable Account.

------------------------
*As specified in the Application, unless changed.

                                EXPENSE SUMMARY


    The purpose of the following table and Examples is to help Owners and prospective purchasers of the Contracts to understand the costs and expenses that are borne, directly and indirectly, by Owners WHEN PURCHASE PAYMENTS ARE ALLOCATED TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of the Series Fund. The information set forth should be considered together with the narrative provided under the heading "How the Contract Charges Are Assessed" in this Prospectus, and with the Series Fund's prospectus. In addition to the expenses listed below, premium taxes may be applicable if the Owner is other than a New York State resident.



                          SUMMARY OF CONTRACT EXPENSES



 OWNER TRANSACTION EXPENSES
 Sales Load Imposed on Purchases.........   $ 0
 Deferred Sales Load (as a percentage of
   Purchase Payments
    withdrawn) (1)
   Number of Complete Account Years
    Purchase Payment in Account
     0-1.................................     6%
     2-3.................................     5%
     4-5.................................     4%
     6...................................     3%
     7 or more...........................     0%
 Exchange fee (2)........................   $ 0
 ANNUAL ACCOUNT FEE...............$30 Per
   Accumulation Account
   (3)
 SEPARATE ACCOUNT ANNUAL EXPENSES (as a
   percentage of average separate account
   assets)
 Mortality and Expense Risk Fees.........  1.25%
 Administrative Expense Charge...........  0.15%
 Other Fees and Expenses of the Separate
   Account...............................  0.00%
 Total Separate Account Annual
   Expenses..............................  1.40%


------------


(1) A portion of the Participant's Account may be withdrawn each year without imposition of any withdrawal charge, and after a Purchase Payment has been held by the Company for seven years it may be withdrawn free of any withdrawal charge.



(2) A Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.



(3) The Annual Account Fee is the lesser of $30 and 2% of the Participant's Account Value in Account Years one through five; thereafter, the fee may be changed annually, but it may not exceed the lesser of $50 and 2% of the Participant's Account Value.



                     SERIES UNDERLYING FUND ANNUAL EXPENSES
            (AS A PERCENTAGE OF AVERAGE SEPARATE ACCOUNT NET ASSETS)



                                              MANAGEMENT          OTHER        TOTAL FUND
                                                 FEES           EXPENSES        EXPENSES
                                           -----------------  -------------  --------------
 Bond Series (1).........................          0.60%            0.40%           1.00%
 Capital Appreciation Series.............          0.73%            0.05%           0.78%
 Capital Opportunities Series (2)........          0.75%            0.02%           0.77%
 Conservative Growth Series..............          0.55%            0.06%           0.61%
 Emerging Growth Series..................          0.73%            0.08%           0.81%
 Equity Income Series (1)................          0.75%            0.25%           1.00%
 Government Securities Series............          0.55%            0.08%           0.63%
 High Yield Series.......................          0.75%            0.09%           0.84%
 International Growth and Income
   Series................................          0.97%            0.32%           1.29%
 International Growth Series.............          0.97%            0.25%           1.22%
 Managed Sectors Series..................          0.74%            0.08%           0.62%
 Massachusetts Investors Growth Stock
   Series (1)............................          0.75%            0.25%           1.00%
 MFS/Foreign & Colonial Emerging Markets
   Equity Series.........................          1.25%            0.30%           1.55%
 Money Market Series.....................          0.50%            0.07%           0.57%
 New Discovery Series (1)................          0.90%            0.35%           1.25%
 Research Series.........................          0.72%            0.07%           0.79%
 Research Growth and Income Series.......          0.75%            0.75%(3)        1.50%
 Research International Series (1).......          1.00%            0.50%           1.50%
 Strategic Income Series (1).............          0.75%            0.50%           1.25%
 Total Return Series.....................          0.66%            0.05%           0.71%
 Utilities Series........................          0.75%            0.11%           0.86%
 World Asset Allocation Series...........          0.75%            0.17%           0.92%
 World Growth Series.....................          0.90%            0.12%           1.02%
 World Government Series.................          0.75%            0.16%           0.91%
 World Total Return Series...............          0.75%            0.29%           1.04%


------------


(1) Other expenses of the Bond Series, Equity Income Series, Massachusetts Investors Growth Stock Series, New Discovery Series, Research International Series and Strategic Income Series are based on estimated amounts for the current fiscal year. The Series Fund's investment adviser (the "Adviser") has agreed to bear the expenses of these Series so that "other expenses" (defined to include all series expenses except for management fees, taxes, extraordinary expenses, brokerage and transaction costs) do not exceed 0.40%, 0.25%, 0.25%, 0.35%, 0.50% and 0.50% of the average daily net assets of these series, respectively on an annualized basis, as more fully described in the Series Fund's prospectus. Absent such reimbursement, total expenses of these series are expected to have been as follows: Bond Series--1.25%; Equity Income Series--1.40%; Massachusetts Investors Growth Stock Series--1.40%; New Discovery Series--1.55%; Research International Series--1.65%; and Strategic Income Series--1.40%.



(2) Before May 1, 1998, called the Value Series.



(3) Other expenses of the Research Growth and Income Series, which commenced operations on May 13, 1997, are based on estimated amounts for the current fiscal year.

                                    EXAMPLES


    If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:


                                                           1 YEAR       3 YEARS      5 YEARS     10 YEARS
                                                         -----------  -----------  -----------  -----------
Bond Series                                               $      78    $     120    $     164    $     274
Capital Appreciation Series                               $      76    $     113    $     153    $     251
Capital Opportunities Series                              $      76    $      76    $     152    $     250
Conservative Growth Series                                $      74    $     108    $     144    $     234
Emerging Growth Series                                    $      76    $     114    $     154    $     254
Equity Income Series                                      $      78    $     120    $     164    $     274
Government Securities Series                              $      75    $     109    $     145    $     236
High Yield Series                                         $      77    $     115    $     156    $     257
International Growth and Income Series                    $      80    $     126    $     175    $     295
International Growth Series                               $      81    $     129    $     178    $     302
Managed Sectors Series                                    $      77    $     114    $     155    $     255
Massachusetts Investors Growth Stock Series               $      78    $     120    $     164    $     274
MFS/Foreign & Colonial Emerging Markets Equity Series     $      76    $     136    $     191    $     327
Money Market Series                                       $      74    $     107    $     142    $     230
New Discovery Series                                      $      81    $     127    $     177    $     298
Research Series                                           $      76    $     114    $     153    $     252
Research Growth and Income Series                         $      83    $     135    $     189    $     322
Research International Series                             $      83    $     135    $     189    $     322
Strategic Income Series                                   $      81    $     127    $     177    $     298
Total Return Series                                       $      75    $     111    $     149    $     244
Utilities Series                                          $      77    $     116    $     157    $     260
World Asset Allocation Series                             $      78    $     117    $     160    $     266
World Governments Series                                  $      77    $     117    $     160    $     265
World Growth Series                                       $      79    $     120    $     165    $     276
World Total Return Series                                 $      79    $     121    $     166    $     278


    If you do not surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a 1,000 investment, assuming a 5% annual return on assets:


                                                           1 YEAR       3 YEARS      5 YEARS     10 YEARS
                                                         -----------  -----------  -----------  -----------
Bond Series                                               $      24    $      75    $     128    $     274
Capital Appreciation Series                               $      22    $      68    $     117    $     251
Capital Opportunities Series                              $      22    $      68    $     116    $     250
Conservative Growth Series                                $      20    $      63    $     108    $     234
Emerging Growth Series                                    $      22    $      69    $     118    $     254
Equity Income Series                                      $      24    $      75    $     128    $     274
MFS/Foreign & Colonial Emerging Markets Equity Series     $      30    $      91    $     155    $     327
Government Securities Series                              $      21    $      64    $     109    $     236
High Yield Series                                         $      23    $      70    $     120    $     257
International Growth and Income Series                    $      26    $      81    $     139    $     295
International Growth Series                               $      27    $      84    $     142    $     302
Managed Sectors Series                                    $      23    $      69    $     119    $     255
Massachusetts Investors Growth Stock Series               $      24    $      75    $     128    $     274
Money Market Series                                       $      20    $      62    $     106    $     230
New Discovery Series                                      $      27    $      82    $     141    $     298
Research Series                                           $      22    $      69    $     117    $     252
Research Growth and Income Series                         $      28    $      90    $     153    $     322
Research International Series                             $      29    $      90    $     153    $     322
Strategic Income Series                                   $      27    $      82    $     141    $     298
Total Return Series                                       $      21    $      66    $     113    $     244
Utilities Series                                          $      23    $      71    $     121    $     260
World Asset Allocation Series                             $      24    $      72    $     124    $     265
World Governments Series                                  $      23    $      72    $     124    $     265
World Growth Series                                       $      25    $      75    $     129    $     276
World Total Return Series                                 $      25    $      76    $     130    $     278



    THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.

          CONDENSED FINANCIAL INFORMATION -- ACCUMULATION UNIT VALUES


    The following information should be read in conjunction with the Variable Account's financial statements appearing elsewhere in this prospectus, all of which have been audited by Deloitte & Touche LLP, independent certified public accountants.


                             PERIOD ENDED
                             DECEMBER 31,
                                1996**         1997
                            --------------  ----------
CAPITAL APPRECIATION
 SERIES
  Unit Value
    Beginning of period...   $     10.000*** $  11.2208
    End of period.........   $    11.2208   $  13.6249
  Units outstanding end of
   period.................        401,401      933,956
CAPITAL OPPORTUNITIES
 SERIES*
  Unit Value
    Beginning of period...        --        $  10.0000***
    End of period.........        --        $  10.8511
  Units outstanding end of
   period.................        --            61,777
CONSERVATIVE GROWTH SERIES
  Unit Value
    Beginning of period...   $     10.000*** $  11.2287
    End of period.........   $    11.2287   $  14.6125
  Units outstanding end of
   period.................        347,210    1,722,218

EMERGING GROWTH SERIES
  Unit Value
    Beginning of period...   $     10.000*** $  10.5475
    End of period.........   $    10.5475   $  12.6847
  Units outstanding end of
   period.................        335,404      966,583
GOVERNMENT SECURITIES
 SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.2283
    End of period.........   $    10.2283   $  10,9695
  Units outstanding end of
   period.................         40,062      168,798
HIGH YIELD SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.5902
    End of period.........   $    10.5092   $  11.8237
  Units outstanding end of
   period.................        109,992      482,767

INTERNATIONAL GROWTH
 SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.2062
    End of period.........   $    10.2062   $  10.7213
  Units outstanding end of
   period.................         56,408      188,749

INTERNATIONAL GROWTH AND
 INCOME SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.2062
    End of period.........   $    10.2062   $   9.3612
  Units outstanding end of
   period.................        --             9,227

                             PERIOD ENDED
                             DECEMBER 31,
                                1996**         1997
                            --------------  ----------

MANAGED SECTORS SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  11.3497
    End of period.........   $    11.3497   $  14.0620
  Units outstanding end of
   period.................         92,171      251,868
MFS/FOREIGN & COLONIAL
 EMERGING MARKETS EQUITY
 SERIES
  Unit Value
    Beginning of period...        --        $  10.0000***
    End of period.........        --        $   8.7203
  Units outstanding end of
   period.................        --            41,861
MONEY MARKET SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.1193
    End of period.........   $    10.1193   $  10.4857
  Units outstanding end of
   period.................        244,386      395,655
RESEARCH EQUITY SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  11.1263
    End of period.........   $    11.1263   $  13.2588
  Units outstanding end of
   period.................        386,810    1,478,012
RESEARCH GROWTH AND INCOME
 SERIES
  Unit Value
    Beginning of period...        --        $  10.0000***
    End of period.........        --        $  10.7234
  Units outstanding end of
   period.................        --            59,221
TOTAL RETURN SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.7617
    End of period.........   $    10.7617   $  12.9446
  Units outstanding end of
   period.................        321,897    1,288,455
UTILITIES SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  11.1898
    End of period.........   $    11.1898   $  14.6470
  Units outstanding end of
   period.................         45,474      187,310
WORLD ASSET ALLOCATION
 SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.6551
    End of period.........   $    10.6551   $  11.6505
  Units outstanding end of
   period.................         39,223      215,473
WORLD GOVERNMENTS SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.2412
    End of period.........   $    10.2412   $  10.0221
  Units outstanding end of
   period.................         30,008       73,436

                             PERIOD ENDED
                             DECEMBER 31,
                                1996**         1997
                            --------------  ----------
WORLD GROWTH SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.4190
    End of period.........   $    10.4190   $  11.8491
  Units outstanding end of
   period.................         94,134      324,362
                             PERIOD ENDED
                             DECEMBER 31,
                                1996**         1997
                            --------------  ----------
WORLD TOTAL RETURN SERIES
  Unit Value
    Beginning of period...   $    10.0000*** $  10.6202
    End of period.........   $    10.6202   $  11.9033
  Units outstanding end of
   period.................         24,306      181,210



  * Prior to May 1, 1998, the Series was known as the Value Fund.


 ** From January 1, 1996 to December 31, 1996.


*** Unit value on the date of commencement of operations of the respective
    Sub-Account.


                                PERFORMANCE DATA


    From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance data relating to the Sub-Accounts. Performance data will consist of total return quotations which will always include quotations for the period subsequent to the date each Sub-Account became available for investment under the Contracts, and for recent one year and, when applicable, five and ten year periods. Such quotations for such periods will be the average annual rates of return required for an initial Purchase Payment of $1,000 to equal the actual variable accumulation value attributable to such Purchase Payment on the last day of the period, after reflection of all applicable withdrawal and Contract charges. In addition, the Variable Account may calculate non-standardized rates of return that do not reflect withdrawal and Contract charges. Results calculated without withdrawal and/or Contract charges will be higher. Performance figures used by the Variable Account are based on the actual historical performance of the Series Fund for specified periods, and the figures are not intended to indicate future performance. The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More detailed information on the computations is set forth in Appendix C.


                     THIS PROSPECTUS IS A CATALOG OF FACTS


    This Prospectus contains information about the Contracts which provide fixed benefits, variable benefits or a combination of both. It describes the Contracts' uses and objectives, their benefits and costs, and the rights and privileges of the Owner. It also contains information about the Company, the Variable Account, the Fixed Account and the Series Fund. It has been carefully prepared in non-technical language to help you decide whether the purchase of a Contract will fit the needs of your retirement plan. We urge you to read it carefully and retain it for future reference. The Contracts have appropriate provisions relating to variable and fixed accumulation values and variable and fixed annuity payments. A Variable Annuity and a Fixed Annuity have certain similarities. Both provide that Purchase Payments, less certain deductions, will be accumulated prior to the Annuity Commencement Date. After the Annuity Commencement Date, annuity payments will be made to the Annuitant. The Company assumes the mortality and expense risks under the Contracts, for which it receives certain amounts. The significant difference between a Variable Annuity and a Fixed Annuity is that under a Variable Annuity, all investment risk is assumed by the Owner or Payee and the amounts of the annuity payments vary with the investment performance of the Variable Account; under a Fixed Annuity, the investment risk is assumed by the Company (except in the case of early withdrawals (See "Cash Withdrawals" and "Market Value Adjustment")) and the amounts of the annuity payments do not vary. However, the Owner bears the risk that the Guaranteed Interest Rate to be credited on amounts allocated to the Fixed Account may not exceed the minimum guaranteed rate of 3% for any Guarantee Period.


                              USES OF THE CONTRACT


    The Contracts are designed for use in connection with retirement plans which meet the requirements of Section 401 (including Section 401(k)), Section 403,
Section 408(b), Section 408(c), Section 408(k), Section 408(p) of the Internal Revenue Code, However, the Company may discontinue offering new Contracts in connection with certain types of qualified plans. In addition, the Company may begin offering Owners of Contracts used in connection with individual retirement plans under Section 408 the opportunity to convert the Contracts into Contracts used in connection with Roth IRAs under Section 408A of the Code, and may also begin offering new Contracts for use in connection with Roth IRAs. Certain federal tax advantages are currently available to retirement plans which qualify as (1) self-employed individuals' retirement plans under Section 401; (2) corporate or association retirement plans under Section 401; (3) annuity purchase plans sponsored by certain tax exempt organizations or public school systems under Section 403(b); or (4) individual retirement accounts, including employer or association of employees individual retirement accounts under
Section 408(c), SEP-IRAs under Section 408(k), Simple Retirement Accounts under
Section 408(p), and Roth IRAs under Section 408A (See "Federal Tax Status").



    The Contracts are also designed so that they may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law.


                           A WORD ABOUT THE COMPANY,
          THE FIXED ACCOUNT, THE VARIABLE ACCOUNT AND THE SERIES FUND

THE COMPANY

    The Company is a stock life insurance company incorporated under the laws of New York on May 25, 1983. Its Home Office is located at 80 Broad Street, New York, New York, 10004, telephone (212) 943-3855. The Company currently issues individual fixed and combination fixed/variable annuity contracts and group life and long-term disability insurance only in the State of New York.


    The Company is a wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.) ("Sun Life of Canada (U.S.)"), a stock life insurance company incorporated in Delaware and having its Executive Office at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181. Sun Life of Canada (U.S.) has obtained authorization to do business in 48 states, the District of Columbia and Puerto Rico, and it is anticipated that it will be authorized to do business in all states except New York. Sun Life of Canada (U.S.) issues life insurance policies and individual and group annuities. Sun Life of Canada (U.S.)'s other active subsidiaries are Sun Capital Advisers, Inc., a registered investment adviser; Clarendon Insurance Agency, Inc., a registered broker-dealer that acts as the general distributor of the Contracts and other annuity and life insurance contracts issued by Sun Life of Canada (U.S.) and its affiliates; Sun Life of Canada (U.S.) Distributors, Inc., a registered broker-dealer and investment adviser; New London Trust, F.S.B., a federally chartered savings bank; Sun Life Financial Services Limited, which provides off-shore administrative services to Sun Life of Canada (U.S.) and its ultimate parent, and Massachusetts Casualty Insurance Company, which issues individual disability income policies.



    Sun Life of Canada (U.S.) is a wholly-owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc., which on December 18, 1997, became a wholly-owned subsidiary of Sun Life Assurance Company of Canada--U.S. Operations, Holdings, Inc, ("U.S. Holdco"). U.S. Holdco is a wholly-owned subsidiary of Sun Life Assurance Company of Canada, 150 King Street West, Toronto, Ontario, Canada ("Sun Life (Canada)"). Sun Life (Canada) is a mutual life insurance company incorporated pursuant to an Act of Parliament of Canada in 1865 and currently transacts business in all of the Canadian provinces and territories, all U.S. states except New York, the District of Columbia, Puerto Rico, the Virgin Islands, Great Britain, Ireland, Hong Kong, Bermuda and the Philippines.


THE FIXED ACCOUNT


    The Fixed Account consists of those assets of the Company which are allocated to a non-unitized separate account established in conformance with New York law. Any portion of the Net Purchase Payment allocated by the Owner to a Guarantee Period(s) will become part of the Fixed Account. Any obligation of the Fixed Account will be paid, first, from those assets which are allocated to the Fixed Account and the excess, if any, will be paid from the general account of the Company.



    In addition, all or part of the Contract's Account Value may be transferred to Guarantee Periods available under the Contract as described under "Transfer Privilege; Telephone Transfers; Restrictions on Market Timers" on page 21. Assets supporting amounts allocated to Guarantee Periods become part of the Company's general account assets and are available to fund the claims of all classes of customers of the Company, including claims for benefits under the Contracts.

    The Company will invest the assets of the Fixed Account in those assets chosen by the Company and allowed by the laws of the State of New York regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.


    The Company intends to invest the assets of the Fixed Account primarily in debt instruments as follows: (1) Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; (2) Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service; (3) Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and other corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; and (4) Other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate. Notwithstanding the foregoing, the Company may also invest a portion of the Fixed Account in below investment grade debt instruments. Instruments rated Baa and/or BBB or lower normally involve a higher risk of default and are less liquid than higher rated instruments. If the rating of an investment grade debt security held by the Company is subsequently downgraded to below investment grade, the decision to retain or dispose of the security will be made based upon the Company's evaluation of the individual circumstances surrounding the downgrading and the prospects for continued deterioration, stabilization and/or improvement.


    The Company is not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. Investment income from such Fixed Account assets will be allocated between the Company and all contracts participating in the Fixed Account, including the Contracts offered by this Prospectus, in accordance with the terms of such contracts.

    Fixed annuity payments made to Annuitants under the Contracts will not be affected by the mortality experience (death rate) of persons receiving such payments or of the general population. The Company assumes this "mortality risk" by virtue of annuity rates incorporated in the Contract which cannot be changed. In addition, the Company guarantees that it will not increase charges for maintenance of the Contracts, regardless of its actual expenses.


    Investment income from the Fixed Account allocated to the Company includes compensation for mortality and expense risks and administrative expenses borne by the Company in connection with contracts participating in the Fixed Account. The Company expects to derive a profit from this compensation. The amount of investment income allocated to the Contracts will vary from Guarantee Period to Guarantee Period in the sole discretion of the Company. However, the Company guarantees that it will credit interest at a rate of not less than three percent (3%) per year, compounded annually, to amounts allocated to the Fixed Account under the Contract. The Company may credit interest at a rate in excess of three percent (3%) per year; however, the Company is not obligated to credit any interest in excess of three percent (3%) per year. There is no specific formula for the determination of excess interest credits. Such credits, if any, will be determined by the Company based on information as to expected investment yields. Some of the factors that the Company may consider in determining whether to credit interest to amounts allocated to the Fixed Account and the amount thereof, are: general economic trends; rates of return currently available and anticipated on the Company's investments; regulatory and tax requirements; and competitive factors. The Company's general investment strategy will be to invest amounts allocated to the Fixed Account in investment-grade debt securities and mortgages using immunization strategies with respect to the applicable Guarantee Periods. This includes, with respect to investments and average terms of investments, using dedication (cash flow matching) and/or duration matching to minimize the Company's risk of not achieving the rates it is crediting under Guarantee Periods in volatile interest rate environments. ANY INTEREST CREDITED TO AMOUNTS ALLOCATED TO THE FIXED ACCOUNT IN EXCESS OF 3% PER YEAR WILL BE

DETERMINED IN THE SOLE DISCRETION OF THE COMPANY. THE OWNER ASSUMES THE RISK THAT INTEREST CREDITED ON AMOUNTS ALLOCATED TO THE FIXED ACCOUNT MAY NOT EXCEED THE MINIMUM GUARANTEE OF 3% FOR ANY GIVEN YEAR.


    The Company is aware of no statutory limitations on the maximum amount of interest it may credit, and the Company's Board of Directors has set no limitations. However, inherent in the Company's exercise of discretion in this regard is the equitable allocation of distributable earnings and surplus among its various policyholders and contract owners and to its sole stockholder.


THE VARIABLE ACCOUNT


    The basic objective of a variable annuity contract is to provide variable annuity payments which will be to some degree responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from various types of investments. The Contracts are designed to seek to accomplish this objective by providing that variable annuity payments
(1) will reflect the investment performance of the Variable Account with respect to amounts allocated to the Variable Account before the Annuity Commencement Date and (2) will reflect the investment performance of the Variable Account after that date. Since the Variable Account is always fully invested in Series Fund shares, its investment performance reflects the investment performance of the Series Fund. Values of Series Fund shares held by the Variable Account fluctuate and are subject to the risks of changing economic conditions as well as the risk inherent in the ability of the Series Fund's management to make necessary changes in its portfolios to anticipate changes in economic conditions. Therefore, the Owner bears the entire investment risk that the basic objectives of the Contract may not be realized, and that the adverse effects of inflation may not be lessened and there can be no assurance that the aggregate amount of variable annuity payments will equal or exceed the aggregate amount of Purchase Payments for the reasons described above or because of the premature death of a Payee.



    Another important feature of the Contracts related to their basic objectives is the Company's promise that the dollar amount of variable annuity payments made during the lifetime of the Payee will not be adversely affected by the actual mortality experience of the Company or by the actual expenses incurred by the Company in excess of expense deductions provided for in the Contracts.


    Sun Life (N.Y.) Variable Account C (the "Variable Account") was established by the Company as a separate account on October 18, 1985 pursuant to a resolution of its Board of Directors. Under New York insurance law and under the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and such other variable annuity contracts issued by the Company and designated by it as providing benefits which vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business conducted by the Company, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.


    The Variable Account meets the definition of a "separate account" under the federal securities laws and is registered as a unit investment trust under the Investment Company Act of 1940. Registration with the Securities and Exchange Commission does not involve supervision by the Commission of the management or investment practices or policies of the Variable Account or of the Company.


    The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific series of the Series Fund. All amounts allocated to the Variable Account will be used to purchase Series Fund shares as designated by the Owner at their net asset value. Any and all distributions made by the Series Fund with respect to the shares held by the Variable Account will be reinvested to purchase additional shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Series Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Series Fund shares at all times.

THE SERIES FUND


    MFS/Sun Life Series Trust (the "Series Fund") is an open-end investment management company registered under the Investment Company Act of 1940. Currently shares of the Series Fund are also sold to other separate accounts established by the Company and Sun Life of Canada (U.S.) in connection with individual and group variable annuity contracts and variable life insurance contracts. In the future, shares of the Series Fund may be sold to other separate accounts established by the Company or its affiliates to fund other variable annuity or variable life insurance contracts. The Company and its affiliates will be responsible for reporting to the Series Fund's Board of Trustees any potential or existing conflicts between the interests of variable annuity contract owners and the interests of owners of variable life insurance contracts that provide for investment in shares of the Series Fund. The Board of Trustees, a majority of whom are not "interested persons" of the Series Fund (as that term is defined in the Investment Company Act of 1940), also intends to monitor the Series Fund to identify the existence of any such irreconcilable material conflicts and to determine what action, if any, should be taken by the Series Fund and/or the Company and its affiliates (See "Management of the Series Fund" in the Series Fund prospectus).



    The Series Fund is composed of 26 independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in 26 series, each corresponding to one of the portfolios; however, the Contracts currently provide for investment only in shares of the 25 series of the Series Fund described below. Additional portfolios, which may or may not be available for investment by the Variable Account, may be added to the Series Funds.



    (1) BOND SERIES will primarily seek as high a level of current income as is believed to be consistent with prudent investment risk; its secondary objective is to seek to protect shareholder capital.



    (2) CAPITAL APPRECIATION SERIES will seek capital appreciation by investing in securities of all types, with a major emphasis on common stocks.



    (3) CAPITAL OPPORTUNITIES SERIES will seek capital appreciation. (Before May 1, 1998, this series was called the Value Series.)



    (4) CONSERVATIVE GROWTH SERIES will seek long-term growth of capital and future income while providing more current dividend income than is normally obtainable from a portfolio of only growth stocks by investing a substantial proportion of its assets in the common stocks or securities convertible into common stocks of companies believed to possess better than average prospects for long-term growth and a smaller proportion of its assets in securities whose principal characteristic is income production.



    (5) EMERGING GROWTH SERIES will seek to provide long-term growth of capital by investing primarily (i.e. at least 80% of its assets under normal circumstances) in common stocks of emerging growth companies, including small and medium sized companies that are early in their life cycle but which have the potential to become major enterprises. Dividend and interest income from portfolio securities, if any, is incidental to its objective of long-term growth of capital.



    (6) EQUITY INCOME SERIES will primarily seek reasonable income by investing mainly in income producing securities; its secondary objective is to seek capital appreciation.



    (7) GOVERNMENT SECURITIES SERIES will seek current income and preservation of capital by investing in U.S. Government and Government-related Securities.



    (8) HIGH YIELD SERIES will seek high current income and capital appreciation by investing primarily in fixed income securities of U.S. and foreign issuers which may be in the lower rated categories or unrated (commonly known as "junk bonds") and which may include equity features. These securities generally involve greater volatility of price and risk to principal and income and less liquidity than securities in the higher rated categories. Any person contemplating allocating Purchase Payments to the Sub-Account investing in shares of the High Yield Series should review the risk disclosure in the Series Fund prospectus carefully and consider the investment risks involved.



    (9) INTERNATIONAL GROWTH SERIES will seek capital appreciation by investing, under normal market conditions, at least 65% of its total assets in equity securities of companies whose principal activities are outside the U.S. growing at rates expected to be well above the growth rate of the overall U.S. economy.



    (10) INTERNATIONAL GROWTH AND INCOME SERIES will seek capital appreciation and current income by investing, under normal market conditions, at least 65% of its total assets in equity and fixed income securities of issuers whose principal activities are outside the United States.



    (11) MANAGED SECTORS SERIES will seek capital appreciation by varying the weighting of its portfolio of common stocks among certain industry sectors. Dividend income, if any, is incidental to the objective of capital appreciation.



    (12) MASSACHUSETTS INVESTORS GROWTH STOCK SERIES will seek to provide long-term growth of capital and future income rather than current income.



    (13) MFS/FOREIGN & COLONIAL EMERGING MARKETS EQUITY SERIES will seek capital appreciation by investing, under normal market conditions, at least 65% of its total assets in equity securities of issuers whose principal activities are located in emerging market countries.



    (14) MONEY MARKET SERIES will seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in less than 13 months. An investment in this series is neither insured nor guaranteed by the U.S. Government. There can be no assurance that this series will be able to maintain a stable net asset value of $1.00 per share.



    (15) NEW DISCOVERY SERIES will seek capital appreciation by investing in equity securities of companies of any size which the series' investment adviser believes offer superior prospects for growth, and in particular, emphasizing companies in the developmental stages of their life cycle that offer the potential for accelerated earnings or revenue growth.



    (16) RESEARCH SERIES will seek to provide long-term growth of capital and future income.



    (17) RESEARCH GROWTH AND INCOME SERIES will seek to provide long-term growth of capital, current income and growth of income.



    (18) RESEARCH INTERNATIONAL SERIES will seek capital appreciation by investing in equity securities of companies whose principal activities are located outside the United States, as well as other securities offering an opportunity for capital appreciation.



    (19) STRATEGIC INCOME SERIES will seek to provide high current income by investing in fixed income securities and will seek to take advantage of opportunities to realize significant capital appreciation while maintaining a high level of current income. The series may invest up to 100% of its net assets in lower rated bonds (commonly known as "junk bonds") that entail greater risks, including default risks, than those found in higher rated securities. These bonds may be issued by domestic and foreign corporate issuers, as well as by foreign governments and their political subdivisions. Any person contemplating allocating Purchase Payments to the Sub-Account investing in shares of the Strategic Income Series should review the risk disclosure in the Series Fund prospectus carefully and consider the investment risks involved.



    (20) TOTAL RETURN SERIES will seek primarily to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital. Its secondary objective is to take advantage of opportunities for growth of capital and income. Assets will be allocated and reallocated from time to time between money market, fixed income and equity securities. Under normal market conditions, at least 25% of the Total Return Series' assets will be invested in fixed income securities and at least 40% and no more than 75% of its assets will be invested in equity securities.

    (21) UTILITIES SERIES will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing, under normal market conditions, at least 65% of its assets in equity and debt securities issued by both domestic and foreign utility companies.



    (22) WORLD ASSET ALLOCATION SERIES will seek total return over the long term through investments in foreign and domestic equity and fixed income securities and will also seek to have low volatility of share price (i.e. net asset value per share) and reduced risk (compared to an aggressive equity/fixed income portfolio).



    (23) WORLD GOVERNMENTS SERIES will seek moderate current income and preservation and growth of capital by investing in a portfolio of U.S. and Foreign Government Securities.



    (24) WORLD GROWTH SERIES will seek capital appreciation by investing in securities of companies worldwide growing at rates expected to be well above the growth rate of the overall U.S. economy.



    (25) WORLD TOTAL RETURN SERIES will seek total return by investing in securities which will provide above average current income (compared to a portfolio invested entirely in equity securities) and opportunities for long-term growth of capital and income. The series will invest primarily in global equity and fixed income securities (i.e. those of U.S. and non-U.S. issuers).



    The investment adviser of the Series Fund, Massachusetts Financial Services Company ("MFS"), is paid fees by the Series Fund for its services pursuant to investment advisory agreements. MFS, a Delaware corporation, is an affiliate of Sun Life of Canada (U.S.). MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or Sun Life (U.S.). MFS Institutional Advisors, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory agreements (including supervision of the sub-advisers noted below) is solely that of MFS. Neither the Company nor Sun Life of Canada (U.S.) undertakes any obligation in this regard.



    MFS has retained, as subadvisers to each of International Growth Series, MFS/Foreign & Colonial Emerging Markets Equity Series, and World Growth Series, Foreign & Colonial Management Limited and its subsidiary, Foreign & Colonial Emerging Markets Limited.



    A more detailed description of the Series Fund, its management, its investment objectives, policies and restrictions and its expenses may be found in the accompanying current prospectus of the Series Fund and in the Series Fund's Statement of Additional Information, which is available by calling 1-800-447-7569.


        PURCHASE PAYMENTS AND CONTRACT VALUES DURING ACCUMULATION PERIOD

PURCHASE PAYMENTS

(1) PLACE, AMOUNT AND FREQUENCY

    All Purchase Payments are to be paid to the Company at its Annuity Service Mailing Address. The amount of Purchase Payments may vary; however, the Company will not accept an initial Purchase Payment which is less than $5,000, and each additional Purchase Payment must be at least $1,000, unless waived by the Company. In addition, the prior approval of the Company is required before it will accept a Purchase Payment which would cause the value of a Contract's Accumulation Account to exceed $1,000,000. If a Contract's Account Value exceeds $1,000,000, no additional Purchase Payments will be accepted without the prior approval of the Company.

    The completed Application and the initial Purchase Payment are forwarded to the Company for acceptance. Upon acceptance, the Contract is issued to the Owner and the initial Purchase Payment is then credited to the Contract's Accumulation Account. The initial Purchase Payment must be applied within two business days of receipt by the Company of a completed Application. The Company may retain the Purchase Payment for up to five business days while attempting to complete an incomplete Application. If the Application cannot be made complete within five business days, the applicant will be informed of the reasons for the delay and the Purchase Payment will be returned immediately unless the applicant specifically consents to the Company's retaining the Purchase Payment until the Application is made complete. Thereafter, the Purchase Payment must be applied within two business days. Subsequent Purchase Payments are applied at the end of the Valuation Period during which they are received by the Company.

(2) CONTRACT CONTINUATION


    A Contract shall be continued automatically in full force during the lifetime of the Annuitant until the Annuity Commencement Date or until the Contract is surrendered.


(3) ACCUMULATION ACCOUNT

    The Company will establish an Accumulation Account for each Contract and will maintain the Accumulation Account during the Accumulation Period. The Contract's Account Value for any Valuation Period is equal to the sum of the variable accumulation value, if any, plus the fixed accumulation value, if any, of the Contract's Accumulation Account for that Valuation Period.

(4) ALLOCATION OF NET PURCHASE PAYMENTS


    The Net Purchase Payment is that portion of a Purchase Payment which remains after deduction of any applicable premium tax or similar tax. Each Net Purchase Payment will be allocated either to Guarantee Periods available in connection with the Fixed Account or to Sub-Accounts of the Variable Account or to both Sub-Accounts and the Fixed Account in accordance with the allocation factors specified by the Owner in the Application or as subsequently changed.



    The allocation factors for new Purchase Payments among the Guarantee Periods and the Sub-Accounts may be changed by the Owner at any time by giving written notice of the change to the Company. Any change will take effect with the first Purchase Payment received with or after receipt of notice of the change by the Company and will continue in effect until subsequently changed.


VARIABLE ACCUMULATION VALUE


    The Variable Accumulation Value, if any, for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units credited to the Contract's Accumulation Account for such Valuation Period.


(1) CREDITING VARIABLE ACCUMULATION UNITS

    Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the Net Purchase Payment to be allocated to the Sub-Accounts in accordance with the allocation factors will be credited to the Accumulation Account in the form of Variable Accumulation Units. The number of particular Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Sub-Account by the Variable Accumulation Unit value for the particular Sub-Account for the Valuation Period during which the Purchase Payment is received by the Company.

(2) VARIABLE ACCUMULATION UNIT VALUE


    The Variable Accumulation Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Variable Accumulation Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit value for each Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period; it may increase, decrease or remain the same from Valuation Period to Valuation Period in accordance with the Net Investment Factor described in (3) below. For a hypothetical example of the calculation of the value of a Variable Accumulation Unit, see Appendix A.



(3) NET INVESTMENT FACTOR



    The Net Investment Factor is an index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater than, less than or equal to one (1); therefore the value of a Variable Accumulation Unit may increase, decrease or remain the same.

    The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

        (a) is the net result of:

           (1) the net asset value of a Series Fund share held in the Sub-Account determined as of the end of the Valuation Period, plus

           (2) the per share amount of any dividend or other distribution declared by the Series Fund on the shares held in the Sub-Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

           (3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Sub-Account (no federal income taxes are applicable under present law);

        (b) is the net asset value of a Series Fund share held in the Sub-Account determined as of the end of the preceding Valuation Period; and


        (c) is the asset charge factor determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks and administrative expenses.



FIXED ACCUMULATION UNIT VALUE



    The Fixed Accumulation Unit Value, if any, for any Valuation Period is equal to the sum of the values of all Guarantee Amounts credited to the Contract's Accumulation Account during such Valuation Period.


GUARANTEE PERIODS


    The Owner may elect one or more Guarantee Period(s) with durations of from one to ten years from among those made available by the Company. The period(s) elected will determine the Guaranteed Interest Rate(s). A Purchase Payment, or the portion thereof (at least $1,000) (or the amount transferred in accordance with the Transfer Privilege) allocated to a particular Guarantee Period, minus any applicable premium taxes or similar taxes and any amounts subsequently withdrawn, will earn interest at the Guaranteed Interest Rate during the Guarantee Period. Initial Guarantee Periods begin on the date the Purchase Payment is applied, or, in the case of a transfer, on the effective date of the transfer, and end the number of calendar years in the Guarantee Period elected from the end of the calendar month in which the amount was allocated to the Guarantee Period (the "Expiration Date"). Subsequent Guarantee Periods begin on the first day following the Expiration Date.



    Any portion of a Contract's Account Value allocated to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon) will be referred to herein as a "Guarantee Amount". Interest will be credited daily at a rate equivalent to the compound annual rate. As a result of additional Purchase Payments, renewals and transfers of portions of the Account Value described under "Transfer Privilege" below, which will begin new Guarantee Periods, Guarantee Amounts allocated to Guarantee Periods of the same duration may have different Expiration Dates. Thus, each Guarantee Amount will be treated separately for purposes of determining any Market Value Adjustment (See "Market Value Adjustment").


    The Company will notify the Owner in writing at least 45 and no more than 75 days prior to the Expiration Date for any Guarantee Amount. A new Guarantee Period of the same duration as the previous Guarantee Period will commence automatically at the end of the previous Guarantee Period unless the Company receives, prior to the end of such Guarantee Period, a written election by the Owner of a different Guarantee Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the Guarantee Amount to one or more Sub-Accounts in accordance with the Transfer Privilege Provision. Each new Guarantee Amount must be at least $1,000 unless it is equal to the entire Guarantee Amount being transferred.

GUARANTEED INTEREST RATES


    The Company periodically will establish an applicable Guaranteed Interest Rate for each Guarantee Period offered by the Company. Current Guaranteed Interest Rates may be changed by the Company frequently or infrequently, depending on interest rates available to the Company and other factors as described below. Rates will be guaranteed for the duration of the respective Guarantee Periods. However, Account Value withdrawn from the Fixed Account will be subject to any applicable withdrawal charge and Account Fee and may be subject to a Market Value Adjustment on withdrawal or surrender (See "Market Value Adjustment").



    The Guaranteed Interest Rate will not be less than three percent (3%) per year, compounded annually. The Company has no specific formula for determining the rate of interest that it will declare as a Guaranteed Interest Rate, as these rates will be reflective of interest rates available on the types of debt instruments in which the Company intends to invest amounts allocated to the Fixed Account (See "The Fixed Account"). In addition, the Company's management may consider other factors in determining Guaranteed Interest Rates, including: regulatory and tax requirements; sales commissions and administrative and distribution expenses borne by the Company; general economic trends; and competitive factors. The Owner bears the risk that the Guaranteed Interest Rate to be credited on amounts allocated to the Fixed Account may not exceed the minimum guaranteed rate of three percent (3%) for any Guarantee Period.



DOLLAR COST AVERAGING



    The Owner may select, at no extra charge, a dollar cost averaging program by allocating a minimum of $1,000 to a designated Sub-Account. Amounts allocated to the Fixed Account under the program will earn interest at a specified rate declared by the Company. Each month or quarter a level amount will be transferred automatically, at no cost, to one or more Sub-Accounts chosen by the Participant, up to a maximum of four. The program continues until the Account Value allocated to the program is depleted or the Owner elects to stop the program.



    The Participant may also elect an available Dollar Cost Averaging Option in connection with selected Initial Guarantee Periods (subject to a minimum amount of $1,000). Dollar Cost Averaging Options are available monthly or quarterly as follows:



    1. Monthly Dollar Cost Averaging Option: Amounts allocated under this option will be divided among 12 separate sequential maturing Guarantee Periods. The first Guarantee Period ends one full calendar month following the date the Net Purchase Payment is applied; thereafter, each subsequent Guarantee Period shall end sequentially one full calendar month later. The Guarantee Amount at the Expiration Date of each such Guarantee Period will equal one-twelfth ( 1/12) of the Net Purchase Payment applied under this Option, with the Guarantee Amount at the last Expiration Date including all interest earned in the 12 Guarantee Periods.



    2. Quarterly Dollar Cost Averaging Option: Amounts allocated under this option will be divided among four separate sequentially maturing Guarantee Periods. The first Guarantee Period ends three full calendar months following the date the New Purchase Payment is applied; thereafter, each subsequent Guarantee Period shall end three full calendar months later, sequentially. The Guarantee Amount at the Expiration Date of each such Guarantee Period will equal one-fourth
        ( 1/4) of the Net Purchase Payment applied under this Option, with the Guarantee Amount at the last Expiration Date including all interest earned in the four Guarantee Periods.



    Only initial and subsequent Purchase Payments may be allocated to a Dollar Cost Averaging Option. Previously applied amounts may not be transferred to any Dollar Cost Averaging Option.



    No Market Value Adjustment, either positive or negative, will apply to amounts automatically transferred from the Fixed Account under the program, except that if the program is discontinued or altered prior to completion, amounts remaining in the Fixed Account will be liquidated and the Market Value Adjustment will be applied. Any additions to the program will be treated as commencing a new program.



    The main objective of a dollar cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. Since the same dollar amount is transferred to other available investment options at set intervals, dollar cost averaging allows an Owner to purchase more Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, a lower average cost per Accumulation Unit may be achieved over the long term. A dollar cost averaging program allows Owners to take advantage of market fluctuations. However, it is important to understand that a dollar cost averaging program does not assure a profit or protect against loss in a declining market.



ASSET ALLOCATION



    The Company may make one or more asset allocation investment programs available in connection with the Contracts, at no extra charge. An asset allocation program provides for the allocation of the Account Value among the available investment options. These programs will be fully described in a separate brochure. Owners may elect to enter into an asset allocation investment program, under the terms and conditions described in the brochure.



TRANSFER PRIVILEGE; TELEPHONE TRANSFERS; RESTRICTION ON MARKET TIMERS



    At any time during the Accumulation Period the Owner may, upon request received by the Company, transfer all or part of the Account Value to one or more Sub-Accounts or Guarantee Periods available under the Contract, subject to the following conditions: (1) not more than 12 transfers may be made in any Contract Year (excluding transfers made pursuant to an approved dollar cost averaging program); (2) a minimum of 30 days must elapse between transfers made to or from the Fixed Account or among Guarantee Periods; (3) the amount being transferred from a Sub-Account may not be less than $1,000, unless the total Account Value attributable to the Sub-Account is being transferred; (4) any Account Value remaining in a Sub-Account may not be less than $1,000; and (5) the total Account Value attributable to a Guarantee Amount must be transferred; however, the transfer of interest credited to such Guarantee Amount during the current Contract Year and automatic transfers to a Sub-Account of amounts allocated to a Guarantee Period with a one-year duration in connection with an approved dollar cost averaging program are not subject to this restriction. In addition, transfers of a Guarantee Amount (except the transfer of interest credited during the current Contract Year and the automatic transfers described under (5) above) will be subject to the Market Value Adjustment described below unless the transfer is effective within 30 days prior to the Expiration Date applicable to the Guarantee Amount; and transfers involving Variable Accumulation Units shall be subject to such terms and conditions as may be imposed by the Series Fund. A transfer generally will be effective on the date the request for transfer is received by the Company. Under current law, there will be no tax liability to the Owner if the Owner makes a transfer.



    Transfers may be requested by the Owner either in writing or by telephone. The telephone exchange privilege is made available to Owners automatically without the Owner's election. The Company will employ reasonable procedures to confirm that instructions communicated to it by telephone are genuine. Such procedures may include one or more of the following: requesting identifying information, such as name, Contract number, Social Security Number, and/or personal identification number; tape recording all telephone transactions; or providing written confirmation thereof to both the Participant and any agent of record, at the last address of record; or such other procedures as the Company may deem reasonable. Although the Company's failure to follow reasonable procedures may result in the Company's liability for any losses due to unauthorized or fraudulent telephone transfers, the Company will not be liable for following instructions communicated by telephone which it reasonably believed to be genuine. Any losses incurred pursuant to actions taken by the Company in reliance on telephone instructions reasonably believed to be genuine shall be borne by the Owner.



    The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. Persons who wish to employ such strategies should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Owners. In imposing such restrictions, the Company may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Owner, or (2) the transfer instructions of individual Owners who have executed preauthorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Owner. The Company will not impose any such restrictions or otherwise modify transfer rights unless such action is reasonably intended to prevent the use of such rights in a manner that will disadvantage or potentially impair the Contract rights of other Owners.



    In addition, the Series Fund has reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Series Fund's investment adviser, a series would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a "market timing" strategy may be disruptive to a series and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. The Company also reserves the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.



WAIVERS; REDUCED CHARGES; CREDITS; BONUS GUARANTEED INTEREST RATES



    The Company may, to the extent permitted by applicable law or regulation, reduce or waive the withdrawal charge or Account Fee, credit additional amounts, or grant bonus Guaranteed Interest Rates in situations where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales. In addition, the Company may waive the Account Fee, may credit additional amounts, or may grant bonus Guaranteed Interest Rates in connection with Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company may reduce or waive such charges and fees, may credit additional amounts, or may grant bonus Guaranteed Interest Rates on any Contract where, for example, expenses associated with the sale of the Contract and/or costs or services associated with administering and maintaining the Contract are reduced. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawal Charges."


        CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

    At any time before the Annuity Commencement Date and during the lifetime of the Annuitant, the Owner may elect to receive a cash withdrawal payment from the Company. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received by the Company.


    The Owner may request a full surrender or partial withdrawal. A full surrender will result in a cash withdrawal payment equal to the Contract's Account Value at the end of the Valuation Period during which the election becomes effective minus the Account Fee, plus or minus any applicable Market Value Adjustment, and minus any applicable withdrawal charge. A request for a partial withdrawal will result in the cancellation of a portion of the Contract's Account Value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable Market Value Adjustment and plus any applicable withdrawal charge. If a partial withdrawal is requested which would leave an Account Value of less than the Account Fee, such partial withdrawal will be treated as a full surrender. The Account Fee and any applicable Market Value Adjustment will be deducted from the Accumulation Account before the application of any withdrawal charge.



    In the case of a partial withdrawal, the Owner may instruct the Company as to the amounts to be withdrawn from each Sub-Account and/or Guarantee Amount. If not so instructed, the Company will effect such withdrawal pro rata from each Sub-Account and Guarantee Amount in which the Contract's Accumulation Account is invested at the end of the Valuation Period during which the withdrawal becomes effective. ALL CASH WITHDRAWALS OF ANY GUARANTEE AMOUNT, EXCEPT THOSE EFFECTIVE WITHIN 30 DAYS PRIOR TO THE EXPIRATION DATE OF SUCH GUARANTEE AMOUNT OR THE WITHDRAWAL OF INTEREST CREDITED DURING THE CURRENT CONTRACT YEAR, WILL BE SUBJECT TO THE MARKET VALUE ADJUSTMENT.

    Cash withdrawals from a Sub-Account will result in the cancellation of Variable Accumulation Units with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit values of the Sub-Account for the Valuation Period during which the cash withdrawal is effective.

    The Company, upon request, will advise the Owner of the amounts that would be payable in the event of a full surrender or partial withdrawal.


    Any cash withdrawal payment will be paid within seven days from the date the election becomes effective, except as the Company may be permitted to defer such payment in accordance with the Investment Company Act of 1940 and New York insurance law. Deferral of amounts withdrawn from the Variable Account is currently permissible only (1) for any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings or
(b) during which trading on the New York Stock Exchange is restricted as determined by the Commission, (2) for any period during which an emergency exists as a result of which (a) disposal of securities held by the Series Fund is not reasonably practicable or (b) it is not reasonably practicable to determine the value of the net assets of the Series Fund or (3) for such other periods as the Commission may by order permit for the protection of security holders. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company.



    Since the Qualified Contracts offered by this Prospectus will be issued in connection with retirement plans which meet the requirements of Sections 401, 403, 408 or 408A of the Internal Revenue Code, reference should be made to the terms of the particular retirement plan for any limitations or restrictions on cash withdrawals. For special restrictions applicable to withdrawals from Contracts used with Tax-Sheltered Annuities established pursuant to Section 403(b) of the Internal Revenue Code, see "Section 403(b) Annuities" below.



    A cash withdrawal under a Contract offered by this Prospectus also may result in a tax penalty. The tax consequences of a cash withdrawal payment under a Contract should be carefully considered (See "Federal Tax Status").


WITHDRAWAL CHARGES

    No sales charges are deducted from Purchase Payments. However, a withdrawal charge (contingent deferred sales charge), when applicable, will be assessed to reimburse the Company for certain expenses relating to the distribution of the Contracts, including commissions, costs of preparation of sales literature and other promotional costs and acquisition expenses. Cash withdrawals may result in a 10% tax penalty in addition to any withdrawal charge applicable under the Contracts (See "Federal Tax Status").

    A portion of the Contract's Account Value may be withdrawn each year without imposition of any withdrawal charge, and after a Purchase Payment has been held by the Company for seven years it may be withdrawn free of any withdrawal charge. In addition, no withdrawal charge is assessed upon annuitization, upon payment of the death benefit or upon transfers among the Sub-Accounts or between the Sub-Accounts and the Fixed Account or within the Fixed Account.


    The withdrawal charge is not assessed with respect to a Contract owned by an employee of the Company or of any of its affiliates, or of a licensed insurance agent engaged in distributing the Contracts, and the Company may waive the withdrawal charge with respect to Purchase Payments derived from the surrender of other fixed annuity contracts and single premium combination fixed/variable annuity contracts issued by the Company.


    All other full or partial withdrawals are subject to a withdrawal charge which will be determined on the following basis:

    (1) Old Payments and new Payments: With respect to a particular Contract Year, "new Payments" are those Payments made in that Contract Year or in the six immediately preceding Contract Years, and "old Payments" are those Payments not defined as new Payments.

    (2) Order of liquidation: To effect a full surrender or partial withdrawal, each withdrawal is allocated first to the withdrawal amount without a withdrawal charge and then to previously unliquidated Payments (on a first-in, first-out basis) until all Purchase Payments have been liquidated.


    (3) Withdrawal amount without a withdrawal charge: In each Contract Year, 10% of any new Payments may be withdrawn without the application of a withdrawal charge, irrespective of whether such new Payments have been liquidated. Any portion of this amount that is not used in the current Contract Year is cumulative into future years. The maximum amount that can be withdrawn without a withdrawal charge in a Contract Year is equal to the sum of (a) any previously unliquidated withdrawal amount without a withdrawal charge, plus (b) any previously unliquidated old Payments.



    (4) Amount subject to withdrawal charge: The amount subject to the withdrawal charge is the amount of the partial withdrawal or full surrender minus the maximum withdrawal amount without a withdrawal charge, up to a maximum of the sum of all unliquidated new Payments.


AMOUNT OF WITHDRAWAL CHARGE

    The withdrawal charge percentage varies according to the number of complete Contract Years between the Contract Year in which a Purchase Payment was credited to the Contract's Accumulation Account and the Contract Year in which it was withdrawn. The amount of the withdrawal charge is determined by multiplying the amount subject to the withdrawal charge by the withdrawal charge percentage in accordance with the following table:

 NUMBER OF COMPLETE
   CONTRACT YEARS         WITHDRAWAL CHARGE
--------------------  -------------------------
        0-1                          6%
        2-3                          5%
        4-5                          4%
         6                           3%
     7 or more                       0%

    In no event shall the aggregate withdrawal charges assessed against a Contract exceed 6% of the aggregate Purchase Payments made under a Contract (See Appendix B for examples of withdrawals, withdrawal charges and the Market Value Adjustment).

SECTION 403(B) ANNUITIES


    The Internal Revenue Code imposes restrictions on cash withdrawals from Contracts used with Section 403(b) Annuities. In order for any such Contract to receive tax deferred treatment, the Contract must provide that cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988 ("Pre-1989 Account Value")) may be made only when the Owner attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to any growth or interest on or after January 1, 1989 on Pre-1989 Account Value, salary reduction contributions made on or after January 1, 1989, and any growth or interest on such contributions ("Restricted Account Value").



    Withdrawals of Restricted Account Value are also permitted in cases of financial hardship, but only to the extent of contributions; earnings on contributions cannot be withdrawn for hardship reasons. While specific rules defining hardship have not been issued by the Internal Revenue Service, it is expected that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contract (See "Federal Tax Status"). Under certain circumstances, the 10% tax penalty will not apply if the withdrawal is made to pay medical expenses.



    Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Contract's Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers such plan for information as to such investment alternatives.

    For information on the federal income tax withholding rules that apply to distributions from Qualified Contracts (including Section 403(b) Annuities), see "Federal Tax Status".


MARKET VALUE ADJUSTMENT

    Any cash withdrawal of a Guarantee Amount, other than a withdrawal effective within 30 days prior to the Expiration Date of the Guarantee Amount or the withdrawal of interest credited on such Guarantee Amount during the current Contract Year, will be subject to a Market Value Adjustment ("MVA") (for this purpose, transfers (except automatic transfers to a Sub-Account of amounts allocated to a Guarantee Period with a one-year duration in connection with an approved dollar cost averaging program), distributions on the death of the Owner and amounts applied to purchase an annuity are treated as cash withdrawals). The MVA will be applied to the amount being withdrawn which is subject to the MVA, after deduction of any applicable Account Fee and before deduction of any applicable withdrawal charge.

    The MVA will reflect the relationship between the Current Rate (as defined below) for the Guarantee Amount being withdrawn and the Guaranteed Interest Rate applicable to the amount being withdrawn. It also reflects the time remaining in the applicable Guarantee Period. Generally, if the Guaranteed Interest Rate is lower than the applicable Current Rate, then the application of the MVA will result in a lower payment upon withdrawal. Similarly, if the Guaranteed Interest Rate is higher than the applicable Current Rate, the application of the MVA will result in a higher payment upon withdrawal.

    The Market Value Adjustment is determined by the application of the following formula:

                                 N/12
           1 + I
        (  -----      )                     -1
           1 + J

where,


    I is the Guaranteed Interest Rate being credited to the Guarantee Amount subject to the Market Value Adjustment;



    J is the Guaranteed Interest Rate declared by the Company, as of the effective date of the application of the Market Value Adjustment, for current allocations to Guarantee Periods equal to the balance of the Guarantee Period of the Guarantee Amount subject to the Market Value Adjustment, rounded to the next higher number of complete years (the "Current Rate"). In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the current rates for Guarantee Periods that are available; and



    N is the number of complete months remaining in the Guarantee Period of the Guarantee Amount subject to the Market Value Adjustment.


    See Appendix B for examples of the application of the Market Value
Adjustment.

                                 DEATH BENEFIT


DEATH BENEFIT PROVIDED BY THE CONTRACTS


    In the event of the death of the Annuitant prior to the Annuity Commencement Date, the Company will pay a death benefit to the Beneficiary. If there is no designated Beneficiary living on the date of death of the Annuitant, the Company will, upon receipt of Due Proof of Death of both the Annuitant and the designated Beneficiary, pay the death benefit in one sum to the Owner or, if the Annuitant was the Owner, to the estate of the deceased Owner/Annuitant. If the death of the Annuitant occurs on or after the Annuity Commencement Date, no death benefit will be payable under the Contract except as may be provided under the Annuity Option elected.

ELECTION AND EFFECTIVE DATE OF ELECTION

    During the lifetime of the Annuitant and prior to the Annuity Commencement Date, the Owner may elect to have the death benefit applied under one or more Annuity Options to effect a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee after the death of the Annuitant. If no election of a method of settlement of the death benefit by the Owner is in effect on the date of death of the Annuitant, the Beneficiary may elect (a) to receive the death benefit in the form of a single cash payment; or (b) to have the death benefit applied under one or more of the Annuity Options (on the Annuity Commencement Date described under "Payment of Death Benefit") to effect a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee. Either election described above may be made by filing with the Company a written election in such form as `the Company may require. Any election of a method of settlement of the death benefit by the Owner will become effective on the date it is received by the Company. For the purposes of the Payment of Death Benefit and Amount of Death Benefit sections below, any election of the method of settlement of the death benefit by the Owner which is in effect on the date of death of the Annuitant will be deemed effective on the date Due Proof of Death of the Annuitant is received by the Company. Any election of a method of settlement of the death benefit by the Beneficiary will become effective on the later of: (a) the date the election is received by the Company; or (b) the date Due Proof of Death of the Annuitant is received by the Company. If an election by the Beneficiary is not received by the Company within 60 days following the date Due Proof of Death of the Annuitant is received by the Company, the Beneficiary will be deemed to have elected a cash payment as of the last day of the 60 day period.


    In all cases, no Owner or Beneficiary shall be entitled to exercise any rights that would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code (See "Other Contractual Provisions -- Death of Owner").


PAYMENT OF DEATH BENEFIT


    If the death benefit is to be paid in cash to the Beneficiary, payment will be made within seven days of the date the election becomes effective or is deemed to become effective, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If the death benefit is to be paid in one lump sum to the Owner or, if the Annuitant was the Owner, to the estate of the deceased Owner/Annuitant, payment will be made within seven days of the date Due Proof of Death of the Annuitant, the Owner and/or the designated Beneficiary, as applicable, is received by the Company. If settlement under one or more of the Annuity Options is elected, the Annuity Commencement Date will be the first day of the second calendar month following the effective date or the deemed effective date of the election, and the Contract's Accumulation Account will be maintained in effect until the Annuity Commencement Date.


AMOUNT OF DEATH BENEFIT


    The death benefit is determined as of the effective date or deemed effective date of the death benefit election and is equal to the greatest of (1) the Contract's Account Value for the Valuation Period during which the death benefit election is effective or is deemed to become effective; (2) total Purchase Payments made under the Contract, minus the sum of all partial withdrawals; (3) the Contract's Account Value on the Seven Year Anniversary immediately preceding the date the death benefit election is effective or is deemed to become effective, adjusted for any subsequent Purchase Payments, partial withdrawals and charges; (4) the amount that would have been payable in the event of a full surrender of the Contract on the date the death benefit election is effective or is deemed to become effective, or, if the Annuitant is younger than age 80, on the date of death; and (5) the Contract's Account Value on the Contract Anniversary immediately preceding the date the death benefit election is effective or is deemed to become effective, adjusted for any subsequent Purchase Payments, partial withdrawals and charges.


    If (2), (3), (4) or (5) is operative, the Contract's Account Value will be increased by the excess of (2), (3), (4) or (5), as applicable, over (1) and the increase will be allocated to the Sub-Accounts based on the respective values of the Sub-Accounts on the date the amount of the death benefit is determined. If no portion of the Account Value is allocated to the Sub-Accounts on that date, the entire increase will be allocated to the Sub-Account invested in the Money Market Series of the Series Fund.

                     HOW THE CONTRACT CHARGES ARE ASSESSED


    As more fully described below, charges under the Contracts offered by this Prospectus are assessed in three ways: (1) as deductions for the Account Fee and, if applicable, for premium taxes (currently, no premium taxes are applicable in the State of New York); (2) as charges against the assets of the Variable Account for the assumption of mortality and expense risks and administrative expenses; and (3) as withdrawal charges (contingent deferred sales charges). In addition, certain deductions are made from the assets of the Series Fund for investment management fees and expenses. Such fees and expenses are further described in the Series Fund's prospectus and Statement of Additional Information.


ADMINISTRATIVE CHARGES


    Each year on the Contract Anniversary, the Company deducts from a Contract's Accumulation Account an annual account administration fee ("Account Fee") of $30 as partial compensation for administrative expenses relating to the issue and maintenance of such Contract. If the Contract is surrendered for its full value on other than the Contract Anniversary, the Account Fee will be deducted in full at the time of such surrender. The Account Fee will be deducted on a pro rata basis from amounts allocated to each Guarantee Period and each Sub-Account in which the Accumulation Account is invested at the time of such deduction. The Account Fee will be waived by the Company when the entire Account Value has been allocated to the Fixed Account during the entire previous Contract Year or the Contract's Account Value is greater than $75,000 on the Contract Anniversary. On the Annuity Commencement Date, the value of the Accumulation Account will be reduced by a proportionate amount of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date. After the Annuity Commencement Date the Account Fee will be deducted in equal amounts from each variable annuity payment made during the year. No deduction will be made from fixed annuity payments.



    The Company makes a deduction from the Variable Account at the end of each Valuation Period (during both the Accumulation Period and after annuity payments begin) at an effective annual rate of 0.15% as reimbursement for those administrative expenses attributable to the Contracts and the Variable Account which exceed the revenues received from the Account Fee. The Company believes that the administrative expense charge has been set at a level that will recover no more than the actual costs associated with administering the Contracts. For a description of administrative services provided, see "Administration of the Contracts."


PREMIUM TAXES


    When applicable, a deduction is made for premium or similar state or local taxes. Currently, no premium taxes are applicable in the State of New York; however, if an Owner or Payee is other than a New York State resident, a premium tax ranging from 0% to 3.5% may be assessed, depending on the Owner's or Payee's state of residence. It is currently the Company's policy to deduct any tax from the amount applied to provide an annuity at the time annuity payments commence; however, the Company reserves the right to deduct such taxes on or after the date they are incurred.


MORTALITY AND EXPENSE RISK CHARGE


    The mortality risk assumed by the Company arises from the contractual obligation to continue to make annuity payments to each Annuitant regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in the life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The Company assumes this mortality risk by virtue of annuity rates incorporated into the Contract which cannot be changed. The expense risk assumed by the Company is the risk that the administrative charges assessed under the Contract may be insufficient to cover the actual total administrative expenses incurred by the Company.



    For assuming these risks, the Company makes a deduction from the Variable Account at the end of each Valuation Period during both the Accumulation Period and after annuity payments begin at an effective annual rate of 1.25%. If the deduction is insufficient to cover the actual cost of the mortality and expense risk undertaking, the Company will bear the loss. Conversely, if the deduction proves more than sufficient, the excess will be profit to the Company and would be available for any proper corporate purpose including, among other things, payment of distribution expenses. The Company will recoup its expected costs associated with registering and distributing the Contracts by the assessment of the withdrawal charges (contingent deferred sales charges) described below. However, the withdrawal charges may prove to be insufficient to cover actual distribution expenses. If this is the case, the deficiency will be met from the Company's general corporate funds which may include amounts derived from the mortality and expense risk charges.

WITHDRAWAL CHARGES


    No deduction for sales charges is made from Purchase Payments. However, a withdrawal charge (i.e., a contingent deferred sales charge) of up to 6% of certain amounts withdrawn, when applicable, will be used to cover certain expenses relating to the sale of the Contracts, including commissions paid to sales personnel, the costs of preparation of sales literature, and other promotional costs and acquisition expenses (See "Cash Withdrawals" and "Withdrawal Charges").


                               ANNUITY PROVISIONS

ANNUITY COMMENCEMENT DATE


    Annuity payments will begin on the Annuity Commencement Date which is selected by the Owner at the time the Contract is applied for. The Annuity Commencement Date may not be sooner than the first day of the second calendar month following the Issue Date. The Annuity Commencement Date may be changed by the Owner from time to time by written notice to the Company, provided that notice of each change is received by the Company at least 30 days prior to the then current Annuity Commencement Date and the new Annuity Commencement Date is a date which is: (1) at least 30 days after the effective date of the change;
(2) the first day of a month; and (3) not later than the first day of the first month following the Annuitant's 90th birthday, unless otherwise restricted, in the case of a Qualified Contract, by the particular retirement plan or by applicable law. In most situations, current law requires that the Annuity Commencement Date under a Qualified Contract be no later than April 1 following the year the Annuitant reaches age 70 1/2 (or for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2), and the terms of a particular retirement plan may impose additional limitations. The Annuity Commencement Date may also be changed by an election of an Annuity Option, as described in the "Death Benefit" section of this Prospectus.



    On the Annuity Commencement Date, the Contract's Accumulation Account will be canceled and its adjusted value will be applied to provide an annuity under one or more of the Annuity Options described below. No withdrawal charge will be imposed upon amounts applied to purchase an annuity. However, the Market Value Adjustment may apply, as noted under "Determination of Annuity Payments" below. NO PAYMENTS MAY BE REQUESTED UNDER THE CONTRACT'S CASH WITHDRAWAL PROVISIONS ON OR AFTER THE ANNUITY COMMENCEMENT DATE, AND NO CASH WITHDRAWAL WILL BE PERMITTED EXCEPT AS MAY BE AVAILABLE UNDER THE ANNUITY OPTION ELECTED.



    Since the Contracts offered by this Prospectus may be issued in connection with retirement plans which meet the requirements of Section 401, 403, 408 or 408A of the Internal Revenue Code, as well as certain non-qualified plans, reference should be made to the terms of a particular plan for any limitations or restrictions on the Annuity Commencement Date.



ELECTION/CHANGE OF ANNUITY OPTION



    During the lifetime of the Annuitant and prior to the Annuity Commencement Date, the Owner may elect one or more of the Annuity Options described below, or such other settlement option as may be agreed to by the Company, for the Annuitant as Payee. The Owner also may change any election; however, written notice of any election or change of election must be received by the Company at least 30 days prior to the Annuity Commencement Date. If no election is in effect on the 30th day prior to the Annuity Commencement Date, Annuity Option B, for a Life Annuity with 120 monthly payments certain, will be deemed to have been elected. If more than one person is named as "Annuitant" due to the designation of a co-annuitant, the adjusted value of the Accumulation Account will be applied under Annuity Option C, with the survivor benefit to be calculated in accordance with such option using fifty percent (50%) and the Co-Annuitant as the designated second person.



    Any election may specify the proportion of the adjusted value of a Contract's Accumulation Account to be applied to provide a Fixed Annuity and a Variable Annuity. In the event the election does not so specify, or if no election is in effect on the 30th day prior to the Annuity Commencement Date, the portion of the adjusted value of the Contract's Accumulation Account to be applied to provide a Fixed Annuity and/or Variable Annuity will be determined on a pro rata basis from the composition of the Accumulation Account on the Annuity Commencement Date.

    Annuity Options may also be elected by the Owner or the Beneficiary as provided in the "Death Benefit" section of this Prospectus.


    Reference should be made to the terms of a particular retirement plan and any applicable legislation for any limitations or restrictions on the options which may be elected.

    NO CHANGE OF ANNUITY OPTION IS PERMITTED AFTER THE ANNUITY COMMENCEMENT
DATE.

ANNUITY OPTIONS


    No lump sum settlement option is available under the Contracts. An Owner may surrender the Contract prior to the Annuity Commencement Date; however, any applicable surrender charge will be deducted from the cash withdrawal payment and a Market Value Adjustment, if applicable, will be applied.


    Annuity Options A, B, C and D are available to provide either a Fixed Annuity or a Variable Annuity. Annuity Option E is available only to provide a Fixed Annuity.

    Annuity Option A. Life Annuity: Monthly payments during the lifetime of the Payee. This option offers a higher level of monthly payments than Annuity Options B or C because no further payments are payable after the death of the Payee and there is no provision for a death benefit payable to a Beneficiary.


    Annuity Option B.  Life Annuity with 60, 120, 180 or 240 Monthly Payments
Certain: Monthly payments during the lifetime of the Payee and in any event for 60, 120, 180 or 240 months certain as elected. The election of a longer period certain results in smaller monthly payments than would be the case if a shorter period certain were elected. In the event of the death of the Payee under this option, the Contract provides that if there is no designated beneficiary entitled to the remaining payments then living, the discounted value of the remaining payments, if any, will be calculated and paid in one sum to the deceased Payee's estate. In addition, any beneficiary who becomes entitled to any remaining payments under this option may elect to receive the amounts due under this option in one sum. The discounted value for variable annuity payments will be based on interest compounded annually at the assumed interest rate of three percent (3%) per year. The discounted value for payments being made on a fixed basis will be based on the interest rate initially used by the Company to determine the amount of each payment.



    Annuity Option C. Joint and Survivor Annuity: Monthly payments payable during the joint lifetime of the Payee and a designated second person and during the lifetime of the survivor. During the lifetime of the survivor, variable monthly payments, if any, will be determined using the percentage chosen at the time of election of this option of the number of each type of Annuity Unit credited to the Contract with respect to the Payee and fixed monthly payments, if any, will be equal to the same percentage of the fixed monthly payment payable during the joint lifetime of the Payee and the designated second person.


    *Annuity Option D.  Monthly Payments for a Specified Period
Certain: Monthly payments for a specified period of time (at least five years but not exceeding 30 years), as elected. In the event of the death of the Payee under this option, the Contract provides that, as described under Annuity Option B above, in certain circumstances the discounted value of the remaining payments, if any, will be calculated and paid in one sum.

    *Annuity Option E. Fixed Payments: The amount applied to provide fixed payments in accordance with this option will be held by the Company at interest. Fixed payments will be made in such amounts and at such times (at least over a period of five years) as may be agreed upon with the Company and will continue until the amount held by the Company with interest is exhausted. The final payment will be for the balance remaining and may be less than the amount of each preceding payment. Interest will be credited on an annual basis on the amount remaining unpaid at a rate which shall be determined by the Company from time to time but which shall not be less than three percent (3%) per year, compounded annually. The rate so determined may be changed at any time and as often as may be determined by the Company, provided, however, that the rate may not be reduced more frequently than once during each calendar year. In the event of the death of the Payee under this option, the Contract provides that, as described under Annuity Option B above, in certain circumstances the unpaid balance of the proceeds and interest will be paid in one sum.

------------------------

*The election of this Annuity Option may result in the imposition of a penalty tax.

DETERMINATION OF ANNUITY PAYMENTS

    On the Annuity Commencement Date the Contract's Accumulation Account will be cancelled and its adjusted value will be applied to provide a Variable Annuity or a Fixed Annuity or a combination of both. The adjusted value will be equal to the Account Value for the Valuation Period which ends immediately preceding the Annuity Commencement Date, reduced by a proportionate amount of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date, plus or minus any applicable Market Value Adjustment and minus any applicable premium or similar taxes.

    If the amount to be applied under any annuity option is less than $2,000, or if the first annuity payment payable in accordance with such option is less than $20, the Company will pay the amount to be applied in a single payment to the Payee.

FIXED ANNUITY PAYMENTS

    The dollar amount of each fixed annuity payment will be determined in accordance with the Annuity Payment Rates found in the Contract which are based on a minimum guaranteed interest rate of three percent (3%) per year, or, if more favorable to the Payee, in accordance with the Annuity Payment Rates published by the Company and in use on the Annuity Commencement Date.

VARIABLE ANNUITY PAYMENTS


    The dollar amount of the first variable annuity payment will be determined in accordance with the Annuity Payment Rates found in the Contract which are based on an assumed interest rate of at least three percent (3%) per year. All variable annuity payments other than the first are determined by means of Annuity Units credited to the Contract. The number of Annuity Units to be credited to the Contract in respect of a particular Sub-Account is determined by dividing that portion of the first variable annuity payment attributable to that Sub-Account by the Annuity Unit value of that Sub-Account at the end of the Valuation Period which ends immediately preceding the Annuity Commencement Date. The number of Annuity Units of each particular Sub-Account credited to the Contract then remains fixed unless an exchange of Annuity Units is made as described below. The dollar amount of each variable annuity payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account credited to the Contract by the Annuity Unit value for the particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent payment. If the net investment return on the assets of the Variable Account is the same as the assumed interest rate of three percent (3%) per year, variable annuity payments will remain level. If the net investment return exceeds the assumed interest rate variable annuity payments will increase and, conversely, if it is less than the assumed interest rate the payments will decrease.


    For a hypothetical example of the calculation of a Variable Annuity Payment, see Appendix A.

ANNUITY UNIT VALUE

    The Annuity Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor (See "Variable Accumulation Value, Net Investment Factor") for the particular Sub-Account for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of three percent (3%) per year used to establish the Annuity Payment Rates found in the Contract. The factor is 0.99991902 for a one day Valuation Period.

    For a hypothetical example of the calculation of the value of an Annuity Unit, see Appendix A.

EXCHANGE OF VARIABLE ANNUITY UNITS

    After the Annuity Commencement Date the Payee may, by filing a written request with the Company, exchange the value of a designated number of Annuity Units of particular Sub-Accounts then credited with respect to the particular Payee into other Annuity Units, the value of which would be such that the dollar amount of an annuity payment made on the date of the exchange would be unaffected by the fact of the exchange. No more than twelve (12) exchanges may be made within each Contract Year.

    Exchanges may be made only between Sub-Accounts. Exchanges will be made using the Annuity Unit values for the Valuation Period during which any request for exchange is received by the Company.

ANNUITY PAYMENT RATES

    The Contract contains Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly variable annuity payment based on the assumed interest rate of 3%; and (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 3% per year.

    The annuity payment rates may vary according to the Annuity Option elected and the adjusted age of the Payee. The Contract also describes the method of determining the adjusted age of the Payee. The mortality table used in determining the annuity payment rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.

                          OTHER CONTRACTUAL PROVISIONS

PAYMENT LIMITS

    The initial Purchase Payment must be at least $5,000 and each additional Purchase Payment must be at least $1,000, unless waived by the Company. In addition, the prior approval of the Company is required before it will accept a Purchase Payment which would cause a Contract's Account Value to exceed $1,000,000. If a Contract's Account Value exceeds $1,000,000, no additional Purchase Payments will be accepted without the prior approval of the Company. Purchase Payments may be made annually, semi-annually, quarterly, monthly or at any other frequency acceptable to the Company. The Owner may, subject to the minimum payment, increase or decrease the amount of Purchase Payments or change the frequency of payment, but the Owner is not obligated to continue Purchase Payments in the amount or frequency elected. There are no penalties for failure to continue to make Purchase Payments. While the Contract is in force, Purchase Payments may be made at any time prior to the Annuity Commencement Date.

DESIGNATION AND CHANGE OF BENEFICIARY

    The beneficiary designation contained in the application will remain in effect until changed. The interest of any Beneficiary is subject to the particular Beneficiary surviving the Annuitant and, in the case of a Non-Qualified Contract, the Owner as well.

    Subject to the rights of an irrevocably designated Beneficiary, the Owner may change or revoke the designation of a Beneficiary at any time while the Annuitant is living by filing with the Company a written beneficiary designation or revocation in such form as the Company may require. The change or revocation will not be binding upon the Company until it is received by the Company. When it is so received the change or revocation will be effective as of the date on which the beneficiary designation or revocation was signed, but the change or revocation will be without prejudice to the Company on account of any payment made or any action taken by the Company prior to receiving the change or revocation.

    Reference should be made to the terms of a particular retirement plan and any applicable legislation for any restrictions on the beneficiary designation.

EXERCISE OF CONTRACT RIGHTS

    The Owner is entitled to exercise all Contract rights and privileges without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant and prior to the Annuity Commencement Date, except as otherwise provided in the Contract.

    The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payees may thereafter exercise such rights and privileges, if any, of ownership which continue.

CHANGE OF OWNERSHIP

    Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal

Revenue Code; (3) the employer of the Annuitant provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

    The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of the Annuitant and prior to the Annuity Commencement Date, subject to the provisions of the Contract, although such change may result in the imposition of tax (See "Federal Tax Status -- Taxation of Annuities in General"). A change of ownership will not be binding upon the Company until written notification is received by the Company. When such notification is so received, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to the Company on account of any payment made or any action taken by the Company prior to receiving the change.

DEATH OF OWNER

    If the Owner of a Non-Qualified Contract dies prior to the Annuitant and before the Annuity Commencement Date, an amount equal to the death benefit (determined in accordance with the Amount of Death Benefit provision, except that the deemed effective date of the death benefit election will be the date the Company receives Due Proof of Death of the Owner) must be distributed to the designated beneficiary (as defined below), if then alive, either (1) within five years after the date of death of the Owner, or (2) as an annuity over some period not greater than the life or expected life of the designated beneficiary, with annuity payments beginning within one year after the date of death of the Owner. The person named as the Beneficiary shall be considered the designated beneficiary for this purpose and for the purposes of Section 72(s) of the Internal Revenue Code and if no person then living has been so named, then the Annuitant shall automatically be the designated beneficiary for this purpose.


    These mandatory distribution requirements will not apply when the designated beneficiary is the spouse of the deceased Owner, if the spouse elects to continue the Contract in the spouse's own name, as Owner. When the deceased Owner was also the Annuitant, the surviving spouse (if the designated beneficiary) may elect to be named as both Owner and Annuitant and continue the Contract, but if that election is not made, the death benefit provision of the Contract shall control. In all other cases where the Owner and the Annuitant are the same individual, the Death Benefit provision of the Contract controls.


    If the Payee dies on or after the Annuity Commencement Date and before the entire accumulation under the Contract has been distributed, the remaining portion of such accumulation, if any, must be distributed at least as rapidly as the method of distribution then in effect.

    In any case in which a non-natural person constitutes a holder of the Contract for the purposes of Section 72(s) of the Internal Revenue Code, (1) the distribution requirements described above shall apply upon the death of any Annuitant, and (2) a change in any Annuitant shall be treated as the death of an Annuitant.

    In all cases, no Owner or Beneficiary shall be entitled to exercise any rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code.

    Any distributions upon the death of the Owner of a Qualified Contract will be subject to the laws and regulations governing the particular retirement or deferred compensation plan in connection with which the Qualified Contract was issued.

VOTING OF SERIES FUND SHARES


    The Company will vote Series Fund shares held by the Sub-Accounts at meetings of shareholders, or in connection with similar solicitations, of the Series Fund, but will follow voting instructions received from persons having the right to give voting instructions. The Owner is the person having the right to give voting instructions prior to the Annuity Commencement Date. On or after the Annuity Commencement Date the Payee is the person having such voting rights. Any shares attributable to the Company and Series Fund shares for which no timely voting instructions are received will be voted by the Company in the same proportion as the shares for which instructions are received from Owners and Payees, as applicable.


    Owners of Qualified Contracts may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans which are funded by the Contracts may be entitled to instruct the Owners as to how to instruct the Company to vote the Series Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans.

    Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, nor any duty to inquire as to the instructions received or the authority of Owners or others to instruct the voting of Series Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

    All Series Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least ten days prior to each meeting of the shareholders of the Series Fund. The number of Series Fund shares as to which each such person is entitled to give instructions will be determined by the Company on a date not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Series Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Contract's Accumulation Account by the net asset value of one Series Fund share as of the same date. On or after the Annuity Commencement Date, the number of Series Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account for the Contract by the net asset value of a Series Fund share as of the same date. After the Annuity Commencement Date, the number of Series Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

PERIODIC REPORTS


    During the Accumulation Period the Company will send the Owner, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to the Contract's Accumulation Account and the Fixed Accumulation Value of such account which statement shall be accurate as of a date not more than two months previous to the date of mailing. These periodic statements contain important information concerning transactions in a Contract's Accumulation Account. It is the obligation of the Owner to review each such statement carefully and to report to the Company, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless the Company receives notice of any such error or discrepancy from the Owner within such time period, the Company may not be responsible for correcting the error.


    In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Series Fund as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. The Company will also send such statements reflecting transactions in the Contract's Accumulation Account and benefits available under the Contract as may be required by applicable laws, rules and regulations.

    Upon request, the Company will provide the Owner with information regarding fixed and variable accumulation values.

SUBSTITUTED SECURITIES


    Shares of any or all series of the Series Fund may not always be available for purchase by the Sub-Accounts of the Variable Account or the Company may decide that further investment in any such shares is no longer appropriate in view of the purposes of the Variable Account or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another series or shares of another registered open-end investment company or unit investment trust may be substituted both for Series Fund shares already purchased by the Variable Account and/or as the security to be purchased in the future provided that these substitutions meet applicable Internal Revenue Service diversification guidelines, and have been approved, if required, by the Securities and Exchange Commission and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement to the Contract to reflect the substitution.


CHANGE IN OPERATION OF VARIABLE ACCOUNT


    At the Company's election and subject to the prior approval of the Superintendent of Insurance of the State of New York and to any necessary vote by persons having the right to give instructions with respect to the voting of Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the Securities and Exchange Commission. In the event of any such change in the operation of the Variable Account pursuant to this provision, the Company, subject to the prior approval of the Superintendent of Insurance of the State of New York, may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.


SPLITTING UNITS


    The Company reserves the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no such change will have a material effect on the benefits or other provisions of the Contract.


MODIFICATION


    Upon notice to the Owner (or to the Payee during the annuity period), the Contract may be modified by the Company if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; or (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; or (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); or (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners of the Contracts. In the event of any such modification, the Company may make appropriate endorsement in the Contracts to reflect such modification.


CUSTODIAN

    The Company is the Custodian of the assets of the Variable Account. The Company will purchase Series Fund shares at net asset value in connection with amounts allocated to the Sub-Accounts in accordance with the instructions of the Owner and redeem Series Fund shares at net asset value for the purpose of meeting the contractual obligations of the Variable Account, paying charges relative to the Variable Account or making adjustments for annuity reserves held in the Variable Account.


RIGHT TO RETURN



    If the Owner is not satisfied with the Contract, it may be returned by mailing it to the Company at its Annuity Service Mailing Address within ten days after it was received by the Owner. When the Company receives the returned Contract it will be cancelled and the Contract's Account Value at the end of the Valuation Period during which the Contract was received by the Company will be refunded to the Owner.



    With respect to Individual Retirement Accounts, under the Internal Revenue Code, an Owner establishing an Individual Retirement Account ("IRA") must be furnished with a disclosure statement containing certain information about the Contract and applicable legal requirements. This statement must be furnished on or before the date the IRA is established. If the Owner is furnished with such disclosure statement before the seventh day preceding the date the IRA is established, the Owner will not have any right of revocation. If the disclosure statement is furnished after the seventh day preceding the establishment of the IRA, the Owner may give a notice of revocation to the Company at any time within seven days after the Issue Date. Upon such revocation, the Company will refund the Purchase Payment(s) made by the Owner. The foregoing right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. The Company will allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.


                               FEDERAL TAX STATUS

INTRODUCTION


    The Contracts described in this Prospectus are designed for use in connection with personal retirement plans that may or may not be qualified plans under Sections 401, 403, 408, or 408A of the Internal Revenue Code (the "Code"). As noted above, the Company may begin offering Owners of Contracts used in connection with individual retirement plans under Code Section 408 the opportunity to convert such Contracts into Contracts used in connection with Roth IRAs under Section 408A of the Code, and may also begin offering new Contracts for use in connection with Roth IRAs. The ultimate effect of federal income taxes may depend upon the type of retirement plan for which the Contract is purchased and a number of different factors. This discussion is general in nature, is based upon the Company's understanding of current federal income tax laws, and is not intended as tax advice. Congress has the power to enact legislation affecting the tax treatment of annuity contracts, and such legislation could be applied retroactively to Contracts purchased before the date of enactment. Any person contemplating the purchase of a Contract should consult a qualified tax adviser. THE COMPANY DOES NOT MAKE ANY GUARANTEE REGARDING THE FEDERAL, STATE OR LOCAL TAX STATUS OF ANY CONTRACT OR ANY TRANSACTION INVOLVING A CONTRACT.


TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

    The Company is taxed as a life insurance company under the Code. The operations of the Variable Account are accounted for separately from other operations of the Company for purposes of federal income taxation, but the Variable Account is not taxable as a regulated investment company or otherwise as an entity separate from the Company. The income of the Variable Account (consisting primarily of interest, dividends and net capital gains) is not taxable to the Company to the extent that it is applied to increase reserves under contracts participating in the Variable Account.

TAXATION OF ANNUITIES IN GENERAL

    Purchase Payments made under Non-Qualified Contracts are not deductible from the Owner's income for federal income tax purposes. Owners of Qualified Contracts should consult a tax adviser regarding the tax treatment of Purchase Payments.


    Generally, no taxes are imposed on the increase in the value of a Contract until a distribution occurs, either as an annuity payment or as a cash withdrawal or lump-sum payment prior to the Annuity Commencement Date. However, corporate Owners and other Owners that are not natural persons are subject to current taxation on the annual increase in the value of a Non-Qualified Contract, unless the non-natural person holds the Contract as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement). This current taxation of annuities held by non-natural persons does not apply to earnings accumulated under an immediate annuity, which the Code defines as a single premium contract with an annuity commencement date within one year of the date of purchase. Also, the Internal Revenue Service could assert that Owners of both Qualified and Non-Qualified Contracts annually receive and are subject to a tax on a deemed distribution equal to the cost of any life insurance benefit provided by the Contract.



    A partial cash withdrawal (i.e., a withdrawal of less than the entire value of the Contract's Accumulation Account) under a Non-Qualified Contract before the Annuity Commencement Date is treated first as a withdrawal from the increase in the Accumulation Account's value, rather than as a return of the Purchase Payment. The amount of the withdrawal allocable to this increase will be includible in the Owner's income and subject to tax at ordinary income rates. If a Contract is assigned or pledged as collateral for a loan, the amount assigned or pledged must be treated as if it were withdrawn from the Contract.

    In the case of annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, a portion of each payment is treated as a nontaxable return of the Purchase Payment. The nontaxable portion is determined by applying to each annuity payment an "exclusion ratio," which, in general, is the ratio that the total amount the Owner paid for the Contract bears to the Payee's expected return under the Contract. The remainder of the payment is taxable at ordinary income rates.

    The total amount that a Payee may exclude from income through application of the "exclusion ratio" is limited to the amount the Owner paid for the Contract. If the Annuitant survives for his full life expectancy, so that the Payee recovers the entire amount paid for the Contract, any subsequent annuity payment will be fully taxable as income. Conversely, if the Annuitant dies before the Payee recovers the entire amount paid, the Payee will be allowed a deduction for the amount of the unrecovered Purchase Payment.

    Taxable cash withdrawals and lump-sum payments from Non-Qualified Contracts may be subject to a penalty tax equal to 10% of the amount treated as taxable income. This 10% penalty also may apply to certain annuity payments. This penalty will not apply in certain circumstances (such as where the distribution is made upon the death of the Owner). The withdrawal penalty also does not apply to distributions under an immediate annuity (as defined above).

    In the case of a Qualified Contract, distributions generally are taxable and distributions made prior to age 59 1/2 are subject to a 10% penalty tax, although this penalty tax will not apply in certain circumstances. Certain distributions, known as "eligible rollover distributions," if rolled over to certain other qualified retirement plans (either directly or after being distributed to the Payee), are not taxable until distributed from the plan to which they are rolled over. In general, an eligible rollover distribution is any taxable distribution other than a distribution that is part of a series of payments made for life or for a specified period of ten years or more. Owners, Annuitants, Payees and Beneficiaries should seek qualified advice about the tax consequences of distributions, withdrawals, payments and rollovers under the retirement plans in connection with which the Contracts are purchased.

    If the Owner of a Non-Qualified Contract dies, the value of the Contract generally must be distributed within a specified period (see "Other Contractual Provisions -- Death of Owner"). For Contracts owned by non-natural persons, a change in the Annuitant is treated as the death of the Owner.

    A purchaser of a Qualified Contract should refer to the terms of the applicable retirement plan and consult a tax adviser regarding distribution requirements upon the death of the Owner.

    A transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse) is treated as the receipt by the Owner of income in an amount equal to the value of the Contract's Accumulation Account minus the total amount paid for the Contract.


    The Company will withhold and remit to the U.S. Government a part of the taxable portion of each distribution made under a Non-Qualified Contract or under a Qualified Contract issued in connection with an individual retirement account unless the Owner or Payee provides his or her taxpayer identification number to the Company and notifies the Company (in the manner prescribed) before the time of the distribution that he or she chooses not to have any amounts withheld.



    In the case of distributions from a Qualified Contract (other than distributions from a Contract issued for use with an IRA), the Company or the plan administrator must withhold and remit to the U.S. government 20% of each distribution that is an eligible rollover distribution (as defined above) unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover. If a distribution from a Qualified Contract is not an eligible rollover distribution, then the Owner or Payee can choose not to have amounts withheld as described above for Non-Qualified Contracts and Qualified Contracts issued for use with IRAs.


    Amounts withheld from any distribution may be credited against the Owner's or Payee's federal income tax liability for the year of the distribution.

    The Internal Revenue Service has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts that do not comply with these regulations do not qualify as annuities for income tax purposes, and therefore the annual increase in the value of such contracts is subject to current taxation. The Company believes that each series of the Series Fund complies with the regulations.


    The preamble to the regulations states that the Internal Revenue Service may promulgate guidelines under which a variable contract will not be treated as an annuity for tax purposes if the owner has excessive control over the investments underlying the contract. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. If guidelines are promulgated, the Company will take any action (including modification of the Contract and/or the Variable Account) necessary to comply with the guidelines.



    THE FOLLOWING INFORMATION SHOULD BE CONSIDERED ONLY WHEN AN IMMEDIATE ANNUITY CONTRACT AND A DEFERRED ANNUITY CONTRACT ARE PURCHASED TOGETHER: The Company understands that the Treasury Department is in the process of reconsidering the tax treatment of annuity payments under an immediate annuity contract (as defined above) purchased together with a deferred annuity contract. The Company believes that any adverse change in the existing tax treatment of such immediate annuity contracts is likely to be prospective, i.e., it would not apply to contracts issued before such a change is announced. However, there can be no assurance that any such change, if adopted, would not be applied retroactively.


QUALIFIED RETIREMENT PLANS


    The Qualified Contracts described in this Prospectus are designed for use with several types of qualified retirement plans. The tax rules applicable to participants in such qualified retirement plans vary according to the type of plan and its terms and conditions. Therefore, no attempt is made herein to provide more than general information about the use of the Qualified Contracts with the various types of qualified retirement plans. Owners, Annuitants, Payees and Beneficiaries are cautioned that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Qualified Contracts issued in connection therewith. These terms and conditions may include restrictions on, among other things, ownership, transferability, contributions and distributions. Any person contemplating the purchase of a Qualified Contract should consult a qualified tax advisor. In addition, Owners, Payees, Beneficiaries and administrators of qualified retirement plans should consider and consult their tax adviser concerning whether the Death Benefit payable under the Contract affects the qualified status of their retirement plan. Following are brief descriptions of various types of qualified retirement plans and the use of the Qualified Contracts in connection therewith.


PENSION AND PROFIT-SHARING PLANS

    Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. The Contract may be purchased by those who would have been covered under the rules governing old H.R. 10 (Keogh) Plans as well as by corporate plans. Such retirement plans may permit the purchase of the Qualified Contracts to provide benefits under the plans. Employers intending to use the Qualified Contracts in connection with such plans should seek qualified advice in connection therewith.

TAX-SHELTERED ANNUITIES

    Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c) (3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "Tax-Sheltered Annuities." Purchasers of the Qualified Contracts for such purposes should seek qualified advice as to eligibility, limitations on permissible amounts of Purchase Payments and tax consequences of distributions. Only one Purchase Payment per Contract will be accepted (See "Section 403(b) Annuities").

INDIVIDUAL RETIREMENT ACCOUNTS

    Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts and Simple Retirement Accounts, known as an Individual Retirement

Account ("IRA"). These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed on a tax-deferred basis in an IRA. Sale of the Contracts for use with IRAs may be subject to special requirements imposed by the Internal Revenue Service. Purchasers of the Contracts for such purposes will be provided with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency, and will have the right to revoke the Contract under certain circumstances as described in the section of this Prospectus entitled "Right to Return Contract."



ROTH IRAS



    Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a regular IRA under Section 408 of the Code, contributions to a Roth IRA are not made on a tax-deductible basis, but distributions are tax-free if certain requirements are satisfied. Like regular IRAs, Roth IRAs are subject to limitations on the amount that may be contributed and the time when distributions may commence. A regular IRA may be converted into a Roth IRA, and the resulting income tax may be spread over four years if the conversion occurs before January 1, 1999.



    If and when Contracts are made available for use with Roth IRAs, they may be subject to special requirements imposed by the Internal Revenue Service. Purchasers of the Contracts for this purpose will be provided with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency.


                        ADMINISTRATION OF THE CONTRACTS


    The Company performs certain administrative functions relating to the Contracts and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, type of contract issued to each owner, the status of each Contract's Accumulation Account, and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial surrenders; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services. The Company has entered into service agreements with Sun Life of Canada (U.S.), and Sun Life Assurance Company of Canada ("Sun Life (Canada)"), under which Sun Life of Canada (U.S.) and Sun Life (Canada) may provide the Company with certain services on a cost reimbursement basis. These services include, but are not limited to, accounting and investment services, systems support and development, pricing, product development, actuarial, legal and compliance functions, marketing services and staff training.


                         DISTRIBUTION OF THE CONTRACTS


    The offering of the Contracts is continuous. The Contracts will be sold by licensed insurance agents in the state of New York. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. ("NASD") and who have entered into distribution agreements with the Company and the General Distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181, a wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.), which is an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada. Clarendon is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as broker-dealer and is a member of the NASD. Clarendon also acts as the general distributor of certain other annuity contracts issued by the Company and Sun Life of Canada (U.S.), and variable life insurance contracts issued by Sun Life of Canada (U.S.). Commissions and other distribution expenses will be paid by the Company on the sale of the Contracts and will not be more than 7.10% of Purchase Payments. Commissions will not be paid with respect to Contracts established for the personal account of employees of the Company or any of its affiliates, or of persons engaged in the distribution of the Contracts or of immediate family members of such employers or persons. During 1997 and 1996, approximately $532,000 and $217,000, respectively, was paid to Clarendon in connection with the distribution of the Contracts.


                    ADDITIONAL INFORMATION ABOUT THE COMPANY

SELECTED FINANCIAL DATA

    The following selected financial data for the Company should be read in conjunction with the Company's financial statements and notes thereto included in this Prospectus beginning on page 54.


                                                                        SELECTED FINANCIAL DATA
                                                                           (IN $ THOUSANDS)
                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------------------
                                                           1997       1996       1995       1994       1993
                                                         ---------  ---------  ---------  ---------  ---------
Revenues
    Premiums, annuity deposits and other revenues        $ 139,469  $  83,711  $  85,446  $  75,997  $  59,930
    Net investment income                                    9,344     13,019     19,204     22,698     25,736
                                                         ---------  ---------  ---------  ---------  ---------
                                                           148,813     96,730    104,650     98,695     85,666
                                                         ---------  ---------  ---------  ---------  ---------
Benefits and Expenses
    Policyholder benefits                                   97,787     62,591     59,695     47,708     53,783
    Other expenses                                          45,538     29,358     41,557     45,146     24,892
                                                         ---------  ---------  ---------  ---------  ---------
                                                           143,325     91,949    101,252     92,854     78,675
                                                         ---------  ---------  ---------  ---------  ---------
Income from operations before federal income tax
 expense                                                     5,488      4,781      3,398      5,841      6,991
    Federal income tax (excluding tax on capital
     losses)                                                 2,315      1,939      2,447      1,017      2,962
                                                         ---------  ---------  ---------  ---------  ---------
Income from operations after federal income tax expense
 and before realized capital losses                          3,173      2,842        951      4,824      4,029
    Net realized capital gains (losses) less capital
     gains tax                                                 183       (439)       (21)      (469)       (69)
                                                         ---------  ---------  ---------  ---------  ---------
Net income                                               $   3,356  $   2,403  $     930  $   4,355  $   3,960
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Total Assets                                             $ 624,099  $ 518,033  $ 520,169  $ 503,982  $ 507,012
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


LIQUIDITY AND CAPITAL RESOURCES



    The Company generated cash flow from operations sufficient to meet its liquidity needs. It has an active asset liability management program in order to maintain adequate liquidity. Capital is considered to be adequate; the Company has not required capital contributions since 1990 when Sun Life of Canada (U.S.) contributed an additional $12 million.



RESULTS OF OPERATIONS



    The Company had net income of $3,356,000 for 1997 as compared to $2,403,000 for 1996. The increase in net income was due to higher earnings from annuity and group life segments, the result of higher fees from separate account assets and an increase in the surplus transfer from the unitized separate account, and strong group life sales and good mortality experience, respectively, offset by lower earnings from group health, the result of lower than expected sales combined with higher reserves from increasing claims.


REINSURANCE

    The Company has executed agreements which provide that the parent company will reinsure risks under certain group life, health, and long-term disability insurance contracts sold by the Company.

RESERVES

    In accordance with the life insurance laws and regulations under which the Company operates it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. In the accompanying Financial Statements these reserves are determined in accordance with statutory regulations which are generally accepted accounting principles for the Company.

INVESTMENTS

    The Company maintains investments in bonds and mortgages with cash flows to match estimated cash flows of its liabilities.


    It is the Company's policy to acquire only investment grade securities. Only % of the Company's holdings of bonds were rated below investment grade at
December 31, 1997. Publicly traded government and corporate bonds comprised
    % of the Company's total bonds at December 31, 1997. The Company underwrites commercial mortgages with a maximum loan to value ratio of 75%, and as a rule invests only in properties that are almost fully leased. The Company did not have any mortgage loans in arrears more than 60 days at December 31, 1997.


COMPETITION


    The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are approximately 150 insurers in the life insurance business in the State of New York. Best's Insurance Reports, Life-Health Edition, 1997, assigned the Company its highest classification, A++, as of December 31, 1997. Standard & Poor's and Duff and Phelps have assigned the Company their highest ratings for claims paying ability, AAA. These ratings should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account. However, the ratings are relevant to the Company's ability to meet its general corporate obligations under the Contracts.


EMPLOYEES


    As of December 31, 1997 the Company had 30 direct employees all of whom are employed at its Home Office and Group Insurance Sales Office in New York, New York.


PROPERTIES

    The Company leases the office space occupied by it at 80 Broad Street, New York, New York. The monthly cost of the lease, which expires in February, 2004, is $19,600.

                 THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS

    The directors and principal officers of the Company are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations). Except as otherwise indicated, the directors and officers of the Company who are associated with Sun Life Assurance Company of Canada and/or its subsidiaries have been associated with Sun Life Assurance Company of Canada for more than five years either in the position shown or in other positions.


JOHN D. MCNEIL, 64, Chairman and Director (1984*)
150 King Street West
Toronto, Ontario, Canada M5H 1J9


    He is Chairman and a Director of Sun Life Assurance Company of Canada and Sun Life of Canada (U.S.); a Director of Massachusetts Financial Services Company; Chairman and a Trustee of MFS/Sun Life Series Trust; Chairman and a Member of the Boards of Managers of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account; and a Director of Shell (Canada) Limited and Canadian Pacific, Ltd.

------------------------
*Year Elected Director

DONALD A. STEWART, 51, President and Director (1996*)
150 King Street West
Toronto, Ontario, Canada M5H 1J9


    He is President and a Director of Sun Life Assurance Company of Canada and Sun Life of Canada (U.S.) and a Director of Massachusetts Financial Services Company, Massachusetts Casualty Insurance Company and Sun Life Financial Services Limited.


DAVID D. HORN, 56, Director (1984*)
56 Pinckney Street
Boston, Massachusetts 02114



    He was formerly Senior Vice President and General Manager for the United States of Sun Life Assurance Company of Canada (U.S), retiring in December 1997. He is a Trustee of MFS/Sun Life Series Trust; and a Member of the Boards of Managers of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account.



JOHN G. IRELAND, 73, Director (1984*)
280 Steamboat Road,
Greenwich, Connecticut 06830



    He is the retired Chairman of William M. Mercer-Meidinger, Incorporated.



EDWARD M. LAMONT, 71, Director (1984*)
1234 Moores Hill Road
Syosset, New York 11791



    He is self-employed as a private investor and consultant.



ANGUS A. MACNAUGHTON, 66, Director (1984*)
Metro Tower, 950 Tower Lane
Foster City, California 94404-2121



    He is President of Genstar Investment Corporation and a Director of Sun Life Assurance Company of Canada, Sun Life Assurance Company of Canada (U.S.), Canadian Pacific, Ltd., Varian Associates, Inc., Diversified Collection Services, Inc., the San Francisco Opera, and Barrick Gold Corporation.



JOHN S. LANE, 63, Director (1991*)
150 King Street West
Toronto, Ontario, Canada M5H 1J9



    He is Senior Vice President, Investments of Sun Life Assurance Company of Canada; and a Director of Sun Life Assurance Company of Canada (U.S.).



RICHARD B. BAILEY, 71, Director (1984*)
500 Boylston Street
Boston, Massachusetts 02116



    He is a Director of Sun Life Assurance Company of Canada (U.S.); and a Director/Trustee of certain funds in the MFS Family of Funds.



M. COLYER CRUM, 65, Director (1986*)
104 Westcliff Street
Weston, Massachusetts 02193



    He is a Professor Emeritus of the Harvard Business School; and a Director of Sun Life Assurance Company of Canada, Sun Life Assurance Company of Canada (U.S.), Cambridge Bancorp, Cambridge Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Special Value Fund, Inc., Merrill Lynch Capital Fund, Inc., Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Global Resources Trust, Merrill Lynch U.S. Treasury Money Fund, MuniVest California Insured Fund, Inc., MuniVest Florida Fund, Inc., MuniVest Michigan Insured Fund, Inc., MuniVest New Jersey Fund, Inc., MuniYield Florida

------------------------

*Year Elected Director

Insured Fund, MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield Pennsylvania Fund, and Phaeton International/N.V. Prior to July, 1996 he was a professor at the Harvard Business School.



FIORAVANTE G. PERROTTA, ESQ., 66, Director (1984*)
13 Clarke Lane
Essex, Connecticut 06426


    He is a retired Partner in the law firm of Rogers & Wells.


RALPH F. PETERS, 69, Director (1984*)
66 Strimples Mill Road
Stockton, New Jersey 08559


    He is Chairman of the Executive Committee of Discount Corporation of New
York.


FREDERICK B. WHITTEMORE, 67, Director (1998*)
1221 Avenue of the Americas
New York, New York 10020



    He is an Advisory Director of Morgan Stanley & Co. Incorporated; a Director of Ecopin Limited, PartnerReinsurance Company Ltd., Chesapeake Energy Corporation, Maxcor Financial Group, Inc., KOS Pharmaceuticals, Inc., Southern Pacific Petroleum NL, Aspen Institute, American Associates of the Royal Academy Trust, The Eugene O'Neil Theater, University of New Hampshire Foundation and CSIS International Counselors; and a Member of the Board of Overseers of The Tuck School



PETER R. O'FLINN, 45, Director (1998*)
125 West 55th Street
New York, New York 10019



    He is a Partner with the firm of Le Bouef, Lamb, Greene and MacRae.



S. CAESAR RABOY, 61, Senior Vice President and Director (1997*)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181



    He is Senior Vice President and Deputy General Manager for the United States of Sun Life Assurance Company of Canada; Senior Vice President, Deputy General Manager and a Director of Sun Life Assurance Company of Canada (U.S.); and Vice President and a Director of Sun Life Financial Services Limited; and a Director of Sun Life of Canada (U.S.) Distributors, Inc. and Clarendon Insurance Agency, Inc.



ROBERT P. VROLYK, 45, Vice President, Controller, and Actuary (1986) One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181



    He is Vice President, Finance, of Sun Life Assurance Company of Canada; Vice President and Actuary of Sun Life Assurance Company of Canada (U.S.); Vice President and a Director of Sun Life of Canada (U.S.) Holdings, Inc., Sun Life of Canada (U.S.) Financial Services Holding Inc., Sun Life Assurance Company of Canada -- U.S. Operations Holdings, Inc., Sun Life of Canada (U.S.) Distributors, Inc., and Sun Canada Financial Co.; Vice President, Treasurer and Director of Sun Capital Advisers, Inc.; Treasurer and Director of Sun Life of Canada (U.S.) SPE 97-1, Inc; and a Director of Clarendon Insurance Agency, Inc. and Sun Benefit Company, Inc.



C. JAMES PRIEUR, 47, Vice President, and Director (1993, 1998*)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181



    He is Senior Vice President, and General Manager for the United States of Sun Life Assurance Company of Canada (U.S.); Senior Vice President, General Manager and a Director of Sun Life Assurance Company of Canada (U.S.); Chairman and a Director of Sun Life of Canada (U.S.) Distributors, Inc. and Sun Capital Advisers, Inc.; President and a Director of Sun Life of Canada (U.S.) Holdings, Inc., Sun Life

------------------------


*Year Elected Director

Assurance Company of Canada -- U.S. Operations Holdings, Inc., Sun Life of Canada (U.S.) Financial Services Holdings, Inc., Sun Canada Financial Co., Sun Life of Canada (U.S.) SPE 97-1 Inc., and Sun Benefit Services Company; and a Director of Clarendon Insurance Agency, Inc. and Massachusetts Casualty Insurance Company.



MARGARET SEARS MEAD, 48, Assistant Vice President and Secretary (1996) One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181



    She is Assistant Vice President and Counsel for the United States of Sun Life Assurance Company of Canada; Assistant Vice President and Secretary of Sun Life Assurance Company of Canada (U.S.) Secretary of Sun Life of Canada (U.S.) Distributors, inc., Sun Capital Advisers, Inc., Sun Benefit Services Company, Inc., Sun Life of Canada (U.S.) SPE 97-1, Inc., Sun Life of Canada (U.S.) Holdings, Inc., Sun Life Assurance Company of Canada -- U.S. Operations Holdings, Inc., Sun Life of Canada (U.S.) Financial Services Holdings, Inc., and Sun Canada Financial Co.; and Assistant Secretary of Clarendon Insurance Agency, Inc.



L. BROCK THOMSON, 56, Vice President and Treasurer (1986)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181



    He is Vice President, Portfolio Management for the United States of Sun Life Assurance Company of Canada; Vice President and Treasurer of Sun Life of Canada (U.S.) Distributors, Inc., Sun Benefit Services Company, Inc., Sun Life Assurance Company of Canada (U.S.), and Clarendon Insurance Agency, Inc.; and Assistant Treasurer of Massachusetts Casualty Insurance Company.



JAMES M.A. ANDERSON, 48, Vice President, Investments (1998)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181



    He is Vice President, Investments, of Sun Life Assurance Company of Canada and Sun Life Assurance Company of Canada (U.S.); President and a Director of Sun Capital Advisers,Inc.; Vice President and a Director of Sun Life of Canada (U.S.) Holdings, Inc., Sun Life of Canada (U.S.) Financial Services Holdings, Inc., and Sun Canada Financial Co.; Vice President, Investments, and a Director of Sun Life of Canada (U.S.) Distributors, Inc.; and a Director of Massachusetts Casualty Insurance Company, New London Trust, F.S.B., and Sun Benefit Services Company, Inc.



MICHAEL A. COHEN, 58, Vice President and Regional Manager (1991)
80 Broad Street
New York, New York 10004


    He is Vice President and Regional Manager of the Company.

    The directors, officers and employees of the Company are covered under a commercial blanket bond and a liability policy. The directors, officers and employees of Massachusetts Financial Services Company and Clarendon Insurance Agency, Inc. are covered under a fidelity bond and errors and omissions policy.


    Directors of the Company who are also officers of Sun Life Assurance Company of Canada or its affiliates receive no compensation in addition to their compensation as officers of Sun Life Assurance Company of Canada or its affiliates. Messrs. Ireland, Lamont, MacNaughton, Crum, Perrotta, Peters, Whittemore, and O'Flinn receive compensation in the amount of $5,000 per year, plus $800 for each meeting attended, plus expenses.


------------------------

*Year Elected Director

    No shares of the Company are owned by any executive officer or director. The Company is a wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181, which is an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada, 150 King Street West, Toronto, Ontario, Canada M5H 1J9.


                                STATE REGULATION

    The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March 1st in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

    The Superintendent of Insurance has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

    In addition, affiliated groups of insurers, such as the Company, its parent and its affiliates, are regulated under insurance holding company legislation in New York and certain other states. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved.

    Under insurance guaranty fund laws in New York, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and also may permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

    Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles, and proposed legislation to prohibit the use of gender in determining insurance and pension rates and benefits.

                               LEGAL PROCEEDINGS


    There are no pending legal proceedings affecting the Variable Account. The Company and Sun Life (U.S.) and its other subsidiaries are engaged in various kinds of routine litigation which, in their management's judgment, is not of material importance to their respective total assets or material with respect to the Variable Account.


                                  ACCOUNTANTS


    The financial statements of the Variable Account for the year ended December 31, 1997 and the statutory financial statements of the Company as of December 31, 1997 and 1996 and for the three years ended December 31, 1997, 1996 and 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                            REGISTRATION STATEMENTS


    Registration statements have been filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, with respect to the Contracts offered by this Prospectus. This Prospectus does not contain all the information set forth in such registration statements and the exhibits filed as part thereof, to all of which reference is hereby made for further information concerning the Variable Account, the Fixed Account, the Company, the Series Fund and the Contracts. Statements found in this Prospectus as to the terms of the Contracts and other legal instruments are summaries, and reference is made to such instruments as filed.


                              FINANCIAL STATEMENTS

    The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account. The Variable Account value of the interests of Owners, Annuitants, Payees and Beneficiaries under the Contracts is affected primarily by the investment results of the Series Fund. The financial statements of the Variable Account reflect units outstanding and expenses incurred under other contracts participating in the Variable Account which impose certain contract charges that are different from those imposed under the Contracts.

                              -------------------

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

STATEMENT OF CONDITION-- December 31, 1997

 ASSETS:
    Investments in MFS/Sun Life Series Trust:          Shares        Cost         Value
                                                     ----------  ------------  ------------
     Capital Appreciation Series ("CAS")...........     882,087  $ 30,360,699  $ 35,405,613
     Conservative Growth Series ("CGS")............   1,295,269    34,704,531    42,940,657
     Emerging Growth Series ("EGS")................     681,030    11,019,764    12,260,633
     MFS/Foreign & Colonial Emerging Markets Equity
      Series ("FCE")...............................      33,079       417,127       365,050
     International Growth Series ("FCG")...........     181,128     1,963,413     2,023,598
     International Growth and Income Series
      ("FCI")......................................       8,954        89,940        86,391
     Government Securities Series ("GSS")..........     732,911     9,293,541     9,557,606
     High Yield Series ("HYS").....................   1,116,886    10,241,653    10,845,783
     Managed Sectors Series ("MSS")................     333,490     8,679,762     9,724,354
     Money Market Series ("MMS")...................  10,369,043    10,369,043    10,369,043
     Research Equity Series ("RES")................   1,008,519    18,031,161    19,596,299
     Research Growth and Income Series ("RGS").....      58,294       615,295       642,446
     Total Return Series ("TRS")...................   1,975,084    36,164,801    42,103,386
     Utilities Series ("UTS")......................     291,819     3,978,509     4,788,286
     Value Series ("VAL")..........................      48,111       648,694       670,376
     World Asset Allocation Series ("WAA").........     172,688     2,454,303     2,510,761
     World Governments Series ("WGS")..............     385,890     4,345,024     4,139,309
     World Growth Series ("WGO")...................     626,609     8,366,738     9,200,599
     World Total Return Series ("WTR").............     146,731     2,035,489     2,157,006
                                                                 ------------  ------------
                                                                 $193,779,487  $219,387,196
                                                                 ------------
                                                                 ------------
 LIABILITY:
     Payable to sponsor............................                                  70,058
                                                                               ------------
         Net Assets................................                            $219,317,138
                                                                               ------------
                                                                               ------------

 NET ASSETS:
                                           Applicable to Owners of
                                          Deferred Variable Annuity
                                                 Contracts:
                                      ---------------------------------  Reserve for
                                                   Unit                   Variable
                                        Units     Value       Value       Annuities       Total
                                      ---------  --------  ------------  -----------   ------------
 Regatta-NY Contracts:
     CAS............................  1,098,819  $20.4955  $ 22,523,228  $   148,002   $ 22,671,230
     CGS............................    806,893   21.5979    17,425,443       82,762     17,508,205
     GSS............................    617,817   12.4617     7,698,704        6,946      7,705,650
     HYS............................    340,853   14.9542     5,110,044       19,915      5,129,959
     MSS............................    314,374   19.6663     6,182,560      --           6,182,560
     MMS............................    540,785   11.5063     6,218,779        1,677      6,220,456
     TRS............................  1,439,364   17.1690    24,708,258      675,018     25,383,276
     UTS............................    103,362   19.6408     2,030,553      --           2,030,553
     WGS............................    277,498   13.9137     3,399,315        3,604      3,402,919
     WGO............................    384,999   12.4194     5,357,337      --           5,357,337
                                                           ------------  -----------   ------------
                                                           $100,654,221  $   937,924   $101,592,145
                                                           ------------  -----------   ------------
 Regatta Gold-NY Contracts:
     CAS............................    933,956   13.6249  $ 12,725,326  $   --        $ 12,725,326
     CGS............................  1,722,218   14.6125    25,157,929      259,278     25,417,207
     EGS............................    966,583   12.6847    12,260,633      --          12,260,633
     FCE............................     41,861    8.7203       365,050      --             365,050
     FCG............................    188,749   10.7213     2,023,598      --           2,023,598
     FCI............................      9,227    9.3612        86,391      --              86,391
     GSS............................    168,798   10.9695     1,851,630      --           1,851,630
     HYS............................    482,767   11.8237     5,715,745      --           5,715,745
     MSS............................    251,868   14.0620     3,541,793      --           3,541,793
     MMS............................    395,655   10.4857     4,148,510      --           4,148,510
     RES............................  1,478,012   13.2588    19,596,299      --          19,596,299
     RGS............................     59,221   10.7234       642,446      --             642,446
     TRS............................  1,288,455   12.9446    16,675,070      --          16,675,070
     UTS............................    187,310   14.6470     2,757,733      --           2,757,733
     VAL............................     61,777   10.8511       670,376      --             670,376
     WAA............................    215,473   11.6505     2,510,761      --           2,510,761
     WGS............................     73,436   10.0221       736,156      --             736,156
     WGO............................    324,362   11.8491     3,843,263      --           3,843,263
     WTR............................    181,210   11.9033     2,157,006      --           2,157,006
                                                           ------------  -----------   ------------
                                                           $117,465,715  $   259,278   $117,724,993
                                                           ------------  -----------   ------------
         Net Assets......................................  $218,119,936  $ 1,197,202   $219,317,138
                                                           ------------  -----------   ------------
                                                           ------------  -----------   ------------

                       See notes to financial statements

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

STATEMENT OF OPERATIONS-- Year Ended December 31, 1997

                                               CAS           CGS           EGS           FCE           FCG
                                           Sub-Account   Sub-Account   Sub-Account   Sub-Account   Sub-Account
                                           -----------   -----------   -----------   -----------   -----------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............  $2,541,693    $1,238,773    $   27,866     $     --     $   12,324
   Mortality and expense risk charges....     376,259       356,402        97,960        1,685         15,580
   Administrative charges................      45,151        42,768        11,755          202          1,869
                                           -----------   -----------   -----------   -----------   -----------
       Net investment income (loss)......  $2,120,283    $  839,603    $  (81,849)    $ (1,887)    $   (5,125)
                                           -----------   -----------   -----------   -----------   -----------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................  $5,288,509    $4,278,183    $1,275,667     $  1,790     $  138,047
     Cost of investments sold............   3,747,924     2,772,936     1,155,970        1,936        132,654
                                           -----------   -----------   -----------   -----------   -----------
     Net realized gains (losses).........  $1,540,585    $1,505,247    $  119,697     $   (146)    $    5,393
                                           -----------   -----------   -----------   -----------   -----------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................  $5,044,914    $8,236,126    $1,240,869     $(52,077)    $   60,185
     Beginning of year...................   3,141,305     3,353,456       (39,969)      --              3,206
                                           -----------   -----------   -----------   -----------   -----------
       Change in unrealized appreciation
        (depreciation)...................  $1,903,609    $4,882,670    $1,280,838     $(52,077)    $   56,979
                                           -----------   -----------   -----------   -----------   -----------
         Realized and unrealized gains
          (losses).......................  $3,444,194    $6,387,917    $1,400,535     $(52,223)    $   62,372
                                           -----------   -----------   -----------   -----------   -----------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS.............................  $5,564,477    $7,227,520    $1,318,686     $(54,110)    $   57,247
                                           -----------   -----------   -----------   -----------   -----------
                                           -----------   -----------   -----------   -----------   -----------

                                               FCI          GSS           HYS          MSS          MMS
                                           Sub-Account  Sub-Account   Sub-Account  Sub-Account  Sub-Account
                                           -----------  -----------   -----------  -----------  -----------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............  $   --       $  614,036    $   493,671  $   817,957  $   497,893
   Mortality and expense risk charges....         246      112,368         98,617       99,618      125,289
   Administrative charges................           9       13,485         11,834       11,954       15,035
                                           -----------  -----------   -----------  -----------  -----------
       Net investment income (loss)......  $     (255 ) $  488,183    $   383,220  $   706,385  $   357,569
                                           -----------  -----------   -----------  -----------  -----------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................  $      244   $3,378,955    $ 2,520,627  $ 1,442,208  $14,593,369
     Cost of investments sold............         260    3,341,137      2,396,565    1,129,421   14,593,369
                                           -----------  -----------   -----------  -----------  -----------
     Net realized gains (losses).........  $      (16 ) $   37,818    $   124,062  $   312,787      --
                                           -----------  -----------   -----------  -----------  -----------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................  $   (3,549 ) $  264,065    $   604,130  $ 1,044,592  $   --
     Beginning of year...................      --          134,986        223,152      513,054      --
                                           -----------  -----------   -----------  -----------  -----------
       Change in unrealized appreciation
        (depreciation)...................  $   (3,549 ) $  129,079    $   380,978  $   531,538      --
                                           -----------  -----------   -----------  -----------  -----------
         Realized and unrealized gains
          (losses).......................  $   (3,565 ) $  166,897    $   505,040  $   844,325  $   --
                                           -----------  -----------   -----------  -----------  -----------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS.............................  $   (3,820 ) $  655,080    $   888,260  $ 1,550,710  $   357,569
                                           -----------  -----------   -----------  -----------  -----------
                                           -----------  -----------   -----------  -----------  -----------

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

                                               RES           RGS           TRS           UTS           VAL
                                           Sub-Account   Sub-Account   Sub-Account   Sub-Account   Sub-Account
                                           -----------   -----------   -----------   -----------   ------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............  $  250,661    $   --        $3,176,698     $ 325,601    $    --
   Mortality and expense risk charges....     141,879         1,710       412,517        38,805           1,586
   Administrative charges................      17,026           205        49,502         4,657             191
                                           -----------   -----------   -----------   -----------   ------------
       Net investment income (loss)......  $   91,756    $   (1,915)   $2,714,679     $ 282,139    $     (1,777)
                                           -----------   -----------   -----------   -----------   ------------
 REALIZED AND UNREALIZED GAINS:
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................  $1,040,657    $   15,694    $4,894,617     $ 814,262    $    101,814
     Cost of investments sold............     875,510        15,314     4,014,252       685,996          97,187
                                           -----------   -----------   -----------   -----------   ------------
       Net realized gains................  $  165,147    $      380    $  880,365     $ 128,266    $      4,627
                                           -----------   -----------   -----------   -----------   ------------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................  $1,565,138    $   27,151    $5,938,585     $ 809,777    $     21,682
     Beginning of year...................     163,568        --         3,374,017       299,360         --
                                           -----------   -----------   -----------   -----------   ------------
       Change in unrealized
        appreciation.....................  $1,401,570    $   27,151    $2,564,568     $ 510,417    $     21,682
                                           -----------   -----------   -----------   -----------   ------------
         Realized and unrealized gains...  $1,566,717    $   27,531    $3,444,933     $ 638,683    $     26,309
                                           -----------   -----------   -----------   -----------   ------------
 INCREASE IN NET ASSETS FROM
  OPERATIONS.............................  $1,658,473    $   25,616    $6,159,612     $ 920,822    $     24,532
                                           -----------   -----------   -----------   -----------   ------------
                                           -----------   -----------   -----------   -----------   ------------

                                               WAA           WGS           WGO           WTR
                                           Sub-Account   Sub-Account   Sub-Account   Sub-Account      Total
                                           -----------   -----------   -----------   -----------   ------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............  $   73,415    $  171,158    $  163,398     $ 15,895     $ 10,421,039
   Mortality and expense risk charges....      21,036        52,642        96,511       13,526        2,064,236
   Administrative charges................       2,525         6,316        11,581        1,623          247,688
                                           -----------   -----------   -----------   -----------   ------------
       Net investment income.............  $   49,854    $  112,200    $   55,306     $    746     $  8,109,115
                                           -----------   -----------   -----------   -----------   ------------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................  $  356,088    $  911,580    $1,545,220     $ 91,277       42,688,808
     Cost of investments sold............     336,558     1,019,262     1,301,270       82,404       37,699,925
                                           -----------   -----------   -----------   -----------   ------------
       Net realized gains (losses).......  $   19,530    $ (107,682)   $  243,950     $  8,873     $  4,988,883
                                           -----------   -----------   -----------   -----------   ------------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................  $   56,458    $ (205,715)   $  833,861     $121,517     $ 25,607,709
     Beginning of year...................      12,514      (106,483)      248,671        9,927       11,330,764
                                           -----------   -----------   -----------   -----------   ------------
       Change in unrealized appreciation
        (depreciation)...................  $   43,944    $  (99,232)   $  585,190     $111,590     $ 14,276,945
                                           -----------   -----------   -----------   -----------   ------------
         Realized and unrealized gains
          (losses).......................  $   63,474    $ (206,914)   $  829,140     $120,463     $ 19,265,828
                                           -----------   -----------   -----------   -----------   ------------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS.............................  $  113,328    $  (94,714)   $  884,446     $121,209     $ 27,374,943
                                           -----------   -----------   -----------   -----------   ------------
                                           -----------   -----------   -----------   -----------   ------------

                       See notes to financial statements

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

STATEMENTS OF CHANGES IN NET ASSETS

                                                     CAS                       CGS                       EGS
                                                 Sub-Account               Sub-Account               Sub-Account
                                           ------------------------  ------------------------  -----------------------
                                                  Year Ended                Year Ended               Year Ended
                                                 December 31,              December 31,             December 31,
                                           ------------------------  ------------------------  -----------------------

                                              1997         1996         1997         1996         1997        1996**
                                           -----------  -----------  -----------  -----------  -----------  ----------
 OPERATIONS:
   Net investment income (expense).......  $ 2,120,283  $ 1,236,544  $   839,603  $   283,282  $   (81,849) $   (9,735)
   Net realized gains (losses)...........    1,540,585    1,402,219    1,505,247      686,556      119,697      18,739
   Net unrealized gains (losses).........    1,903,609      955,359    4,882,670    1,857,593    1,280,838     (39,969)
                                           -----------  -----------  -----------  -----------  -----------  ----------
       Increase (decrease) in net assets
        from operations..................  $ 5,564,477  $ 3,594,122  $ 7,227,520  $ 2,827,431  $ 1,318,686  $  (30,965)
                                           -----------  -----------  -----------  -----------  -----------  ----------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........  $ 5,437,094  $ 8,660,397  $12,920,177  $ 6,950,910  $ 5,109,875  $3,404,586
     Net transfers between Sub-Accounts
      and Fixed Account..................    2,074,585     (759,828)   6,398,425      873,302    2,532,138     178,813
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................   (1,919,576)  (2,973,326)  (1,877,932)  (1,720,406)    (237,664)    (14,836)
                                           -----------  -----------  -----------  -----------  -----------  ----------
       Net accumulation activity.........  $ 5,592,103  $ 4,927,243  $17,440,670  $ 6,103,806  $ 7,404,349  $3,568,563
                                           -----------  -----------  -----------  -----------  -----------  ----------
   Annuitization Activity:
     Annuitizations......................  $   --       $   136,803  $   251,244  $    68,590  $   --       $   --
     Annuity payments and account fees...      (31,346)     (18,380)     (15,570)      (5,923)     --           --
     Adjustments to annuity reserve......       (2,576)      (6,355)     (12,192)      (3,052)     --           --
                                           -----------  -----------  -----------  -----------  -----------  ----------
       Net annuitization activity........  $   (33,922) $   112,068  $   223,482  $    59,615  $   --       $   --
                                           -----------  -----------  -----------  -----------  -----------  ----------
   Increase in net assets from contract
    owner transactions...................  $ 5,558,181  $ 5,039,311  $17,664,152  $ 6,163,421  $ 7,404,349  $3,568,563
                                           -----------  -----------  -----------  -----------  -----------  ----------
     Increase in net assets..............  $11,122,658  $ 8,633,433  $24,891,672  $ 8,990,852  $ 8,723,035  $3,537,598
 NET ASSETS:
   Beginning of year.....................   24,273,898   15,640,465   18,033,740    9,042,888    3,537,598      --
                                           -----------  -----------  -----------  -----------  -----------  ----------
   End of year...........................  $35,396,556  $24,273,898  $42,925,412  $18,033,740  $12,260,633  $3,537,598
                                           -----------  -----------  -----------  -----------  -----------  ----------
                                           -----------  -----------  -----------  -----------  -----------  ----------

                                                  FCE
                                              Sub-Account
                                           ------------------
                                               Year Ended
                                           December 31, 1997*
                                           ------------------

 OPERATIONS:
   Net investment income (expense).......      $   (1,887)
   Net realized gains (losses)...........            (146)
   Net unrealized gains (losses).........         (52,077)
                                               ----------
       Increase (decrease) in net assets
        from operations..................      $  (54,110)
                                               ----------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........      $  116,973
     Net transfers between Sub-Accounts
      and Fixed Account..................         302,187
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................        --
                                               ----------
       Net accumulation activity.........      $  419,160
                                               ----------
   Annuitization Activity:
     Annuitizations......................      $ --
     Annuity payments and account fees...        --
     Adjustments to annuity reserve......        --
                                               ----------
       Net annuitization activity........      $ --
                                               ----------
   Increase in net assets from contract
    owner transactions...................      $  419,160
                                               ----------
     Increase in net assets..............      $  365,050
 NET ASSETS:
   Beginning of year.....................        --
                                               ----------
   End of year...........................      $  365,050
                                               ----------
                                               ----------

 *For the period July 14, 1997 (commencement of operations) to December 31,
1997.
**For the period August 13, 1996 (commencement of operations) to December 31, 1996.

                       See notes to financial statements

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

                                                   FCG                  FCI                    GSS
                                               Sub-Account          Sub-Account            Sub-Account
                                           --------------------  ------------------   ----------------------
                                                                     Year Ended
                                                Year Ended          December 31,            Year Ended
                                               December 31,            1997**              December 31,
                                           --------------------  ------------------   ----------------------

                                              1997      1996*                            1997        1996
                                           ----------  --------                       ----------  ----------
 OPERATIONS:
   Net investment income (expense).......  $   (5,125) $ (1,435)      $   (255)       $  488,183  $  355,589
   Net realized gains (losses)...........       5,393       711            (16)           37,818      39,886
   Net unrealized gains (losses).........      56,979     3,206         (3,549)          129,079    (320,489)
                                           ----------  --------       --------        ----------  ----------
       Increase (decrease) in net assets
        from operations..................  $   57,247  $  2,482       $ (3,820)       $  655,080  $   74,986
                                           ----------  --------       --------        ----------  ----------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........  $  680,068  $535,282       $ 53,676        $  901,461  $1,551,889
     Net transfers between Sub-Accounts
      and Fixed Account..................     731,375    49,397         36,535           537,631     606,593
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................     (20,814)  (11,439)      --                (577,767)   (655,818)
                                           ----------  --------       --------        ----------  ----------
       Net accumulation activity.........  $1,390,629  $573,240       $ 90,211        $  861,325  $1,502,664
                                           ----------  --------       --------        ----------  ----------
   Annuitization Activity:
     Annuitizations......................  $   --      $  --          $--             $   --      $   --
     Annuity payments and account fees...      --         --          --                  (2,591)     (2,581)
     Adjustments to annuity reserve......      --         --          --                    (132)       (152)
                                           ----------  --------       --------        ----------  ----------
       Net annuitization activity........  $   --      $  --          $--             $   (2,723) $   (2,733)
                                           ----------  --------       --------        ----------  ----------
   Increase in net assets from contract
    owner transactions...................  $1,390,629  $573,240       $ 90,211        $  858,602  $1,499,931
                                           ----------  --------       --------        ----------  ----------
     Increase in net assets..............  $1,447,876  $575,722       $ 86,391        $1,513,682  $1,574,917
 NET ASSETS:
   Beginning of year.....................     575,722     --          --               8,043,598   6,468,681
                                           ----------  --------       --------        ----------  ----------
   End of year...........................  $2,023,598  $575,722       $ 86,391        $9,557,280  $8,043,598
                                           ----------  --------       --------        ----------  ----------
                                           ----------  --------       --------        ----------  ----------

                                                     HYS
                                                 Sub-Account
                                           -----------------------

                                                 Year Ended
                                                December 31,
                                           -----------------------
                                              1997         1996
                                           -----------  ----------
 OPERATIONS:
   Net investment income (expense).......  $   383,220  $  274,052
   Net realized gains (losses)...........      124,062     229,055
   Net unrealized gains (losses).........      380,978     (13,435)
                                           -----------  ----------
       Increase (decrease) in net assets
        from operations..................  $   888,260  $  489,672
                                           -----------  ----------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........  $ 2,509,428  $2,175,861
     Net transfers between Sub-Accounts
      and Fixed Account..................    1,893,307     (46,281)
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................     (421,568)   (738,718)
                                           -----------  ----------
       Net accumulation activity.........  $ 3,981,167  $1,390,862
                                           -----------  ----------
   Annuitization Activity:
     Annuitizations......................  $    20,734  $   --
     Annuity payments and account fees...       (1,137)     --
     Adjustments to annuity reserve......          (79)     --
                                           -----------  ----------
       Net annuitization activity........  $    19,518  $   --
                                           -----------  ----------
   Increase in net assets from contract
    owner transactions...................  $ 4,000,685  $1,390,862
                                           -----------  ----------
     Increase in net assets..............  $ 4,888,945  $1,880,534
 NET ASSETS:
   Beginning of year.....................    5,956,759   4,076,225
                                           -----------  ----------
   End of year...........................  $10,845,704  $5,956,759
                                           -----------  ----------
                                           -----------  ----------

 *For the period August 13, 1996 (commencement of operations) to December 31, 1996.
**For the period August 11, 1997 (commencement of operations) to December 31, 1997.

                       See notes to financial statements

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

                                                    MSS                      MMS                       RES
                                                Sub-Account              Sub-Account               Sub-Account
                                           ----------------------  ------------------------  -----------------------
                                                 Year Ended               Year Ended               Year Ended
                                                December 31,             December 31,             December 31,
                                           ----------------------  ------------------------  -----------------------

                                              1997        1996        1997         1996         1997        1996**
                                           ----------  ----------  -----------  -----------  -----------  ----------
 OPERATIONS:
   Net investment income (expense).......  $  706,385  $  492,034  $   357,569  $   247,368  $    91,756  $  (12,306)
   Net realized gains....................     312,787     193,953      --           --           165,147      13,199
   Net unrealized gains..................     531,538      71,876      --           --         1,401,570     163,568
                                           ----------  ----------  -----------  -----------  -----------  ----------
   Increase in net assets from
    operations...........................  $1,550,710  $  757,863  $   357,569  $   247,368  $ 1,658,473  $  164,461
                                           ----------  ----------  -----------  -----------  -----------  ----------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........  $1,282,041  $2,103,015  $ 7,367,664  $ 7,525,727  $ 7,847,808  $3,950,551
     Net transfers between Sub-Accounts
      and Fixed Account..................   1,220,095     734,538   (4,368,281)  (3,679,992)   6,025,796     210,522
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................    (587,414) (1,157,372)  (2,272,208)  (1,518,287)    (239,605)    (21,707)
                                           ----------  ----------  -----------  -----------  -----------  ----------
       Net accumulation activity.........  $1,914,722  $1,680,181  $   727,175  $ 2,327,448  $13,633,999  $4,139,366
                                           ----------  ----------  -----------  -----------  -----------  ----------
   Annuitization Activity:
     Annuitizations......................  $   --      $   --      $   --       $   --       $   --       $   --
     Annuity payments and account fees...      --          --             (643)        (646)     --           --
     Adjustments to annuity reserve......      --          --              (30)         (38)     --           --
                                           ----------  ----------  -----------  -----------  -----------  ----------
       Net annuitization activity........  $   --      $   --      $      (673) $      (684) $   --       $   --
                                           ----------  ----------  -----------  -----------  -----------  ----------
   Increase in net assets from contract
    owner transactions...................  $1,914,722  $1,680,181  $   726,502  $ 2,326,764  $13,633,999  $4,139,366
                                           ----------  ----------  -----------  -----------  -----------  ----------
   Increase in net assets................  $3,465,432  $2,438,044  $ 1,084,071  $ 2,574,132  $15,292,472  $4,303,827
   NET ASSETS:
   Beginning of year.....................   6,258,921   3,820,877    9,284,895    6,710,763    4,303,827      --
                                           ----------  ----------  -----------  -----------  -----------  ----------
   End of year...........................  $9,724,353  $6,258,921  $10,368,966  $ 9,284,895  $19,596,299  $4,303,827
                                           ----------  ----------  -----------  -----------  -----------  ----------
                                           ----------  ----------  -----------  -----------  -----------  ----------

                                                  RGS
                                              Sub-Account
                                           ------------------
                                               Year Ended
                                           December 31, 1997*
                                           ------------------

 OPERATIONS:
   Net investment income (expense).......      $   (1,915)
   Net realized gains....................             380
   Net unrealized gains..................          27,151
                                               ----------
   Increase in net assets from
    operations...........................      $   25,616
                                               ----------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........      $  403,727
     Net transfers between Sub-Accounts
      and Fixed Account..................         216,206
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................          (3,103)
                                               ----------
       Net accumulation activity.........      $  616,830
                                               ----------
   Annuitization Activity:
     Annuitizations......................      $ --
     Annuity payments and account fees...        --
     Adjustments to annuity reserve......        --
                                               ----------
       Net annuitization activity........      $ --
                                               ----------
   Increase in net assets from contract
    owner transactions...................      $  616,830
                                               ----------
   Increase in net assets................      $  642,446
   NET ASSETS:
   Beginning of year.....................        --
                                               ----------
   End of year...........................      $  642,446
                                               ----------
                                               ----------

 *For the period July 9, 1997 (commencement of operations) to December 31, 1997. **For the period August 13, 1996 (commencement of operations) to December 31, 1996.

                       See notes to financial statements

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

                                                     TRS                      UTS                   VAL
                                                 Sub-Account              Sub-Account           Sub-Account
                                           ------------------------  ----------------------  ------------------
                                                                                                 Year Ended
                                                  Year Ended               Year Ended           December 31,
                                                 December 31,             December 31,             1997*
                                           ------------------------  ----------------------  ------------------

                                              1997         1996         1997        1996
                                           -----------  -----------  ----------  ----------
 OPERATIONS:
   Net investment income (expense).......  $ 2,714,679  $ 1,201,901  $  282,139  $   52,486       $ (1,777)
   Net realized gains....................      880,365      390,349     128,266      64,789          4,627
   Net unrealized gains..................    2,564,568    1,084,968     510,417     178,657         21,682
                                           -----------  -----------  ----------  ----------       --------
       Increase in net assets from
        operations.......................  $ 6,159,612  $ 2,677,218  $  920,822  $  295,932       $ 24,532
                                           -----------  -----------  ----------  ----------       --------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........  $ 7,910,254  $ 7,465,981  $1,252,037  $  766,463       $342,925
     Net transfers between Sub-Accounts
      and Fixed Account..................    4,487,309       67,782     674,611      12,346        302,919
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................   (2,898,217)  (1,623,155)   (250,586)   (114,012)      --
                                           -----------  -----------  ----------  ----------       --------
       Net accumulation activity.........  $ 9,499,346  $ 5,910,608  $1,676,062  $  664,797       $645,844
                                           -----------  -----------  ----------  ----------       --------
   Annuitization Activity:
     Annuitizations......................  $   --       $   --       $   --      $   --           $--
     Annuity payments and account fees...      (68,443)     (59,327)     --          --           --
     Adjustments to annuity reserve......      (16,416)     (11,982)     --          --           --
                                           -----------  -----------  ----------  ----------       --------
       Net annuitization activity........  $   (84,859) $   (71,309) $   --      $   --           $--
                                           -----------  -----------  ----------  ----------       --------
   Increase in net assets from contract
    owner transactions...................  $ 9,414,487  $ 5,839,299  $1,676,062  $  664,797       $645,844
                                           -----------  -----------  ----------  ----------       --------
     Increase in net assets..............  $15,574,099  $ 8,516,517  $2,596,884  $  960,729       $670,376
 NET ASSETS:
   Beginning of year.....................   26,484,247   17,967,730   2,191,402   1,230,673       --
                                           -----------  -----------  ----------  ----------       --------
   End of year...........................  $42,058,346  $26,484,247  $4,788,286  $2,191,402       $670,376
                                           -----------  -----------  ----------  ----------       --------
                                           -----------  -----------  ----------  ----------       --------

                                                   WAA
                                               Sub-Account
                                           --------------------

                                                Year Ended
                                               December 31,
                                           --------------------
                                              1997      1996**
                                           ----------  --------
 OPERATIONS:
   Net investment income (expense).......  $   49,854  $   (877)
   Net realized gains....................      19,530       430
   Net unrealized gains..................      43,944    12,514
                                           ----------  --------
       Increase in net assets from
        operations.......................  $  113,328  $ 12,067
                                           ----------  --------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........  $1,203,801  $401,856
     Net transfers between Sub-Accounts
      and Fixed Account..................     818,064     4,517
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................     (42,361)     (511)
                                           ----------  --------
       Net accumulation activity.........  $1,979,504  $405,862
                                           ----------  --------
   Annuitization Activity:
     Annuitizations......................  $   --      $  --
     Annuity payments and account fees...      --         --
     Adjustments to annuity reserve......      --         --
                                           ----------  --------
       Net annuitization activity........  $   --      $  --
                                           ----------  --------
   Increase in net assets from contract
    owner transactions...................  $1,979,504  $405,862
                                           ----------  --------
     Increase in net assets..............  $2,092,832  $417,929
 NET ASSETS:
   Beginning of year.....................     417,929     --
                                           ----------  --------
   End of year...........................  $2,510,761  $417,929
                                           ----------  --------
                                           ----------  --------

 *For the period July 14, 1997 (commencement of operations) to December 31,
1997.
**For the period August 29, 1996 (commencement of operations) to December 31, 1996.

                       See notes to financial statements

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

                                                    WGS                     WGO                    WTR
                                                Sub-Account             Sub-Account            Sub-Account
                                           ----------------------  ----------------------  --------------------
                                                 Year Ended              Year Ended             Year Ended
                                                December 31,            December 31,           December 31,
                                           ----------------------  ----------------------  --------------------

                                              1997        1996        1997        1996        1997      1996+
                                           ----------  ----------  ----------  ----------  ----------  --------
 OPERATIONS:
   Net investment income (expense).......  $  112,200  $  439,482  $   55,306  $  225,121  $      746  $   (661)
   Net realized gains (losses)...........    (107,682)    (43,099)    243,950      86,529       8,873       334
   Net unrealized gains (losses).........     (99,232)   (259,815)    585,190      89,790     111,590     9,927
                                           ----------  ----------  ----------  ----------  ----------  --------
       Increase (decrease) in net assets
        from operations..................  $  (94,714) $  136,568  $  884,446  $  401,440  $  121,209  $  9,600
                                           ----------  ----------  ----------  ----------  ----------  --------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........  $  298,940  $  706,389  $1,760,372  $2,327,475  $  837,139  $244,238
     Net transfers between Sub-Accounts
      and Fixed Account..................    (117,698)    444,392   1,155,858     914,961     955,063     4,753
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................    (305,308)   (218,490)   (558,141)   (442,142)    (14,517)     (479)
                                           ----------  ----------  ----------  ----------  ----------  --------
       Net accumulation activity.........  $ (124,066) $  932,291  $2,358,089  $2,800,294  $1,777,685  $248,512
                                           ----------  ----------  ----------  ----------  ----------  --------
   Annuitization Activity:
     Annuitizations......................  $   --      $   --      $   --      $   --      $   --      $  --
     Annuity payments and account fees...      (2,160)     (2,242)     --          --          --         --
     Adjustments to annuity reserve......         (56)       (105)     --          --          --         --
                                           ----------  ----------  ----------  ----------  ----------  --------
       Net annuitization activity........  $   (2,216) $   (2,347) $   --      $   --      $   --      $  --
                                           ----------  ----------  ----------  ----------  ----------  --------
   Increase (decrease) in net assets from
    contract owner transactions..........  $ (126,282) $  929,944  $2,358,089  $2,800,294  $1,777,685  $248,512
                                           ----------  ----------  ----------  ----------  ----------  --------
     Increase (decrease) in net assets...  $ (220,996) $1,066,512  $3,242,535  $3,201,734  $1,898,894  $258,112
 NET ASSETS:
   Beginning of year.....................   4,360,071   3,293,559   5,958,065   2,756,331     258,112     --
                                           ----------  ----------  ----------  ----------  ----------  --------
   End of year...........................  $4,139,075  $4,360,071  $9,200,600  $5,958,065  $2,157,006  $258,112
                                           ----------  ----------  ----------  ----------  ----------  --------
                                           ----------  ----------  ----------  ----------  ----------  --------


                                                     Total
                                           --------------------------
                                                   Year Ended
                                                  December 31,
                                           --------------------------
                                               1997          1996
                                           ------------  ------------
 OPERATIONS:
   Net investment income (expense).......  $  8,109,115  $  4,782,845
   Net realized gains (losses)...........     4,988,883     3,083,650
   Net unrealized gains (losses).........    14,276,945     3,793,750
                                           ------------  ------------
       Increase (decrease) in net assets
        from operations..................  $ 27,374,943  $ 11,660,245
                                           ------------  ------------
 CONTRACT OWNER TRANSACTIONS:
   Accumulation Activity:
     Purchase payments received..........  $ 58,235,460  $ 48,770,620
     Net transfers between Sub-Accounts
      and Fixed Account..................    25,876,125      (384,185)
     Withdrawals, surrenders,
      annuitizations and contract
      charges............................   (12,226,781)  (11,210,698)
                                           ------------  ------------
       Net accumulation activity.........  $ 71,884,804  $ 37,175,737
                                           ------------  ------------
   Annuitization Activity:
     Annuitizations......................       271,978  $    205,393
     Annuity payments and account fees...      (121,890)      (89,099)
     Adjustments to annuity reserve......       (31,481)      (21,684)
                                           ------------  ------------
       Net annuitization activity........  $    118,607  $     94,610
                                           ------------  ------------
   Increase (decrease) in net assets from
    contract owner transactions..........  $ 72,003,411  $ 37,270,347
                                           ------------  ------------
     Increase (decrease) in net assets...  $ 99,378,354  $ 48,930,592
 NET ASSETS:
   Beginning of year.....................   119,938,784    71,008,192
                                           ------------  ------------
   End of year...........................  $219,317,138  $119,938,784
                                           ------------  ------------
                                           ------------  ------------

+For the period September 18, 1996 (commencement of operations) to December 31, 1996.

                       See notes to financial statements

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION

    Sun Life (N.Y.) Variable Account C (the "Variable Account"), a separate account of Sun Life Insurance and Annuity Company of New York, the Sponsor (a wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.)), was established on October 18, 1985 as a funding vehicle for the variable portion of certain individual combination fixed/variable annuity contracts. Sale of the Regatta-NY and Regatta Gold-NY contracts commenced on April 1, 1993 and August 1, 1996, respectively. The Variable Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a unit investment trust.

    The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account is invested in shares of a specific series of MFS/Sun Life Series Trust (the "Series Trust") as selected by contract owners. The Series Trust is an open-end management investment company registered under the Investment Company Act of 1940. Massachusetts Financial Services Company, an affiliate of Sun Life Assurance Company of Canada (U.S.), is investment adviser to the Series Trust.

(2) SIGNIFICANT ACCOUNTING POLICIES
GENERAL

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT VALUATIONS

    Investments in shares of the Series Trust are recorded at their net asset value. Realized gains and losses on sales of shares of the Series Trust are determined on the identified cost basis. Dividend income and capital gain distributions received by the Sub-Accounts are reinvested in additional Series Trust shares and are recognized on the ex-dividend date.

    Exchanges between Sub-Accounts requested by contract owners are recorded in the new Sub-Account upon receipt of the redemption proceeds.

FEDERAL INCOME TAX STATUS

    The operations of the Variable Account are part of the operations of the Sponsor and are not taxed separately. The Variable Account is not taxed as a regulated investment company. The Sponsor qualifies for the federal income tax treatment granted to life insurance companies under Subchapter L of the Internal Revenue Code. Under existing federal income tax law, investment income and capital gains earned by the Variable Account on contract owner reserves are not subject to tax.

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

(3) CONTRACT CHARGES

    A mortality and expense risk charge based on the value of the Variable Account is deducted from the Variable Account at the end of each valuation period for the mortality and expense risks assumed by the Sponsor. These deductions are transferred periodically to the Sponsor. Currently, the deduction is at an effective annual rate of 1.25%.

    Each year on the contract anniversary, an account administration fee ("Account Fee") of $30 is deducted from each contract's accumulation account. After the annuity commencement date the Account Fee is deducted pro rata from each variable annuity payment made during the year. In addition, a deduction is made from the Variable Account at the end of each valuation period (during both the accumulation period and after annuity payments begin) at an effective annual rate of 0.15% of the daily net assets of the Variable Account. These charges are paid to the Sponsor to reimburse it for administrative expenses which exceed the revenues received from the Account Fee.

    The Sponsor does not deduct a sales charge from the purchase payments. However, a withdrawal charge (contingent deferred sales charge) of up to 6% of certain amounts withdrawn, when applicable, will be deducted to cover certain expenses relating to the sale of the contracts. In no event shall the aggregate withdrawal charges assessed exceed 9% of the purchase payment made under a Regatta-NY contract or 6% of the aggregate purchase payments made under a Regatta Gold-NY contract.

(4) ANNUITY RESERVES

    Annuity reserves are calculated using the 1983 Individual Annuitant Mortality Table and an assumed interest rate of 4% for Regatta-NY contracts and 3% for Regatta Gold-NY contracts. Required adjustments to the reserves are accomplished by transfers to or from the Sponsor.

SUN LIFE (N.Y.) VARIABLE ACCOUNT C

(5) UNIT ACTIVITY FROM CONTRACT OWNER TRANSACTIONS

                                                                   UNITS TRANSFERRED
                                                                        BETWEEN         UNITS WITHDRAWN,
                            UNITS OUTSTANDING                         SUB-ACCOUNTS      SURRENDERED AND     UNITS OUTSTANDING
                            BEGINNING OF YEAR    UNITS PURCHASED   AND FIXED ACCOUNT       ANNUITIZED          END OF YEAR
                           --------------------  ----------------  ------------------  ------------------  --------------------
                                YEAR ENDED          YEAR ENDED         YEAR ENDED          YEAR ENDED           YEAR ENDED
                                 DEC. 31,            DEC. 31,           DEC. 31,            DEC. 31,             DEC. 31,
                           --------------------  ----------------  ------------------  ------------------  --------------------
                             1997       1996      1997     1996      1997      1996      1997      1996      1997       1996
                           ---------  ---------  -------  -------  --------  --------  --------  --------  ---------  ---------
REGATTA (N.Y.)
 CONTRACTS:
-------------------------
CAS Sub-Account........... 1,160,312  1,106,267    1,731  286,629    20,840   (41,266)  (84,064) (191,318) 1,098,819  1,160,312
CGS Sub-Account...........   845,581    671,847    1,750  240,454    30,673    48,286   (71,111) (115,006)   806,893    845,581
GSS Sub-Account...........   654,198    554,873    --      98,739     9,196    62,138   (45,577)  (61,552)   617,817    654,198
HYS Sub-Account...........   355,247    334,034    1,321   86,443     9,610    (7,920)  (25,325)  (57,328)   340,853    355,247
MSS Sub-Account...........   326,412    277,142    --      80,334    17,274    47,725   (29,312)  (78,789)   314,374    326,412
MMS Sub-Account...........   611,608    623,252       23  364,043   109,285  (237,318) (180,131) (138,369)   540,785    611,608
TRS Sub-Account........... 1,567,221  1,365,756    2,075  324,430    26,923    (4,270) (156,855) (118,695) 1,439,364  1,567,221
UTS Sub-Account...........   112,112     97,337    --      25,150     6,232    (2,207)  (14,982)   (8,168)   103,362    112,112
WGS Sub-Account...........   321,322    268,890    --      38,923   (23,467)   31,381   (20,357)  (17,872)   277,498    321,322
WGO Sub-Account...........   406,783    251,193    1,002  126,008    12,949    66,300   (35,735)  (36,718)   384,999    406,783
REGATTA GOLD (N.Y.)
 CONTRACTS
-------------------------
CAS Sub-Account...........   401,401     --      429,277  407,434   129,225    (5,259)  (25,947)     (774)   933,956    401,401
CGS Sub-Account...........   347,210     --      981,150  330,331   431,451    17,455   (37,593)     (576) 1,722,218    347,210
EGS Sub-Account...........   335,404     --      442,404  320,269   209,941    16,544   (21,166)   (1,409)   966,583    335,404
FCE Sub-Account*..........    --         --       11,586    --       30,275     --        --        --        41,861     --
FCG Sub-Account...........    56,408     --       65,816   52,685    68,561     4,856    (2,036)   (1,133)   188,749     56,408
FCI Sub-Account**.........    --         --        5,355    --        3,872     --        --        --         9,227     --
GSS Sub-Account...........    40,062     --       87,840   47,450    44,641    (7,335)   (3,745)      (53)   168,798     40,062
HYS Sub-Account...........   109,992     --      220,099  105,694   157,860     4,469    (5,184)     (171)   482,767    109,992
MSS Sub-Account...........    92,171     --       97,276   89,182    65,953     3,307    (3,532)     (318)   251,868     92,171
MMS Sub-Account...........   244,386     --      720,359  356,116  (545,823)     (722)  (23,267) (111,008)   395,655    244,386
RES Sub-Account...........   386,810     --      639,173  369,786   471,183    19,046   (19,154)   (2,022) 1,478,012    386,810
RGS Sub-Account***........    --         --       36,514    --       23,014     --         (307)    --        59,221     --
TRS Sub-Account...........   321,897     --      669,097  309,797   333,800    12,703   (36,339)     (603) 1,288,455    321,897
UTS Sub-Account...........    45,474     --       99,515   42,136    42,677     3,338      (356)    --       187,310     45,474
VAL Sub-Account*..........    --         --       35,061    --       26,716     --        --        --        61,777     --
WAA Sub-Account...........    39,223     --      108,426   38,842    71,503       430    (3,679)      (49)   215,473     39,223
WGS Sub-Account...........    30,008     --       29,573   23,592    19,615     6,423    (5,760)       (7)    73,436     30,008
WGO Sub-Account...........    94,134     --      152,296   81,554    84,074    12,751    (6,142)     (171)   324,362     94,134
WTR Sub-Account...........    24,306     --       74,918   23,899    83,263       453    (1,277)      (46)   181,210     24,306

  *For the period July 14, 1997 (commencement of operations) to December 31,
1997.

 **For the period August 11, 1997 (commencement of operations) to December 31, 1997.

***For the period July 9, 1997 (commencement of operations) to December 31,
1997.

INDEPENDENT AUDITORS' REPORT

To the Contract Owners participating in Sun Life (N.Y.) Variable Account C and the Board of Directors of Sun Life Insurance and Annuity Company of New
York:

    We have audited the accompanying statement of condition of Sun Life (N.Y.) Variable Account C (the "Variable Account") as of December 31, 1997, the related statement of operations for the year then ended and the statements of changes in net assets for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities held at December 31, 1997 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Variable Account as of December 31, 1997, the results of its operations and the changes in its net assets for the respective stated periods in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 6, 1998

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.)) STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL STOCK AND SURPLUS

                                                 DECEMBER 31,
                                          --------------------------
                                              1997          1996
                                          ------------  ------------
ADMITTED ASSETS
General Account Assets:
    Bonds                                 $ 61,703,336  $ 77,142,619
    Mortgage loans on real estate           25,787,001    40,431,773
    Properties acquired in satisfaction
     of debt                                   --          1,377,041
    Policy loans                               636,277       651,332
    Cash and short-term investments         10,120,237     4,614,994
    Life insurance premiums and annuity
     considerations due and uncollected        791,011       421,112
    Accident and health premiums due and
     unpaid                                    158,858        69,672
    Investment income due and accrued        1,083,939     1,737,199
    Other assets                               497,790        14,668
                                          ------------  ------------
    General account assets                 100,778,449   126,460,410
Separate Account Assets:
    Unitized                               406,430,585   303,896,114
    Non-unitized                           116,889,545    87,676,015
                                          ------------  ------------
    Total Admitted Assets                 $624,098,579  $518,032,539
                                          ------------  ------------
                                          ------------  ------------
LIABILITIES
General Account Liabilities:
    Aggregate reserve for life policies
     and contracts                        $ 22,374,626  $ 20,404,586
    Aggregate reserve for accident and
     health policies                         7,414,000     4,185,000
    Policy and contract claims               1,912,737     1,107,333
    Liability for premium and other
     deposit funds                          31,341,254    61,747,147
    Interest maintenance reserve               885,581     1,173,961
    Commissions to agents due or accrued       521,106       217,449
    General expenses due or accrued            415,105       218,624
    Transfers from Separate Accounts due
     or accrued                             (7,224,058)   (1,689,278)
    Taxes, licenses and fees due or
     accrued                                   114,986        96,884
    Federal income taxes due or accrued      1,000,000       400,000
    Asset valuation reserve                  1,346,335     1,845,237
    Payable to parent, subsidiaries and
     affiliates                              1,266,475     1,614,355
    Other liabilities                          810,594       509,201
                                          ------------  ------------
    General account liabilities             62,178,741    91,830,499
Separate Account Liabilities:
    Unitized                               406,249,110   303,723,382
    Non-unitized                           116,889,545    87,676,015
                                          ------------  ------------
    Total liabilities                      585,317,396   483,229,896
                                          ------------  ------------
CAPITAL STOCK AND SURPLUS
    Capital Stock--Par value $1,000;
     authorized issued and outstanding;
     2,000 shares                            2,000,000     2,000,000
                                          ------------  ------------
    Gross paid in and contributed
     surplus                                29,500,000    29,500,000
    Group life contingency reserve fund        180,457       118,381
    Unassigned funds                         7,100,726     3,184,262
                                          ------------  ------------
    Total Surplus                           36,781,183    32,802,643
                                          ------------  ------------
    Capital Stock and Surplus               38,781,183    34,802,643
                                          ------------  ------------
    Total liabilities, capital stock and
     surplus                              $624,098,579  $518,032,539
                                          ------------  ------------
                                          ------------  ------------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) STATUTORY STATEMENTS OF OPERATIONS

                                                  YEARS ENDED DECEMBER 31,
                                          ----------------------------------------
                                              1997          1996          1995
                                          ------------  ------------  ------------
INCOME:
    Premiums and annuity considerations   $ 16,670,915  $ 11,581,817  $ 11,731,623
    Deposit-type funds                     122,789,862    72,121,136    73,714,439
    Net investment income                    8,824,668    12,313,903    18,450,106
    Amortization of interest maintenance
     reserve                                   519,001       704,763       753,351
    Net gain from operations from
     Separate Accounts                           8,743         8,101       --
                                          ------------  ------------  ------------
      Total Income                         148,813,189    96,729,720   104,649,519
                                          ------------  ------------  ------------
BENEFITS AND EXPENSES:
    Death benefits                           4,916,746     2,881,367     2,589,934
    Annuity benefits                         5,439,091     7,175,995     6,606,801
    Disability benefits and benefits
     under accident and health policies        939,635       464,615       233,549
    Surrender benefits and other fund
     withdrawals                           111,623,776   118,432,072   118,975,912
    Interest on policy or contract funds        75,069        83,323       --
    Increase in aggregate reserves for
     life and accident and health
     policies and contracts                  5,199,040     1,550,701     3,022,081
    Decrease in liability for premium
     and other deposit funds               (30,405,893)  (67,996,389)  (71,733,008)
                                          ------------  ------------  ------------
      Total Benefits                        97,787,464    62,591,684    59,695,269
    Commissions on premiums and annuity
     considerations (direct business
     only)                                   5,582,738     3,047,358     3,212,849
    General insurance expenses               7,687,478     6,093,131     5,716,492
    Insurance taxes, licenses and fees,
     excluding federal income taxes            788,386       729,244       579,585
    Net transfers to Separate Accounts      31,479,097    19,487,747    32,047,554
                                          ------------  ------------  ------------
      Total Benefits and Expenses          143,325,163    91,949,164   101,251,749
                                          ------------  ------------  ------------
    Net gain from operations before
     dividends to policyholders and
     federal income taxes                    5,488,026     4,780,556     3,397,770
    Federal income taxes incurred
     (excluding tax on capital gains)        2,315,259     1,938,734     2,446,706
                                          ------------  ------------  ------------
    Net gain from operations after
     dividends to policyholders and
     federal income taxes and before
     realized capital gains                  3,172,767     2,841,822       951,064
    Net realized capital gains (losses)
     less capital gains tax and
     transferred to the interest
     maintenance reserve                       183,262      (439,101)      (21,536)
                                          ------------  ------------  ------------
NET INCOME                                $  3,356,029  $  2,402,721  $    929,528
                                          ------------  ------------  ------------
                                          ------------  ------------  ------------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS

                                                YEARS ENDED DECEMBER 31,
                                          -------------------------------------
                                             1997         1996         1995
                                          -----------  -----------  -----------
CAPITAL AND SURPLUS, BEGINNING OF YEAR    $34,802,643  $31,964,414  $31,409,069
                                          -----------  -----------  -----------
    Net income                              3,356,029    2,402,721      929,528
    Change in net unrealized capital
     gains (losses)                           138,000      702,000     (672,000)
    Change in nonadmitted assets and
     related items                            (14,391)      32,888       71,263
    Change in asset valuation reserve         498,902     (299,380)     226,554
                                          -----------  -----------  -----------
    Net change in capital and surplus
     for the year                           3,978,540    2,838,229      555,345
                                          -----------  -----------  -----------
CAPITAL AND SURPLUS, END OF YEAR          $38,781,183  $34,802,643  $31,964,414
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.)) STATUTORY STATEMENTS OF CASH FLOW

                                                  YEARS ENDED DECEMBER 31,
                                          ----------------------------------------
                                              1997          1996          1995
                                          ------------  ------------  ------------
CASH PROVIDED
    Premiums, annuity considerations and
     deposit funds received               $139,005,632  $ 83,598,181  $ 85,243,958
    Net investment income                    9,707,801    14,106,521    19,808,090
                                          ------------  ------------  ------------
      Total receipts                       148,713,433    97,704,702   105,052,048
                                          ------------  ------------  ------------
    Benefits paid                          122,170,301   128,975,968   128,129,129
    Insurance expenses and taxes paid       13,540,362     9,712,774     9,655,310
    Net cash transfers to separate
     accounts                               37,013,877    22,213,704    29,702,679
    Federal income tax payments
     (excluding tax on capital gains)        1,715,259     2,909,899     2,125,541
                                          ------------  ------------  ------------
      Total payments                       174,439,799   163,812,345   169,612,659
    Net cash from operations               (25,726,366)  (66,107,643)  (64,560,611)
    Proceeds from long-term investments
     sold, matured or repaid (after
     deducting taxes on capital gains of
     $222,860 for 1997, $(112,405) for
     1996 and $324,248 for 1995)            59,132,310    86,583,714   123,662,512
    Other cash provided                        325,543     4,654,856       444,240
                                          ------------  ------------  ------------
      Total cash provided                   59,457,853    91,238,570   124,106,752
                                          ------------  ------------  ------------
CASH APPLIED
    Cost of long-term investments
     acquired                               27,369,138    28,654,582    51,631,901
    Other cash applied                         857,106       166,107     2,401,799
                                          ------------  ------------  ------------
      Total cash applied                    28,226,244    28,820,689    54,033,700
                                          ------------  ------------  ------------
      Net change in cash and short-term
       investments                           5,505,243    (3,689,762)    5,512,441
CASH AND SHORT-TERM INVESTMENTS:
BEGINNING OF YEAR                            4,614,994     8,304,756     2,792,315
                                          ------------  ------------  ------------
END OF YEAR                               $ 10,120,237  $  4,614,994  $  8,304,756
                                          ------------  ------------  ------------
                                          ------------  ------------  ------------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1.  DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

GENERAL--

    Sun Life Insurance and Annuity Company of New York (the "Company") is incorporated as a life insurance company and is currently engaged in the sale of individual fixed and variable annuities and group life and long-term disability insurance. The parent company, Sun Life Assurance Company of Canada (U.S.) (Sun Life of Canada (U.S.)), is ultimately a wholly-owned subsidiary of Sun Life Assurance Company of Canada (Sun Life (Canada)), a mutual life insurance company.

    The Company, which is domiciled in the State of New York, prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the Insurance Department of the State of New York. Prescribed accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as New York State laws, regulations and general administrative rules. Permitted accounting practices encompass all accounting practices not so prescribed. The permitted accounting practices adopted by the Company are not material to the financial statements. Prior to 1996, statutory accounting practices were recognized by the insurance industry and the accounting profession as generally accepted accounting principles ("GAAP") for mutual life insurance companies and stock life insurance companies wholly owned by mutual life insurance companies. In April of 1993, the Financial Accounting Standards Board ("FASB") issued an interpretation (the "Interpretation") which became effective in 1996 that has changed the previous practice of mutual life insurance companies (and stock life insurance companies that are wholly owned subsidiaries of mutual life insurance companies) with respect to utilizing statutory basis financial statements for general purposes, in that it will no longer allow such financial statements to be described as having been prepared in conformity with GAAP. Consequently, these financial statements prepared in conformity with statutory accounting practices as described above, vary from and are not intended to present the Company's financial position, results of operations or cash flow in conformity with GAAP. (See Note 16 for further discussion relative to the Company's basis of financial statement presentation.) The effects on the financial statements of the variances between the statutory basis of accounting and GAAP, although not reasonably determinable, are presumed to be material.

INVESTED ASSETS--

    Bonds are carried at cost adjusted for amortization of premium or accrual of discount. Mortgage loans acquired at a premium or discount are carried at amortized values and other mortgage loans at the amounts of the unpaid balances. Real estate investments are carried at the lower of cost, adjusted for accumulated depreciation, or appraised value less encumbrances. Short-term investments are carried at amortized cost which approximates fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally three to sixteen years.

POLICY AND CONTRACT RESERVES--

    The reserves for group life insurance, group long-term disability insurance and annuity contracts, developed by accepted actuarial methods, have been established and maintained on the basis of published mortality and morbidity tables using assumed interest rates and valuation methods that will provide reserves at least as great as those required by law and contract provisions.

INCOME AND EXPENSES--

    For group life, group long-term disability and annuity contracts, premiums are recognized as revenues over the premium paying period, whereas commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):
SEPARATE ACCOUNTS--

    The Company has established unitized separate accounts applicable to individual qualified and non-qualified variable annuity contracts.

    Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the statutory financial statements. Assets held in the separate accounts are carried at market values.

    The Company has also established a non-unitized separate account for amounts allocated to the fixed portion of a certain combination fixed/variable deferred annuity contract. The assets of this account are available to fund general account liabilities and general account assets are available to fund liabilities of this account.

    Gains (losses) from mortality experience and investment experience of the separate accounts, not applicable to contract owners, are transferred to (from) the general account. Accumulated gains (losses) that have not been transferred are recorded as payable (receivable) to (from) the general account. Transfers from separate accounts due or accrued amounted to $7,224,000 in 1997 and $1,689,000 in 1996.

OTHER--

    Preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

    Certain 1996 and 1995 amounts have been reclassified to conform to amounts as presented in 1997.

2.  BONDS:
Investments in debt securities are as follows:

                                                      DECEMBER 31, 1997
                                          ------------------------------------------
                                                      GROSS       GROSS     ESTIMATED
                                          AMORTIZED UNREALIZED   UNREALIZED   FAIR
                                            COST      GAINS       LOSSES     VALUE
                                          --------  ----------   --------   --------
                                                          (IN 000'S)
Long-term bonds:
    United States Government and
     government agencies and authorities  $15,005     $  311        -$      $15,316
    Foreign governments                       523         16        -           539
    Public utilities                       12,126        341        -        12,467
    Finance                                 4,026         80        -         4,106
    All other corporate bonds              30,023        696          16     30,703
                                          --------  ----------   --------   --------
        Total long-term bonds              61,703      1,444          16     63,131
                                          --------  ----------   --------   --------
Short-term bonds:
    U.S. Treasury Bills, bankers
     acceptances and commercial paper       9,406      -            -         9,406
                                          --------  ----------   --------   --------
                                          $71,109     $1,444         $16    $72,537
                                          --------  ----------   --------   --------
                                          --------  ----------   --------   --------

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2.  BONDS (CONTINUED):

                                                       DECEMBER 31, 1996
                                          --------------------------------------------
                                                      GROSS        GROSS      ESTIMATED
                                          AMORTIZED UNREALIZED   UNREALIZED     FAIR
                                            COST      GAINS        LOSSES      VALUE
                                          --------  ----------   ----------   --------
                                                           (IN 000'S)
Long-term bonds:
    United States Government and
     government agencies and authorities  $ 9,075     $  179       $-         $ 9,254
    Foreign governments                       530         14        -             544
    Public utilities                       19,997        434            8      20,423
    Transportation                            468         34        -             502
    Finance                                 9,643        182        -           9,825
    All other corporate bonds              37,430      1,149           33      38,546
                                          --------  ----------      -----     --------
        Total long-term bonds              77,143      1,992           41      79,094
Short-term bonds:
    U.S. Treasury Bills, bankers
     acceptances and commercial paper       4,507      -            -           4,507
                                          --------  ----------      -----     --------
                                          $81,650     $1,992       $   41     $83,601
                                          --------  ----------      -----     --------
                                          --------  ----------      -----     --------

    The amortized cost and estimated fair value of bonds at December 31, 1997 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call and/or prepayment penalties.

                                             DECEMBER 31, 1997
                                          -----------------------
                                          AMORTIZED   ESTIMATED
                                            COST      FAIR VALUE
                                          ---------  ------------
                                                (IN 000'S)
Maturities are:
    Due in one year or less                $21,723     $ 21,825
    Due after one year through five
     years                                  33,228       34,015
    Due after five years through ten
     years                                   2,386        2,499
    Due after ten years                      6,162        6,471
                                          ---------  ------------
        Subtotal                            63,499       64,810
                                          ---------  ------------
    Mortgage-backed securities               7,610        7,727
                                          ---------  ------------
                                           $71,109     $ 72,537
                                          ---------  ------------
                                          ---------  ------------

    Proceeds from sales and maturities of investments in debt securities during 1997, 1996 and 1995 were $42,986,000, $76,431,000 and $111,448,000, respectively. Gross gains of $395,000, $537,000 and $1,295,000 and gross losses of $40,000, $183,000 and $335,000 were realized on such sales during 1997, 1996 and 1995, respectively.

    A bond, included above, with an amortized cost of approximately $408,000 and $412,000 at December 31, 1997 and 1996, respectively, was on deposit with the Superintendent of Insurance of the State of New York as required by law.

3.  MORTGAGE LOANS:
The Company invests in commercial first mortgage loans throughout the United States. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management's judgment, the mortgage loans' values are impaired, appropriate losses are recorded.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3.  MORTGAGE LOANS (CONTINUED):
    The following table shows the geographic distribution of the mortgage loan portfolio at December 31:

                                           1997     1996
                                          -------  -------
                                             (IN 000'S)

New York                                  $ 4,375  $10,717
California                                  4,672    4,884
Massachusetts                               2,556    6,542
Ohio                                        1,308    3,445
Florida                                     3,313    3,795
All other                                   9,563   11,049
                                          -------  -------
                                          $25,787  $40,432
                                          -------  -------
                                          -------  -------

    As of December 31, 1997, the Company has restructured mortgage loans totaling $960,000 against which there are allowances for losses of $250,000.

4.  INVESTMENT GAINS (LOSSES):

                                              YEARS ENDED
                                             DECEMBER 31,
                                          -------------------
                                          1997   1996   1995
                                          -----  -----  -----
                                              (IN 000'S)
Realized capital gains (losses):
    Mortgage loans                        $  (6) $(676) $  (1)
    Real estate                             288    -      (32)
                                          -----  -----  -----
                                            282   (676)   (33)
                                          -----  -----  -----
                                          -----  -----  -----
Changes in unrealized capital gains
 (losses) on mortgage loans               $ 138  $ 702  $(672)
                                          -----  -----  -----
                                          -----  -----  -----

    Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rate risk are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold. The gross realized capital gains credited to the interest maintenance reserve were $355,000, $354,000 and $960,000 in 1997, 1996 and 1995, respectively. All gains are transferred net of applicable income taxes.

5.  NET INVESTMENT INCOME:
Net investment income consisted of the following for:

                                          YEARS ENDED DECEMBER 31,
                                          -------------------------
                                           1997     1996     1995
                                          -------  -------  -------
                                                 (IN 000'S)
Interest income from bonds                $ 5,622  $ 8,576  $13,020
Interest income from mortgage loans         3,279    4,252    5,882
Real estate investment income (loss)          483      376      (52)
Other investment income (loss)                170      (93)     170
                                          -------  -------  -------
    Gross investment income                 9,554   13,111   19,020
Investment expenses                           729      797      570
                                          -------  -------  -------
Net investment income                     $ 8,825  $12,314  $18,450
                                          -------  -------  -------
                                          -------  -------  -------

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

6.  REINSURANCE:
The Company has agreements with Sun Life (Canada) which provide that Sun Life (Canada) will reinsure the mortality and morbidity risks of the group life insurance contracts and group long-term disability contracts issued by the Company. Under these agreements, basic death benefits and long-term disability benefits are reinsured on a yearly renewable term basis. The agreements provide that Sun Life (Canada) will reinsure the mortality risks in excess of $50,000 per policy for group life insurance contracts and $3,000 per policy per month for the group long-term disability contracts ceded by the Company. Reinsurance transactions under these agreements had the effect of increasing income from operations by $139,000 for the year ended December 31, 1997, decreasing income from operations by $500,000 for the year ended December 31, 1996 and increasing income from operations by $652,000 for the year ended December 31, 1995.

    The group life and long-term disability reinsurance agreements require that the reinsurer provide funds in amounts equal to the reserves ceded.

    The following are summarized proforma results of operations of the Company for the years ended December 31, 1997, 1996 and 1995 before the effect of reinsurance transactions with Sun Life (Canada).

                                           YEARS ENDED DECEMBER 31,
                                          ---------------------------
                                            1997     1996      1995
                                          --------  -------  --------
                                                  (IN 000'S)
Income:
    Premiums, annuity deposits and other
     revenues                             $142,915  $85,947  $ 86,819
    Net investment income                    9,343   13,019    19,204
                                          --------  -------  --------
    Subtotal                               152,258   98,966   106,023
                                          --------  -------  --------
Benefits and expenses:
    Policyholder benefits                  101,371   64,328    61,720
    Other expenses                          45,538   29,357    41,557
                                          --------  -------  --------
    Subtotal                               146,909   93,685   103,277
                                          --------  -------  --------
Income from operations                    $  5,349  $ 5,281  $  2,746
                                          --------  -------  --------
                                          --------  -------  --------

7.  WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT
LIABILITIES:
Withdrawal characteristics of general account and separate account annuity reserves and deposits:

                                           DECEMBER 31, 1997
                                          --------------------
                                           AMOUNT   % OF TOTAL
                                          --------  ----------
                                               (IN 000'S)
Subject to discretionary withdrawal:
  --with market value adjustment          $120,764     21.40%
  --at book value less surrender charges
   (surrender charge > 5%)                  13,811      2.40
  --at book value (minimal or no charge
   or adjustment)                          410,484     72.70
Not subject to discretionary withdrawal
 provision                                  19,972      3.50
                                          --------  ----------
Total annuity actuarial reserves and
 deposit liabilities                      $565,031    100.00%
                                          --------  ----------
                                          --------  ----------

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

7. WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES (CONTINUED):

                                           DECEMBER 31, 1996
                                          --------------------
                                           AMOUNT   % OF TOTAL
                                          --------  ----------
                                               (IN 000'S)
Subject to discretionary withdrawal:
  --with market value adjustment          $ 92,135     19.60%
  --at book value less surrender charges
   (surrender charge > 5%)                  38,668      8.20
  --at book value (minimal or no
   surrender charge or adjustment)         318,886     67.90
Not subject to discretionary withdrawal
 provision                                  20,326      4.30
                                          --------  ----------
Total annuity actuarial reserves and
 deposit liabilities                      $470,015    100.00%
                                          --------  ----------
                                          --------  ----------

8.  RETIREMENT PLANS:
The Company participates with Sun Life (Canada) and Sun Life of Canada (U.S.) in a noncontributory defined benefit pension plan covering essentially all employees. The benefits are based on years of service and compensation.

    The funding policy for the pension plan is to contribute an amount which at least satisfies the minimum amount required by ERISA; the plan is currently fully funded. The Company is charged for its share of the pension cost based upon its covered participants. Pension plan assets consist principally of a variable accumulation fund contract held in a separate account of Sun Life (Canada).

    The Company's share of the group's accrued pension cost at December 31, 1997, 1996 and 1995 was $211,000, $178,000 and $97,000, respectively. The
Company's share of net periodic pension cost was $33,000, $81,000 and $18,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

    The Company also participates with Sun Life (Canada), Sun Life of Canada (U.S.) and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. The Company matches, up to specified amounts, employees' contributions to the plan. Employer contributions were $28,000, $27,000 and $21,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

OTHER POST-RETIREMENT BENEFIT PLANS

    In addition to pension benefits, the Company provides certain health, dental and life insurance benefits ("post-retirement benefits") for retired employees and dependents. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount. The expense recognized in the financial statements relative to this plan was $16,000 in 1997, $8,000 in 1996 and $7,000 in 1995.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS:
The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 1997 and 1996:

                                                      1997                            1996
                                          -----------------------------   -----------------------------
                                             CARRYING                        CARRYING
                                              AMOUNT        FAIR VALUE        AMOUNT        FAIR VALUE
                                          --------------   ------------   --------------   ------------
                                                                   (IN 000'S)
ASSETS:
Bonds                                        $ 71,109        $ 72,537        $ 81,650        $   83,601
Mortgages                                      25,787          26,557          40,432            41,196
                                              -------      ------------   --------------   ------------
Total                                        $ 98,896        $ 99,094        $122,082        $  124,797
                                              -------      ------------   --------------   ------------
                                              -------      ------------   --------------   ------------
LIABILITIES:
Individual annuities                         $ 40,479        $ 38,177        $ 70,166        $   68,830
                                              -------      ------------   --------------   ------------
                                              -------      ------------   --------------   ------------

    The major methods and assumptions used in estimating the fair values of financial instruments are as follows:

    The fair values of short-term bonds are estimated to be the amortized cost. The fair values of long-term bonds which are publicly traded are based upon market prices or dealer quotes. For privately placed bonds, fair values are estimated using prices for publicly traded bonds of similar credit risk, maturity, repayment and liquidity characteristics.

    The fair values of the Company's general account reserves and liabilities under investment-type contracts (insurance and annuity contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated market value.

    The fair values of mortgages are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

10. STATUTORY INVESTMENT VALUATION RESERVES:
The asset valuation reserve ("AVR") provides a reserve for losses from investments in bonds, mortgage loans, real-estate and other invested assets with related increases or decreases being recorded directly to surplus.

    Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rate risk are charged or credited to an IMR and amortized into income over the remaining contractual life of the security sold.

    The table shown below presents changes in the major elements of the AVR and IMR.

                                               1997            1996
                                          --------------  --------------
                                           AVR     IMR     AVR     IMR
                                          ------  ------  ------  ------
                                            (IN 000'S)      (IN 000'S)
Balance, beginning of year                $1,845  $1,174  $1,546  $1,648
Net realized capital gains (losses), net
 of tax                                      183     231    (439)    230
Amortization of net investment gains        -       (519)   -       (704)
Unrealized investment gains                  138    -        702    -
Required by formula                         (820)   -         36    -
                                          ------  ------  ------  ------
Balance, end of year                      $1,346  $  886  $1,845  $1,174
                                          ------  ------  ------  ------
                                          ------  ------  ------  ------

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

11. LIABILITY FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES:
Activity in the liability for unpaid claims and claim adjustment expense is summarized below (in 000's).

                                                      1997     1996     1995
                                                     -------  -------  -------
 Balance, January 1                                  $ 6,129  $ 4,320  $ 2,322
 Claims incurred                                       9,008    5,061    4,789
 Claims paid                                          (4,898)  (3,252)  (2,791)
                                                     -------  -------  -------
 Balance, December 31                                $10,239  $ 6,129  $ 4,320
                                                     -------  -------  -------
                                                     -------  -------  -------

    The information presented above includes unpaid benefit claims and claim adjustment expenses for the group life and group long-term disability contracts. As of December 31, 1997, the unpaid claim and claim adjustment liability for these contracts is included in Policy Reserves.

12. FEDERAL INCOME TAXES:
The Company files a consolidated federal income tax return with Sun Life of Canada (U.S.) and other affiliates. Federal income taxes are calculated as if the Company filed a return as a separate company. No provision is recognized for timing differences which may exist between financial statement and taxable income. Such differences include reserves, depreciation and accrual of market discount on bonds. The Company made cash payments to Sun Life of Canada (U.S.) of $1,938,000, $2,797,000 and $2,421,000 during 1997, 1996 and 1995, respectively.

13. LEASE COMMITMENTS:
The Company leases two separate facilities for its annuity operations and group sales office. Both leases commenced in March 1994.

    Future minimum lease commitments are as follows:

 YEAR ENDING DECEMBER 31,
 ------------------------------  AMOUNT
                                 ------
                                  (IN
                                 000'S)
 1998                            $ 354
 1999                              305
 2000                              237
 2001                              237
 2002                              237
 Thereafter                        275
                                 ------
 Total                           $1,645
                                 ------
                                 ------

    Rent expense under these and prior leases in 1997, 1996 and 1995 amounted to $348,000, $336,000 and $336,000, respectively.

14. MANAGEMENT AND SERVICE CONTRACTS:
The Company has agreements with Sun Life (Canada) which provide that Sun Life (Canada) will furnish to the Company, as requested, personnel as well as certain investment, actuarial and administrative services on a cost reimbursement basis. Expenses under these agreements amounted to approximately $1,155,000 in 1997, $1,866,000 in 1996 and $1,741,000 in 1995.

15. RISK-BASED CAPITAL:
Effective December 31, 1993, the NAIC adopted risk-based capital requirements for life insurance companies. The risk-based capital requirements provide a method for measuring the minimum acceptable amount

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-Owned Subsidiary of Sun Life Assurance Company Of Canada (U.S.)) NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

15. RISK-BASED CAPITAL (CONTINUED):
of adjusted capital that a life insurer should have, as determined under statutory accounting practices, taking into account the risk characteristics of its investments and products. The Company has met the minimum risk-based capital requirements at December 31, 1997 and 1996.

16. ACCOUNTING POLICIES AND PRINCIPLES:
The financial statements of the Company have been prepared on the basis of statutory accounting practices which, prior to 1996, were considered by the insurance industry and the accounting profession to be in accordance with GAAP for mutual life insurance companies. The primary differences between statutory accounting and GAAP are described as follows. Statutory accounting practices do not recognize the following assets or liabilities which are reflected under GAAP; deferred acquisition costs, deferred federal income taxes and statutory non admitted assets. AVR and IMR are established under statutory accounting practices but not under GAAP. Methods for calculating real estate depreciation and investment valuation allowances differ under statutory accounting practices and GAAP. Premiums for investment-type products are recognized as income for statutory purposes and as deposits to policyholders' accounts for GAAP.

    Because the Company's management uses financial information prepared in conformity with accounting policies generally accepted in Canada in the normal course of business, the management of the Company has determined that the cost of complying with Statement No. 120 would exceed the benefits that the Company, or the users of its financial statements, would experience. Consequently, the Company has elected not to apply such standards in the preparation of these financial statements.

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We have audited the accompanying statutory statements of admitted assets, liabilities and capital stock and surplus of Sun Life Insurance and Annuity Company of New York ("the Company") as of December 31, 1997 and 1996, and the related statutory statements of operations, changes in capital stock and surplus, and cash flow for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Notes 1 and 16 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital stock and surplus of Sun Life Insurance and Annuity Company of New York as of December 31, 1997 and 1996, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1997 on the basis of accounting described in Notes 1 and 16.

However, because of the effects of the matter discussed in the second preceding paragraph, in our opinion, the statutory financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Sun Life Insurance and Annuity Company of New York as of December 31, 1997 and 1996 or the results of its operations or its cash flow for each of the three years in the period ended December 31, 1997.

As management has stated in Note 16, because the Company's management uses financial information prepared in accordance with accounting principles generally accepted in Canada in the normal course of business, the management of Sun Life Insurance and Annuity Company of New York has determined that the cost of complying with Statement No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts, would exceed the benefits that the Company, or the users of its financial statements would experience. Consequently, the Company has elected not to apply such standards in the preparation of these financial statements.

DELOITTE & TOUCHE LLP
February 5, 1998

                                   APPENDIX A
                             ILLUSTRATIVE EXAMPLES


ILLUSTRATIVE EXAMPLE OF VARIABLE ACCUMULATION UNIT VALUE CALCULATIONS:

    Suppose the net asset value of a Series Fund share at the end of the current valuation period is $18.38; at the end of the immediately preceding valuation period was $18.32; the Valuation Period is one day; and no dividends or distributions caused Series Fund shares to go "ex-dividend" during the current Valuation Period. $18.38 divided by $18.32 is 1.00327511. Subtracting the one day risk factor for mortality and expense risks and the administrative expense charge of .00003809 (the daily equivalent of the current maximum charge of 1.40% on an annual basis) gives a net investment factor of 1.00323702. If the value of the variable accumulation unit for the immediately preceding valuation period had been 14.5645672, the value for the current valuation period would be
14.6117130 (14.5645672 X 1.00323702).

ILLUSTRATIVE EXAMPLE OF ANNUITY UNIT VALUE CALCULATIONS:

    Suppose the circumstances of the first example exist, and the value of an annuity unit for the immediately preceding valuation period had been 12.3456789. If the first variable annuity payment is determined by using an annuity payment based on an assumed interest rate of three percent (3%) per year, the value of the annuity unit for the current valuation period would be 12.3847226 (12.3456789 X 1.00324378 (the Net Investment Factor) X 0.99991902). 0.99991902
is the factor, for a one day Valuation Period, that neutralizes the assumed interest rate of three percent (3%) per year used to establish the Annuity Payment Rates found in the Contract.

ILLUSTRATIVE EXAMPLE OF VARIABLE ANNUITY PAYMENT CALCULATIONS:

    Suppose that a Contract's Accumulation Account is credited with 8,765.4321 variable accumulation units of a particular Sub-Account but is not credited with any fixed accumulation units; that the variable accumulation unit value and the annuity unit value for the particular Sub-Account for the valuation period which ends immediately preceding the annuity commencement date are 14.5645672 and
12.3456789 respectively; that the annuity payment rate for the age and option elected is $6.78 per $1,000; and that the annuity unit value on the day prior to the second variable annuity payment date is 12.3847226. The first variable annuity payment would be $865.57 (8,765.4321 X 14.5645672 X 6.78 divided by 1,000). The number of annuity units credited would be 70.1112 ($865.57 divided by 12.3456789) and the second variable annuity payment would be $868.31 (70.1112 X 12.3847226).

                                   APPENDIX B
        WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

PART 1: VARIABLE ACCOUNT (THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO THE VARIABLE ACCOUNT)

FULL SURRENDER:

    Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents four examples of the withdrawal charge resulting from a full surrender of the Contract, based on hypothetical Account Values.

                             WITHDRAWAL
                               AMOUNT      PURCHASE     WITHDRAWAL     WITHDRAWAL
 ACCOUNT     HYPOTHETICAL     WITHOUT      PAYMENTS       CHARGE         CHARGE
   YEAR     ACCOUNT VALUE      CHARGE     LIQUIDATED    PERCENTAGE       AMOUNT
----------  --------------   ----------   ----------   -------------   ----------
    1           $41,000        $ 4,000(a)   $37,000        6.00%         $2,220
    3           $52,000        $12,000(b)   $40,000        5.00%         $2,000
    7           $80,000        $28,000(c)   $40,000        3.00%         $1,200
    9           $98,000        $28,000(d)   $40,000        0.00%         $    0

------------------------
(a) The withdrawal amount without a withdrawal charge during a contract year is equal to 10% of new payments (those payments made in current contract year or in the six immediately preceding contract years) less any prior partial withdrawals in that contract year. Any portion of the withdrawal amount without a charge that is not used in the current Contract Year is carried forward into future years. In the first contract year 10% of new payments is $4,000. Therefore, on full surrender $4,000 is withdrawn without a withdrawal charge and the purchase payment liquidated is $37,000 (account value less withdrawal amount without a charge). The withdrawal charge amount is determined by applying the withdrawal charge percentage to the purchase payment liquidated.

(b) In the third contract year, the withdrawal amount without a withdrawal charge is equal to $12,000 ($4,000 for the current contract year, plus an additional $8,000 for contract years 1 & 2 because no partial withdrawals were taken and the unused withdrawal amount without a charge is carried forward into future contract years). The withdrawal charge percentage is applied to the liquidated purchase payment (account value less withdrawal amount without a charge).

(c) In the seventh contract year, the withdrawal amount without a charge is equal to $28,000 ($4,000 for the current contract year, plus an additional $24,000 for contract years 1-6, $4,000 for each contract year because no partial withdrawals were taken and the unused withdrawal amount without a charge is carried forward into future contract years). The withdrawal charge percentage is applied to the liquidated purchase payment (account value less withdrawal amount without a charge, but not greater than actual purchase payments).

(d) There is no withdrawal charge on any purchase payment liquidated that has been in the contract for at least seven years.

PARTIAL WITHDRAWAL:

    Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fifth contract year, and there are a series of three partial withdrawals made during the fifth contract year of $9,000, $12,000, and $15,000.

                               WITHDRAWAL
     HYPOTHETICAL   PARTIAL      AMOUNT     PURCHASE   WITHDRAWAL  WITHDRAWAL
       ACCOUNT     WITHDRAWAL  WITHOUT A    PAYMENTS     CHARGE      CHARGE
        VALUE        AMOUNT      CHARGE    LIQUIDATED  PERCENTAGE    AMOUNT
     ------------  ----------  ----------  ----------  ----------  ----------
 (a)    $64,000      $ 9,000     $20,000     $     0      4.00%       $  0
 (b)    $56,000      $12,000     $11,000     $ 1,000      4.00%       $ 40
 (c)    $40,000      $15,000     $     0     $15,000      4.00%       $600

------------------------

(a) The withdrawal amount without a charge during a contract year is equal to 10% of new payments (those payments made in current contract year or in the six immediately preceding contract years) less any prior partial withdrawals in that contract year. Any portion of the withdrawal amount without a charge that is not used in the current contract year is carried forward into future years. In the fifth contract year, the withdrawal amount without a charge is equal to $20,000 ($4,000 for the current contract year, plus an additional $16,000 for contract years 1-4, $4,000 for each contract year because no partial withdrawals were taken). The partial withdrawal amount ($9,000) is less than the withdrawal amount without a charge so no purchase payments are liquidated and no withdrawal charge applies.

(b) Since a partial withdrawal of $9,000 was taken, the remaining withdrawal amount without a charge is equal to $11,000. The $12,000 partial withdrawal will first be applied against the $11,000 withdrawal amount without a charge, and then will liquidate purchase payments of $1,000, incurring a withdrawal charge of $40.

(c) The withdrawal amount without a charge is zero since the previous partial withdrawals have already used the withdrawal amount without a charge. The entire partial withdrawal amount will result in purchase payments being liquidated and will incur a withdrawal charge. At the beginning of the next contract year, 10% of purchase payments would be available for withdrawal requests during that contract year.

PART 2--FIXED ACCOUNT--EXAMPLES OF THE MARKET VALUE ADJUSTMENT (MVA)

    The MVA factor is:

                              N/12
                      1 + I
                    ( ----- )      -1
                      1 + J

    These examples assume the following:

        1) the Guarantee Amount was allocated to a five year Guarantee Period with a Guaranteed Interest Rate of 6% or .06 (l).

        2)  the date of surrender is two years from the Expiration Date (N =
    24).

        3) the value of the Guarantee Amount on the date of surrender is $11,910.16.

        4)  the interest earned in the current Contract Year is $674.16.

        5) no transfers or partial withdrawals affecting this Guarantee Amount have been made

        6) withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

EXAMPLE OF A NEGATIVE MVA:

    Assume that on the date of surrender, the current rate (J) is 8% or .08


                                   N/12
                         1 + l
    The MVA factor =   ( ------  )       -1
                         1 + J
                                   24/12
                         1 + .06
                   =   ( ------  )       -1
                         1 + .08

                   =   (.981)(2) -1

                   =   .963 -1

                   = - .037

    The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA

                   ($11,910.16 - $674.16) X (-.037) = -$415.73

    -$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

    For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

EXAMPLE OF A POSITIVE MVA:
Assume that on the date of surrender, the current rate (J) is 5% or .05.

                                   N/12
                         1 + l
    The MVA factor =   ( ------  )       -1
                         1 + J
                                   24/12
                         1 + .06
                   =   ( ------  )       -1
                         1 + .05

                   =   (1.010)(2) -1

                   =   1.019 -1

                   =   .019

    The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA

                     ($11,910.16 - $674.16) X .019 = $213.48

    $213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

    For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X .019 = $25.19.

    $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

                                   APPENDIX C
                        CALCULATION OF PERFORMANCE DATA

AVERAGE ANNUAL TOTAL RETURN:


    The table below shows, for various Sub-Accounts of the Variable Account, the Average Annual Total Return for the stated periods (or shorter period indicated in the note below), based upon a hypothetical initial Purchase Payment of $1,000, calculated in accordance with the formula set out below the table. For purposes of determining these investment results, the actual investment performance of each Series of the Series Fund is reflected from the date such Series commenced investment operations ("Inception"), although the Contracts have been offered only since August, 1996. No information is shown for the Bond, Equity Income, Massachusetts Investors Growth Stock, New Discovery, Research International or Strategic Income Series as such series commenced operations in 1998.



                          AVERAGE ANNUAL TOTAL RETURN
                        PERIOD ENDING DECEMBER 31, 1997



                                           1 YEAR    5 YEAR    10 YEAR                  DATE OF
                                           PERIOD    PERIOD    PERIOD     LIFE*        INCEPTION
                                           -------   -------   -------   -------   -----------------
 Capital Appreciation Series.............   21.04%   16.47%    16.51%      --       August 13, 1985
 Capital Opportunities Series**..........   25.59%                        22.17%     June 3, 1996
 Conservative Growth Series..............   29.50%   17.84%      --       16.75%   December 5, 1986
 Emerging Growth Series..................    9.35%     --        --       21.71%      May 1, 1995
 Government Securities Series............    7.13%    5.22%     7.06%      --       August 12, 1985
 High Yield Series.......................   11.42%    9.84%     9.52%      --       August 13, 1985
 International Growth Series.............   (3.10)%    --        --       (3.54)%    June 3, 1996
 International Growth and Income
  Series.................................    4.95%                         4.19%    October 2, 1995
 Managed Sectors Series..................   23.72%   13.40%      --       16.08%     May 27, 1988
 MFS/Foreign & Colonial Emerging Markets
  Equity Series..........................    8.74%     --        --        4.95%     June 5, 1996
 Money Market Series.....................    3.44%    2.88%     4.04%      --       August 29, 1985
 Research Series.........................   18.42%     --        --       22.79%   November 7, 1994
 Research Growth and Income Series.......
 Total Return Series.....................   19.58%   12.09%      --       11.12%     May 16, 1988
 Utilities Series........................   30.77%     --        --       17.03%   November 16, 1993
 World Asset Allocation Series...........    9.25%     --        --       13.94%   November 7, 1994
 World Governments Series................   (2.15)%   5.18%      --        6.46%     May 16, 1988
 World Growth Series.....................   13.58%     --        --       11.48%   November 16, 1993
 World Total Return Series...............   12.33%     --        --       13.30%   November 7, 1994


------------------------
 *From commencement of investment operations.

**Before May 1, 1998, called the Value Series


The length of the period and the last day of each period used in the above table are set out in the table heading and in the footnotes above. The Average Annual Total Return for each period was determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, in accordance with the following formula:

                                P(1 + T)n = ERV

      Where: P = a hypothetical initial Purchase Payment
                 of $1,000
             T = average annual total return for the
                 period
             n = number of years
           ERV = redeemable value (as of the end of the period) of a hypothetical $1,000
                 Purchase Payment made at the beginning
                 of the 1-year, 5-year, or 10-year period
                 (or fractional portion thereof)

   The formula assumes that: 1) all recurring fees have been deducted from the Contract's Accumulation Account; 2) all applicable non-recurring Contract charges are deducted at the end of the period; and 3) there will be a full surrender at the end of the period.

    The $30 annual Account Fee will be allocated among the Sub-Accounts so that each Sub-Account's allocated portion of the Account Fee is proportional to the percentage of the number of Contracts that have amounts allocated to that Sub-Account. Because the impact of Account Fees on a particular Contract may differ from those assumed in the computation due to differences between actual allocations and the assumed ones, the total return that would have been experienced by an actual Contract over these same time periods may have been different from that shown above.

NON-STANDARDIZED INVESTMENT PERFORMANCE:

    The Variable Account may illustrate its results over various periods and compare its results to indices and other variable annuities in sales materials including advertisements, brochures and reports. Such results may be computed on a "cumulative" and/or "annualized" basis.

    "Cumulative" quotations are arrived at by calculating the change in the Accumulation Unit value of a Sub-Account between the first and last day of the base period being measured, and expressing the difference as a percentage of the Accumulation Unit value at the beginning of the base period.

    "Annualized" quotations (described in the following table as "Compound Growth Rate") are calculated by applying a formula which determines the level rate of return which, if earned over the entire base period, would produce the cumulative return.

                    NON-STANDARDIZED INVESTMENT PERFORMANCE:

$10,000 INVESTED IN                       ...WOULD HAVE GROWN TO THIS AMOUNT ON
THIS SUB-ACCOUNT UNDER A                            DECEMBER 31, 1997*
REGATTA GOLD - NY CONTRACT
THIS MANY YEARS AGO...

                        CAPITAL APPRECIATION SERIES                                      GOVERNMENT SECURITIES SERIES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND  NUMBER                                    CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH     OF                                        GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
    1       12/31/96-12/31/97 $ 12,142.54     21.43%      21.43%     1       12/31/96-12/31/97 $ 10,724.62     7.25%        7.25%
    2       12/31/95-12/31/97 $ 14,547.15     45.47%      20.61%     2       12/31/95-12/31/97 $ 10,746.79     7.47%        3.67%
    3       12/31/94-12/31/97 $ 19,291.11     92.91%      24.49%     3       12/31/94-12/31/97 $ 12,468.86    24.69%        7.63%
    4       12/31/93-12/31/97 $ 18,340.29     83.40%      16.37%     4       12/31/93-12/31/97 $ 12,031.47    20.31%        4.73%
    5       12/31/92-12/31/97 $ 21,343.60    113.44%      16.37%     5       12/31/92-12/31/97 $ 12,894.35    28.94%        5.22%
   10       12/31/87-12/31/97 $ 45,230.99    352.31%      16.29%    10       12/31/87-12/31/97 $ 19,660.25    96.60%        6.99%

  Life      8/13/85-12/31/97  $ 15,173.66     51.74%       3.42%   Life      8/12/85-12/31/97  $ 23,852.81   138.53%        7.27%


                             HIGH YIELD SERIES                                               MONEY MARKET SERIES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND                                            CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH  NUMBER OF                                    GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
    1       12/31/96-12/31/97 $ 11,164.81     11.65%      11.65%     1       12/31/96-12/31/97 $ 10,362.14     3.62%        3.62%
    2       12/31/95-12/31/97 $ 12,343.72     23.44%      11.10%     2       12/31/95-12/31/97 $ 10,722.68     7.23%        3.55%
    3       12/31/94-12/31/97 $ 14,247.61     42.48%      12.52%     3       12/31/94-12/31/97 $ 11,151.33    11.51%        3.70%
    4       12/31/93-12/31/97 $ 13,737.51     37.38%       8.26%     4       12/31/93-12/31/97 $ 11,404.62    14.05%        3.34%
    5       12/31/92-12/31/97 $ 15,950.72     59.51%       9.79%     5       12/31/92-12/31/97 $ 11,542.71    15.43%        2.91%
   10       12/31/87-12/31/97 $ 24,627.70    146.28%       9.43%    10       12/31/87-12/31/97 $ 14,814.14    48.14%        4.01%

  Life      8/13/85-12/31/97  $ 28,703.60    187.04%       8.88%   Life      8/29/85-12/31/97  $ 16,407.00    64.07%        4.09%

                           MANAGED SECTORS SERIES                                            TOTAL RETURN SERIES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND                                            CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH  NUMBER OF                                    GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
    1       12/31/96-12/31/97 $ 12,389.70     23.90%      23.90%     1       12/31/96-12/31/97 $ 12,028.47    20.28%       20.28%
    2       12/31/95-12/31/97 $ 14,367.34     43.67%      19.86%     2       12/31/95-12/31/97 $ 13,529.95    35.30%       16.32%
    3       12/31/94-12/31/97 $ 18,740.47     87.40%      23.29%     3       12/31/94-12/31/97 $ 16,916.85    69.17%       19.15%
    4       12/31/93-12/31/97 $ 18,126.39     81.26%      16.03%     4       12/31/93-12/31/97 $ 16,305.86    63.06%       13.00%
    5       12/31/92-12/31/97 $ 18.601.70     86.02%      13.22%     5       12/31/92-12/31/97 $ 18,233.24    82.33%       12.76%

  Life      5/27/88-12/31/97  $ 41,018.74    310.19%      15.83%   Life      5/16/88-12/31/97  $ 28,761.28   187.61%       11.59%



                          WORLD GOVERNMENTS SERIES                                        CONSERVATIVE GROWTH SERIES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND                                            CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH  NUMBER OF                                    GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
    1       12/31/96-12/31/97 $  9,786.05    (2.14)%     (2.14)%     1       12/31/96-12/31/97 $ 13,013.58    30.14%       30.14%
    2       12/31/95-12/31/97 $ 10,100.20      1.00%       0.50%     2       12/31/95-12/31/97 $ 16,093.32    60.93%       26.86%
    3       12/31/94-12/31/97 $ 11,523.91     15.24%       4.84%     3       12/31/94-12/31/97 $ 21,813.19   118.13%       29.69%
    4       12/31/93-12/31/97 $ 10,854.90      8.55%       2.07%     4       12/31/93-12/31/97 $ 21,274.19   112.74%       20.77%
    5       12/31/92-12/31/97 $ 12,728.23     27.28%       4.94%     5       12/31/92-12/31/97 $ 22,745.78   127.46%       17.86%
                                                                    10       12/31/87-12/31/97 $ 43,285.32   332.85%       15.78%

  Life      5/16/88-12/31/97  $ 17,873.31     78.73%       6.21%   Life      12/5/86-12/31/97  $ 41,767.65   317.68%       13.77%

$10,000 INVESTED IN                       ...WOULD HAVE GROWN TO THIS AMOUNT ON
THIS SUB-ACCOUNT UNDER A                            DECEMBER 31, 1997*
REGATTA GOLD - NY CONTRACT
THIS MANY YEARS AGO...

                              UTILITIES SERIES                                                 RESEARCH SERIES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND                                            CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH  NUMBER OF                                    GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
    1       12/31/96-12/31/97 $ 13,089.68     30.90%      30.90%     1       12/31/96-12/31/97 $ 11,916.68    19.17%       19.17%
    2       12/31/95-12/31/97 $ 15,533.97     55.34%      24.64%     2       12/31/95-12/31/97 $ 14,550.82    45.51%       20.63%
    3       12/31/94-12/31/97 $ 20,283.93    102.84%      26.59%     3       12/31/94-12/31/97 $ 19,724.23    97.24%       25.41%
    4       12/31/93-12/31/97 $ 19,015.92     90.16%      17.43%

  Life      11/16/93-12/31/97 $ 19,014.02     90.14%      16.85%   Life      11/7/94-12/31/97  $ 19,449.04    94.49%       23.51%



                       WORLD ASSET ALLOCATION SERIES                                        WORLD GROWTH SERVICES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND                                            CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH  NUMBER OF                                    GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
    1       12/31/96-12/31/97 $ 10,934.16      9.34%       9.34%     1       12/31/96-12/31/97 $ 11,372.51    13.73%       13.73%
    2       12/31/95-12/31/97 $ 12,506.10     25.06%      11.83%     2       12/31/95-12/31/97 $ 12,684.41    26.84%       12.63%
    3       12/31/94-12/31/97 $ 15,002.97     50.03%      14.48%     3       12/31/94-12/31/97 $ 14,510.24    45.10%       13.21%
                                                                     4       12/31/93-12/31/97 $ 14,729.79    47.30%       10.17%

  Life      11/7/84-12/31/97  $ 15,056.53     50.57%      13.87%   Life      11/16/93-12/31/97 $ 15,642.51    56.43%       11.45%



                   INTERNATIONAL GROWTH AND INCOME SERIES                                INTERNATIONAL GROWTH SERIES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND                                            CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH  NUMBER OF                                    GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
    1       12/31/96-12/31/97 $ 10,504.72      5.06%       5.05%     1       12/31/96-12/31/97 $  9,700.99   (2.99)%      (2.99)%
    2       12/31/95-12/31/97 $ 10,865.03      8.65%       8.65%

  Life      10/2/96-12/31/97  $ 10,967.36      9.67%       4.19%   Life       6/3/96-12/31/97  $  9,456.56   (5.43)%      (3.48)%



                         WORLD TOTAL RETURN SERIES                                       CAPITAL OPPORTUNITIES SERIES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND                                            CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH  NUMBER OF                                    GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
    1       12/31/96-12/31/97 $ 11,208.20     12.08%      12.08%     1       12/31/96-12/31/97 $ 12,583.09    25.83%       25.83%
    2       12/31/95-12/31/97 $ 12,629.34     26.29%      12.38%
    3       12/31/94-12/31/97 $ 14,688.03     46.88%      13.67%

  Life      11/7/94-12/31/97  $ 14,715.25     47.15%      13.04%   Life       6/3/96-12/31/97  $ 13,744.98    37.45%       22.33%



                                                                                            MFS/FOREIGN & COLONIAL
                      RESEARCH GROWTH & INCOME SERIES                                   EMERGING MARKETS EQUITY SERIES
            ----------------------------------------------------             ----------------------------------------------------
 NUMBER                                    CUMULATIVE   COMPOUND                                            CUMULATIVE   COMPOUND
   OF                                        GROWTH      GROWTH  NUMBER OF                                    GROWTH      GROWTH
  YEARS         PERIODS         AMOUNT        RATE        RATE     YEARS         PERIODS         AMOUNT        RATE        RATE
---------   ----------------  -----------  ----------   -------- ---------   ----------------  -----------  ----------   --------
                                                                     1       12/31/96-12/31/97 $ 10,888.26     8.88%        8.88%

  Life      5/12/97-12/31/97  $ 10,923.47      9.23%        N/A    Life       6/5/96-12/31/97  $ 10.801.03     8.01%        5.02%


----------------------------------

*For purposes of determining these investment results, the actual investment performance of each series of the Series Fund is reflected from the date such series commenced operations, although the Contracts have been offered only since August, 1996. The charges imposed under the Contracts against the assets of the Variable Account for mortality and expense risks and administrative expenses have been deducted. However, the annual Account Fee is not reflected and these examples do not assume surrender at the end of the period.

                        ADVERTISING AND SALES LITERATURE

    The Company may refer to the following organizations (and others) in its marketing materials:

    A.M. BEST'S RATING SYSTEM is designed to evaluate the various factors affecting the overall performance of an insurance company in order to provide an opinion as to an insurance company's relative financial strength and ability to meet its contractual obligations. The procedure includes both a quantitative and qualitative review of each company.

    DUFF & PHELPS CREDIT RATING COMPANY's Insurance Company Claims Paying Ability Rating is an independent evaluation by a nationally accredited rating organization of an insurance company's ability to meet its future obligations under the contracts and products it sells. The rating takes into account both quantitative and qualitative factors.

    LIPPER VARIABLE INSURANCE PRODUCTS PERFORMANCE ANALYSIS SERVICE is a publisher of statistical data covering the investment company industry in the United States and overseas. Lipper is recognized as the leading source of data on open-end and closed-end funds. Lipper currently tracks the performance of over 5,000 investment companies and publishes numerous specialized reports, including reports on performance and portfolio analysis, fee and expense analysis.


    MOODY'S INVESTORS SERVICES, INC.'s insurance and claims-paying rating is a system of rating an insurance company's financial strength, market leadership, and ability to meet financial obligations. The purpose of Moody's ratings is to provide investors with a simple system of gradation by which the relative quality of insurance companies may be noted.


    MORNINGSTAR, INC. ranks and evaluates variable annuities and other investment products on overall performance and other criteria.

    STANDARD & POOR's insurance claims-paying ability rating is an opinion of an operating insurance company's financial capacity to meet obligations of its insurance policies in accordance with their terms.


    VARDS (Variable Annuity Research Data Service) provides a comprehensive guide to variable annuity contract features and historical fund performance. The service also provides a readily understandable analysis of the comparative characteristics and market performance of funds included in variable contracts.



    STANDARD & POOR'S INDEX--Broad-based measurement of changes in stock-market conditions based on the average performance of 500 widely held common stocks; commonly known as the Standard & Poor's 500 (S&P 500). The selection of stocks, their relative weightings to reflect differences in the number of outstanding shares, and publication of the index itself are services of Standard & Poor's Corporation, a financial advisory, securities rating, and publishing firm. The index tracks 400 industrial company stocks, 20 transportation stocks, 40 financial company stocks, and 40 public utilities.



    NASDAQ-OTC PRICE INDEX--This index is based on the National Association of Securities Dealers Automated Quotations (NASDAQ) and represents all domestic over-the-counter stocks except those traded on exchanges and those having only one market maker, a total of some 3,500 stocks. It is market value-weighted and was introduced with a base of 100.00 on February 5, 1971.



    DOW JONES INDUSTRIAL AVERAGE (DJIA)--Price-weighted average of 30 actively traded blue chip stocks, primarily industrials, but including American Express Company and American Telephone and Telegraph Company. The average is quoted in points, not dollars. Prepared and published by Dow Jones & Company, it is the oldest and most widely quoted of all the market indicators.


    In its advertisements and other sales literature for the Variable Account and the Series Fund, the Company intends to illustrate the advantages of the Contracts in a number of ways:


    COMPOUND INTEREST ILLUSTRATIONS. These will emphasize several advantages of the variable annuity Contract. For example, but not by way of limitation, the literature may emphasize the potential savings through tax deferral, the potential advantage of the Variable Account over the Fixed Account and the compounding effect when the Owner makes regular Purchase Payments to his or her Contract.


    DOLLAR COST AVERAGING ILLUSTRATIONS. These illustrations will generally discuss the price-leveling effect of making regular investments in the same Sub-Accounts over a period of time to take advantage of the trends in market prices of the portfolio securities purchased by those Sub-Accounts.

    SYSTEMATIC WITHDRAWAL PROGRAM. A service provided by the Company, through which the Owner may take any distribution allowed by Code Section 401(a)(9) in the case of Qualified Contracts, or permitted under Code Section 72 in the case of Non-Qualified Contracts, by way of a series of partial withdrawals. Withdrawals under this program may be fully or partially includible in income and may be subject to a 10% penalty tax. Consult your tax advisor.

    THE COMPANY'S ASSETS, SIZE. The Company may discuss its general financial condition (see, for example, the references to Standard & Poor's, Duff & Phelps and A.M. Best Company above); it may refer to its assets; it may also discuss its relative size and/or ranking among companies in the industry or among any sub-classification of those companies, based upon recognized evaluation criteria.

                                   SUN LIFE INSURANCE AND ANNUITY COMPANY
                                   OF NEW YORK
                                   80 BROAD STREET
                                   NEW YORK, NEW YORK 10004


                                   TELEPHONE:
                                   In New York: (212) 943-3855


                                   Toll Free (800) 447-7569



                                   GENERAL DISTRIBUTOR
                                   Clarendon Insurance Agency, Inc.
                                   One Sun Life Executive Park
                                   Wellesley Hills, Massachusetts 02181


                                   LEGAL COUNSEL
                                   Covington & Burling
                                   1201 Pennsylvania Avenue, N.W.
                                   P.O. Box 7566
                                   Washington, D.C. 20044

                                   AUDITORS
                                   Deloitte & Touche LLP
                                   125 Summer Street
                                   Boston, Massachusetts 02110

GOLDNY-1 5/98

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution.

     Not Applicable

Item 15. Indemnification of Directors and Officers.

     Article 5, Section 5.6 of the By-Laws of Sun Life Insurance and Annuity Company of New York provides for indemnification of directors, officers and employees as follows:

          "The Corporation may by action of the Board of Directors indemnify to the full extent and in the manner authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation."

Item 16. Exhibits


Exhibit
Number           Description             Method of Filing
-------          -----------             ----------------
 1       Underwriting Agreement                *
 4       Combination Fixed/
         Variable Annuity Contract             *
 5       Opinion re: Legality                  **
23       Consent of Independent
          Certified Public
          Accountants                          ***
24       Powers of Attorney                    ***

* Incorporated by reference from Post-Effective Amendment No. 2 to the Registration Statement of the Registrant on Form N-4, File No. 333-05037.

**   Previously filed.

***  Filed herewith.

Item 17.     Undertakings

     (a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Insurance and Annuity Company of New York, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 24th day of April, 1998.


                                Sun Life Insurance and Annuity
                                Company of New York

                                   (Registrant)


                                   By:*   /s/ JOHN D. McNEIL
                                         -------------------------
                                              John D. McNeil
                                              Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                     Title                    Date
    ---------                     -----                    ----

                                  Chairman and
                                    Director
                                  (Principal
*    /s/ JOHN D. McNEIL        Executive Officer)      April 24, 1998
----------------------------
         John D. McNeil


                                Vice President,
                                Controller and
                               Actuary (Principal
                                  Financial &
*   /s/  ROBERT P. VROLYK      Accounting Officer)     April 24, 1998
------------------------------
         Robert P. Vrolyk


*   /s/  RICHARD B. BAILEY          Director           April 24, 1998
------------------------------
         Richard B. Bailey


-------------------------
*    By Margaret Hankard pursuant to Power of Attorney filed herewith.

   Signature                        Title                 Date
   ---------                        -----                 ----

*  /s/ M. COLYER CRUM              Director           April 24, 1998
------------------------------
       M. Colyer Crum


*  /s/ DONALD A. STEWART         President and        April 24, 1998
------------------------------     Director
       Donald A. Stewart


*  /s/ DAVID D. HORN               Director           April 24, 1998
------------------------------
       David D. Horn


*  /s/ JOHN G. IRELAND             Director           April 24, 1998
------------------------------
       John G. Ireland


*  /s/ EDWARD M. LAMONT            Director           April 24, 1998
------------------------------
       Edward M. Lamont


*  /s/ JOHN S. LANE                Director           April 24, 1998
------------------------------
       John S. Lane


*  /s/ ANGUS A. MacNAUGHTON        Director           April 24, 1998
------------------------------
       Angus A. MacNaughton


                                   Director
------------------------------
       Peter R. O'Flinn


*  /s/ FIORAVANTE G. PERROTTA      Director           April 24, 1998
------------------------------
       Fioravante G. Perrotta


*  /s/ RALPH F. PETERS             Director           April 24, 1998
------------------------------
       Ralph F. Peters


*  /s/ C. JAMES PRIEUR          Senior Vice President  April 24, 1998
------------------------------     and Director
       C. James Prieur


*  /s/ S. CAESAR RABOY         Senior Vice President  April 24, 1998
------------------------------     and Director
       S. Caesar Raboy


*  /s/ FREDERICK B. WHITTEMORE     Director           April 24, 1998
------------------------------
       Frederick B. Whittemore


------------------------
*    By Margaret Hankard pursuant to Power of Attorney filed herewith.

                            EXHIBIT INDEX



Exhibit
Number
-------

23       Independent Auditors' Consent
24       Powers of Attorney